    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997

                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                               4812                              36-3939651
  (State or Other Jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  Incorporation or Organization)         Classification Code Number)            Identification Number)

                             ---------------------
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 394-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                             THOMAS J. SIDMAN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          NEXTEL COMMUNICATIONS, INC.
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 394-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

                              LISA A. STATER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                            3500 ONE SUNTRUST PLAZA
                              303 PEACHTREE STREET
                             ATLANTA, GEORGIA 30308
                                 (404) 521-3939
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                        AMOUNT TO        OFFERING PRICE         AGGREGATE           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    BE REGISTERED       PER SHARE(1)      OFFERING PRICE(1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Series D Exchangeable Preferred Stock.............  515,167 shares(2)        $1,000           $515,167,000         $52,037(3)
----------------------------------------------------------------------------------------------------------------------------------
13% Senior Subordinated Debentures, Mandatorily
  Redeemable 2009.................................         (4)                 (5)                 (5)                 (5)
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").
(2) The number of shares of Series D Exchangeable Preferred Stock, par value $.01 per share (the "Exchange Preferred Stock"), of the Registrant to be registered represents the maximum number of shares of Exchange Preferred Stock that may be issued in the exchange offer described in this Registration Statement. This Registration Statement also relates to an indeterminate number of shares of Exchange Preferred Stock that may be issued as dividends payable on shares of Exchange Preferred Stock pursuant to the Certificate of Designation related thereto. No additional registration fee is payable in respect thereof.
(3) The registration fee for the securities offered hereby, $52,037, is calculated under Rule 457(f)(2) of the Securities Act as follows: one thirty third (1/33) of one percent of $333.33, one third of the stated value per share of the outstanding Series D Exchangeable Preferred Stock, par value $.01 per share, multiplied by 515,167, the maximum number of such shares to be tendered to the Registrant (which has an accumulated capital deficit) in exchange for shares of Exchange Preferred Stock.
(4) The Series D Exchangeable Preferred Stock is exchangeable for the 13% Senior Subordinated Debentures, Mandatorily Redeemable 2009 (the "Exchange Debentures") in certain circumstances in whole but not in part at the Registrant's option. This Registration Statement relates to an indeterminate principal amount of the Exchange Debentures that may be issued (i) in exchange for Series D Exchangeable Preferred Stock and (ii) as interest payable on the Exchange Debentures pursuant to the terms thereof.
(5) Pursuant to Rule 457(i), no additional registration fee is due for the registration of the Exchange Debentures.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED NOVEMBER 4, 1997

                          NEXTEL COMMUNICATIONS, INC.
                               OFFER TO EXCHANGE
                           ALL OUTSTANDING SHARES OF
                     SERIES D EXCHANGEABLE PREFERRED STOCK,
                          MANDATORILY REDEEMABLE 2009
                     (EXCHANGEABLE AT THE OPTION OF NEXTEL)
                                      FOR
                                   SHARES OF
                     SERIES D EXCHANGEABLE PREFERRED STOCK,
                          MANDATORILY REDEEMABLE 2009
                     (EXCHANGEABLE AT THE OPTION OF NEXTEL)
                             ---------------------

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                     ON             , 1997 UNLESS EXTENDED
                             ---------------------

     Nextel Communications, Inc., a Delaware corporation ("Nextel" or the "Company"), hereby offers upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its outstanding shares of Series D Exchangeable Preferred Stock (the "Old Preferred Stock") for an equal number of shares of newly issued Series D Exchangeable Preferred Stock (the "Exchange Preferred Stock"). The form and terms of the Exchange Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the Exchange Preferred Stock will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear legends restricting the transfer thereof. The Exchange Preferred Stock will be entitled to the benefits of the Certificate of Designation, filed with the Secretary of State of the State of Delaware on July 17, 1997, governing the Preferred Stock (the "Certificate of Designation"). The Exchange Preferred Stock and the Old Preferred Stock are sometimes referred to collectively herein as the "Preferred Stock."

     Dividends on the Exchange Preferred Stock will be cumulative from the last dividend payment on the Old Preferred Stock and are payable quarterly in cash or, on or prior to July 15, 2002, at the sole option of Nextel, in additional shares of Exchange Preferred Stock, on each January 15, April 15, July 15 and October 15. Nextel is required to redeem the Exchange Preferred Stock at the liquidation preference of $1,000 per share, plus accrued and unpaid dividends on July 15, 2009. The Exchange Preferred Stock will be redeemable, in whole or in part, at the option of Nextel, at any time on or after December 15, 2005, at a price equal to the liquidation preference, plus accrued and unpaid dividends and, in certain circumstances, after July 15, 2002 at the redemption prices set forth herein. The Exchange Preferred Stock will be exchangeable, in whole but not in part, at the option of Nextel, at any time after December 15, 2005 and in certain circumstances sooner, into 13% Senior Subordinated Debentures due 2009 (the "Exchange Debentures") of Nextel. If issued, the Exchange Debentures will be redeemable, in whole or in part, at the option of Nextel at any time on or after July 15, 2002, at the redemption prices stated herein. In addition, in certain circumstances, up to 35% of the Preferred Stock or the Exchange Debentures originally issued may be redeemed on or prior to July 15, 2000, in whole or in part, at the option of Nextel, at 113% of the liquidation preference or principal amount thereof, as the case may be, plus accrued and unpaid dividends or interest, as the case may be, from the proceeds of one or more sales of Nextel's common stock.
                                                        (continued on next page)
                             ---------------------

     SEE "RISK FACTORS," BEGINNING ON PAGE 15 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1997.

(continued from previous page)

     Nextel will accept for exchange any and all shares of Old Preferred Stock which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
City time, on             , 1997 (if and as extended, the "Expiration Date").
Tenders of shares of Old Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of shares of Old Preferred Stock being tendered for exchange. In the event the Exchange Offer is terminated, the Old Preferred Stock not accepted for exchange will be returned without expense to the tendering holder as promptly as practicable thereafter.

     Based on a previous interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, including "Exxon Capital Holdings Corporation" (available May 13,
1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991) (the "Morgan Stanley Letter"), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "K-III Communications Corp." (available May 14, 1993), Nextel believes that the shares of Exchange Preferred Stock issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased shares of Exchange Preferred Stock directly from Nextel or (ii) a person that is an affiliate of Nextel (within the meaning of Rule 405 under the Securities Act)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder or any other such person is acquiring the shares of Exchange Preferred Stock in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the shares of Exchange Preferred Stock. Holders of shares of Old Preferred Stock wishing to participate in the Exchange Offer must represent to Nextel that such conditions have been met. Holders of Old Preferred Stock who tender their shares of Old Preferred Stock in the Exchange Offer with the intention to participate in a distribution of the Exchange Preferred Stock may not rely upon the Morgan Stanley Letter or other similar letters.

     Each broker-dealer that receives shares of Exchange Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such shares of Exchange Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter," within the meaning of the Securities Act, in connection with resales of shares of Exchange Preferred Stock received in exchange for shares of Old Preferred Stock where such shares of Old Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities. Nextel has agreed, subject to certain conditions, that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer -- Resale of the Exchange Preferred Stock" and "Plan of Distribution."

     Nextel believes that none of the registered holders of the shares of Old Preferred Stock is an affiliate (as such term is defined in Rule 405 under the Securities Act) of Nextel. Prior to this Exchange Offer, there has been no public market for the shares of Old Preferred Stock. The Old Preferred Stock has traded on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Nextel does not intend to list the shares of Exchange Preferred Stock on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the shares of Exchange Preferred Stock will develop. To the extent that a market for the shares of Exchange Preferred Stock does develop, the market value of the shares of Exchange Preferred Stock will depend on market conditions (including yields on alternative investments), general economic conditions, Nextel's financial condition and other conditions. Such conditions may cause the Exchange Preferred Stock, to the extent that it is actively traded, to trade at a significant discount from its liquidation value. Nextel has not entered into any arrangement or understanding with any person to distribute the shares of Exchange Preferred Stock to be received in the Exchange Offer.

     Nextel will not receive any proceeds from the Exchange Offer. Nextel has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................  iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................  iii
SUMMARY...............................................................................    1
RISK FACTORS..........................................................................   15
THE EXCHANGE OFFER....................................................................   34
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......................   42
DESCRIPTION OF EXCHANGE PREFERRED STOCK...............................................   45
DESCRIPTION OF EXCHANGE DEBENTURES....................................................   72
TERMS OF EXISTING NEXTEL PREFERRED STOCK..............................................   84
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS...............................   85
PLAN OF DISTRIBUTION..................................................................   94
LEGAL MATTERS.........................................................................   95
EXPERTS...............................................................................   95

                             AVAILABLE INFORMATION

     Nextel is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Nextel with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

     Nextel has filed with the Commission a Registration Statement on Form S-4 (including the exhibits and amendments thereto, the "Registration Statement") pursuant to the requirements of the Securities Act with respect to the shares of Exchange Preferred Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement or as an exhibit to documents incorporated by reference in this Prospectus (see "Incorporation of Certain Information By Reference"), reference is made to the respective exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C. without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEXTEL. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF NEXTEL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO NEXTEL COMMUNICATIONS, INC., 1505 FARM CREDIT DRIVE, MCLEAN, VIRGINIA 22102,
ATTENTION: INVESTOR RELATIONS, TELEPHONE: (703) 394-3500. IN ORDER TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             ,
1997.

     The information in the following documents filed by Nextel with the Commission (File No. 0-19656) pursuant to the Exchange Act is incorporated by reference in this Prospectus:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997;

          (b) Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 1997 dated and filed with the Commission on May 15, 1997 and (ii) June 30, 1997 dated and filed with the Commission on August 12, 1997;

          (c) Current Reports on Form 8-K (i) dated and filed with the Commission on January 21, 1997, (ii) dated and filed with the Commission on February 7, 1997, (iii) dated and filed with the Commission on March 18, 1997, (iv) dated and filed with the Commission on April 15, 1997, (v) dated June 2, 1997 and filed with the Commission on June 3, 1997, (vi) dated and filed with the Commission on June 17, 1997, (vii) dated and filed with the Commission on July 9, 1997, (viii) dated and filed with the Commission on July 16, 1997, (ix) dated July 21, 1997 and filed with the Commission on July 22, 1997, (x) dated and filed with the Commission on September 5, 1997, (xi) dated and filed with the Commission on September 9, 1997, (xii) dated and filed with the Commission on September 22, 1997 and (xiii) dated and filed with the Commission on October 23, 1997; and

          (d) Proxy Statement, dated as of April 18, 1997, filed in definitive form on April 21, 1997 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act.

     All documents filed by Nextel pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statements made herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to Nextel contained in this Prospectus should be read together with the information in the documents incorporated by reference.

                                    SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, included or incorporated by reference into this Prospectus.

     On July 28, 1995, NEXTEL Communications, Inc., a corporation organized under the laws of the State of Delaware in 1987 ("Old Nextel"), was merged with ESMR, Inc. ("ESMR"), until then a wholly owned subsidiary of Motorola, Inc. ("Motorola"). ESMR was the surviving corporation in the merger (the "Motorola Transaction") and succeeded to Old Nextel's assets and liabilities. ESMR changed its name to Nextel Communications, Inc., effective upon consummation of the Motorola Transaction. References herein to Nextel for periods prior to July 28, 1995 refer to Old Nextel as the predecessor to the business and operations of Nextel. Unless the context requires otherwise, references to Nextel are intended to include Nextel Communications, Inc. and its consolidated subsidiaries.

     Information contained herein gives effect to the acquisition of approximately 1,220,000 shares of Nextel's Class A Common Stock, par value $.001 per share (the "Common Stock"), by Digital Radio L.L.C. (the "McCaw Investor") on April 5, 1995, an additional acquisition of 8,163,265 shares of Nextel's Class A Convertible Redeemable Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), and 82 shares of Nextel's Class B Convertible Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), by the McCaw Investor and the consummation of related transactions on July 28, 1995 (the "McCaw Transaction"), the merger of OneComm Corporation ("OneComm") with and into Nextel on July 28, 1995 (the "OneComm Transaction"), the consummation of the Motorola Transaction on July 28, 1995, the merger of a subsidiary of Nextel with American Mobile Systems Incorporated ("AMS") on July 31, 1995 (the "AMS Transaction") and the merger of Dial Page, Inc. ("Dial Page") with and into Nextel on January 30, 1996 (the "Dial Page Transaction").

                                  THE COMPANY

OVERVIEW

     Nextel's business consists principally of providing a wide array of digital and analog wireless communications services to its customers in the United States, in each case utilizing frequencies licensed to its subsidiaries by the Federal Communications Commission ("FCC"). Nextel provides a differentiated package of integrated digital wireless communications services under the Nextel brand name to customers of the various networks constructed and operated by Nextel's subsidiaries in and around major metropolitan population centers throughout the country. Collectively, Nextel's operations constitute one of the largest integrated wireless communications networks utilizing a single digital transmission technology currently offering commercial service in the United States. Through its digital and analog wireless communications networks, Nextel is the leading provider of specialized mobile radio ("SMR") wireless communications services in nearly all 48 states in the continental United States and in Hawaii. Nextel has significant SMR spectrum holdings in and around every major business and population center in the country, including all of the top 50 metropolitan market areas in the United States.

     Nextel's operating revenues primarily arise from its digital and analog wireless communications businesses in the United States, particularly the mobile telephone service and two-way radio service and, to a lesser extent, from sales and maintenance of related equipment. Nextel's business plans and efforts are to a large extent directed toward replacing the traditional analog SMR systems that it currently operates with advanced mobile communications systems employing digital technology with a multi-site configuration permitting frequency reuse ("Digital Mobile networks"). A customer using Nextel's Digital Mobile network is able to access mobile telephone services, two-way dispatch (marketed as Nextel's Direct Connect(SM) service), paging and alphanumeric short-messaging service, and in the future is expected to be able to access data transmission. Nextel is implementing its Digital Mobile networks utilizing digital technology developed by Motorola (such technology is referred to as the "integrated Digital Enhanced Network" or "iDEN"). As of

September 30, 1997, Nextel's Digital Mobile networks were operating in major metropolitan market areas throughout the United States in which approximately 60% of the total United States population lives or works.

     Prior to the second quarter of 1996, Nextel implemented its Digital Mobile networks in its market areas using Motorola's first generation iDEN technology. During that time frame, Nextel encountered certain technology and system performance issues relating primarily to the voice transmission quality of the mobile telephone service. In response to these issues, Nextel and Motorola took action on several fronts to address system performance issues in general, and voice transmission quality concerns in particular. See "Risk Factors -- Risk Factors Relating to Nextel -- Implementation of Digital Mobile Networks Subject to Risks of Developing Technology." Additionally, Nextel, together with Motorola, in 1995 began pursuing a program directed toward the development and deployment of modifications to the first generation iDEN technology platform, which modifications were targeted specifically at improving the voice transmission quality of the mobile telephone service. Nextel commenced the full-scale commercial launch of its first Digital Mobile networks incorporating the modified iDEN technology (referred to herein as "Reconfigured iDEN") in the Chicago metropolitan market late in the third quarter of 1996 and has since deployed the Reconfigured iDEN technology throughout its Digital Mobile networks. To date, the Company's Digital Mobile network is operational in markets in which approximately 60% of the United States population lives or works, providing coverage in and around major metropolitan areas, including New York, Los Angeles, Chicago, Washington, D.C., Atlanta, Boston, Denver, Detroit, Dallas/Fort Worth, Houston, San Francisco, Miami/Fort Lauderdale, Tampa/St. Petersburg, Orlando, Jacksonville, Pittsburgh, Cleveland, Columbus, Salt Lake City, Phoenix, Tucson and Spokane. Later in 1997, the Company plans to expand network coverage to other major metropolitan areas, including San Antonio, Cincinnati and Austin. Based on its current plans and construction schedules, the Company expects that its Digital Mobile network will be operational in markets in which approximately 85% of the United States population lives or works by the end of 1998.

     Since December 31, 1994, the number of subscriber units in service on Nextel's Digital Mobile network has increased significantly, reflecting the commencement of Digital Mobile network service in certain markets, increased sales in markets in which Digital Mobile network services are provided and, to a limited extent, acquisitions. As a result, the number of subscriber units in service on Nextel's Digital Mobile network increased from 13,500 at December 31, 1994, to 85,000 at December 31, 1995, to 300,300 at December 31, 1996 and to
946,600 at September 30, 1997. Nextel's business and marketing strategy for its Digital Mobile networks continues to be based on, and reflect, a principal focus on multi-service business users in its markets with Digital Mobile networks.

     During 1996 and 1997, Nextel significantly expanded its business activities to include operations and investments involving wireless communications service providers outside of the United States, which are conducted under or are coordinated by or through Nextel International, Inc. (formerly known as McCaw International, Ltd., "Nextel International"), an indirect, wholly owned subsidiary of Nextel. With the exception of the equity interests held by Nextel and by Nextel International in Clearnet Communications, Inc. ("Clearnet"), a major provider of analog and digital SMR wireless communications services throughout Canada, and the holder of one of the two nationwide 30 MHz personal communications services ("PCS") licenses awarded in Canada, Nextel International's subsidiaries or other entities in which Nextel International holds equity or equivalent interests own and operate wireless communications systems in Latin America and Asia. Nextel International's operating companies currently provide a variety of analog or digital wireless communications services in certain major metropolitan areas in Argentina, Brazil, Mexico, the Philippines and Shanghai, China.

     Nextel's principal executive and administrative facility is located at 1505 Farm Credit Drive, McLean, Virginia 22102, and its telephone number is (703) 394-3000.

BUSINESS PLAN

     Nextel is implementing its revised business plan, which contemplates an accelerated deployment during 1997 and 1998 of the Reconfigured iDEN technology platform throughout markets in the United States in which the Company intends to establish Digital Mobile networks (including primary connecting routes between certain markets). Nextel has estimated that system infrastructure and other system capital costs to be incurred during the period from March 31, 1997 through the end of 1998 to implement the business plan would be approximately $1.45 billion. See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing." Nextel believes that the implementation of the accelerated build-out contemplated by its business plan will better position Nextel both to achieve its strategic objectives relating to its U.S. operations and to prepare for emerging competition in the wireless communications industry, especially from certain current operators that, on their existing cellular frequencies or on PCS frequencies, are in the process of converting their wireless communications systems to digital technology formats and are moving to provide "nationwide coverage" on the resulting systems. Nextel believes that a significant strategic advantage may exist in being "first to market," particularly in comparison to the new "entrepreneur block" PCS licensees and other existing or potential regional wireless communications service providers, which may encounter significant financial and other challenges in replicating or overtaking Nextel's industry position assuming Nextel successfully concludes its nationwide Digital Mobile network build-out plan and develops a sufficient customer base in its markets. Nextel already has taken a number of significant steps to implement this business plan (including obtaining modifications to certain terms contained in the Old Indentures (as herein defined) to provide the flexibility required to assemble and utilize the necessary financing for such business plan), and further actions currently are underway to reach that objective. Nextel's ability to fully implement its business plan will depend, among other things, on certain actions by third parties, which cannot be assured. See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing" and "-- Forward Looking Statements."

RECENT DEVELOPMENTS

     October Notes Issuance. On October 22, 1997, Nextel completed the sale of $1,129,100,000 principal amount at maturity of Senior Serial Redeemable Discount Notes due 2007 (the "October Notes"). The issue price of the October Notes, which mature on October 31, 2007, was $619.96 per $1,000 principal amount at maturity (generating approximately $700,000,000 in aggregate gross proceeds), representing a yield to maturity of 9.75% computed on a semi-annual bond equivalent basis from the date of issuance. Nextel received approximately $682,000,000 in net cash proceeds from the sale of the October Notes (the "October Notes Proceeds").

     Cash interest will not accrue on the October Notes prior to October 31, 2002 and will be payable on April 30 and October 31 of each year, commencing April 30, 2003, at a rate of 9.75% per annum. The October Notes are redeemable, at the option of Nextel at any time, in whole or in part, on or after October 31, 2002, at specified redemption prices plus accrued and unpaid interest. In addition, in the event of one or more sales by Nextel prior to October 31, 2000 of at least $125,000,000 of its capital stock, a portion of the October Notes not to exceed a maximum of 33 1/3% of the aggregate accreted value of the outstanding October Notes may be redeemed at Nextel's option within 180 days after such sale from the net cash proceeds thereof at 109.75% of such accreted value on the date of redemption. The October Notes are senior unsecured indebtedness of Nextel and rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including indebtedness evidenced by the Old Senior Notes (as defined below) and the September Notes (as defined below), and will be senior in right of payment to all subordinated indebtedness of Nextel.

     The October Notes were issued in a private placement transaction and have not been registered with the Commission under the Securities Act, and may not be sold absent registration or an applicable exemption from the registration requirements. In connection with the issuance of the October Notes, Nextel has agreed to use its best efforts to file with the Commission and cause to become effective a registration statement with respect to a registered offer to exchange the then outstanding October Notes for notes of equal value that have been registered pursuant to the Securities Act (the "October Notes Exchange Offer"). In the event that the October Notes Exchange Offer is not consummated prior to specified dates, additional incremental interest on the accreted value of the October Notes will accrue until the October Notes Exchange Offer is consummated or certain other requirements are met.

     The terms of the October Notes are set forth in the related indenture (the "October Indenture") which has been filed with the Commission and is incorporated by reference herein.

     September Notes Issuance. On September 17, 1997, Nextel completed the sale of $840,000,000 principal amount at maturity of Senior Redeemable Discount Notes due 2007 (the "September Notes" and together with the October Notes, the "New Senior Notes"). The issue price of the September Notes, which mature on September 15, 2007, was $595.57 per $1,000 principal amount at maturity (generating approximately $500,300,000 in aggregate gross proceeds), representing a yield to maturity of 10.65% computed on a semi-annual bond equivalent basis from the date of issuance. Nextel received approximately $486,000,000 in net cash proceeds from the sale of the September Notes (the "September Notes Proceeds").

     Cash interest will not accrue on the September Notes prior to September 15, 2002 and will be payable on March 15 and September 15 of each year, commencing March 15, 2003, at a rate of 10.65% per annum. The September Notes are redeemable, at the option of Nextel at any time, in whole or in part, on or after September 15, 2002, at specified redemption prices plus accrued and unpaid interest. In addition, in the event of one or more sales by Nextel prior to September 15, 2000 of at least $125,000,000 of its capital stock, a portion of the September Notes not to exceed a maximum of 33 1/3% of the aggregate accreted value of the outstanding September Notes may be redeemed at Nextel's option within 180 days after such sale from the net cash proceeds thereof at 110.65% of such accreted value on the date of redemption. The September Notes are senior unsecured indebtedness of Nextel and rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including indebtedness evidenced by the Old Senior Notes and by the October Notes, and will be senior in right of payment to all subordinated indebtedness of Nextel.

     The September Notes were issued in a private placement transaction and have not been registered with the Commission under the Securities Act, and may not be sold absent registration or an applicable exemption from the registration requirements. In connection with the issuance of the September Notes, Nextel has agreed to use its best efforts to file with the Commission and cause to become effective a registration statement with respect to a registered offer to exchange the then outstanding September Notes for notes of equal value that have been registered pursuant to the Securities Act (the "September Notes Exchange Offer"). In the event that the September Notes Exchange Offer is not consummated prior to specified dates, additional incremental interest on the accreted value of the September Notes will accrue until the September Notes Exchange Offer is consummated or certain other requirements are met.

     The terms of the September Notes are set forth in the related indenture (the "September Indenture" and together with the October Indenture, the "New Indentures") which has been filed with the Commission and is incorporated by reference herein.

     Additional Credit Facilities. Nextel, Nextel Finance Company, a wholly owned subsidiary of Nextel ("NFC"), and certain subsidiaries of Nextel have entered into definitive agreements which became effective on September 4, 1997 with respect to $500,000,000 in additional financing, increasing Nextel's total secured financing capacity under its financing agreements to $2.5 billion. These agreements provided for (i) amendments to the existing secured credit facility with certain banks (as so amended, the "Bank Credit Facility") pursuant to which $250,000,000 in additional term loans (the "Additional Bank Borrowings") were made to the Company, (ii) amendments to the existing secured credit facility with Motorola, NTFC Capital Corporation and certain other lenders (as so amended, the "Vendor Credit Facility") pursuant to which $50,000,000 in additional term loans (the "Additional Vendor Borrowings") will be made available to the Company, subject to the satisfaction or waiver of applicable borrowing conditions, and (iii) a new credit facility pursuant to which up to $200,000,000 in additional secured term loans (that are to be second in ranking to the borrowings made pursuant to the Bank Credit Facility and the Vendor Credit Facility) will be made available to the Company by Motorola through March 31, 1999 (the "Second Secured Borrowings"), subject to the satisfaction or waiver of applicable borrowing conditions. Borrowings under the Bank Credit Facility and the Vendor Credit Facility (together, the "Bank and Vendor Credit Facilities") are ratably secured by liens on assets of Nextel's domestic operating subsidiaries. The Second Secured Borrowings are secured (on a second priority basis) by the same collateral package securing amounts outstanding under the Bank Credit Facility and the Vendor Credit Facility.

     Giving effect to these amendments and to the agreement relating to Second Secured Borrowings (the "Second Vendor Financing Agreement"), the agreement related to the Bank Credit Facility (the "Bank Credit Agreement") provides for up to $1,905,000,000 of secured financing (consisting of a $1,085,000,000 revolving loan and $820,000,000 in term loans), the agreement related to the Vendor Credit Facility (the "Vendor Credit Agreement") provides for up to $395,000,000 of secured financing (consisting of a $195,000,000 revolving loan and $200,000,000 in term loans), and the Second Vendor Financing Agreement provides for up to $200,000,000 of Second Secured Borrowings, for a total of up to $2.5 billion in secured financing. The indebtedness incurred upon issuance of the October Notes may, under certain circumstances described elsewhere herein, limit the Company's ability to incur indebtedness otherwise available for incurrence pursuant to the Bank Credit Facility, the Vendor Credit Facility and/or the Second Vendor Financing Agreement. See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing."

     Exercise of First Motorola Option by McCaw Investor. On September 3, 1997, the McCaw Investor acquired 2,000,000 shares of Common Stock from Motorola pursuant to the exercise of an option granted by Motorola, at a per share price of $15.50 (the "First Motorola Option"). The First Motorola Option was granted to the McCaw Investor by Motorola in 1995 in connection with the consummation of the McCaw Transaction.

     Issuance of Old Preferred Stock. On July 21, 1997, Nextel completed the sale of 500,000 shares of the Old Preferred Stock with a liquidation preference of $1,000 per share. Nextel received approximately $482,000,000 in net cash proceeds from the sale of the Old Preferred Stock (the "Preferred Stock Proceeds"). Nextel elected to pay the first quarterly dividend on the Series D Preferred Stock in kind, resulting in the issuance of an additional 15,167 shares of Series D Preferred Stock on October 15, 1997. The Company has filed a registration statement, of which this Prospectus is a part, in satisfaction of certain obligations to exchange the Old Preferred Stock for the Exchange Preferred Stock, which will have the same form and terms as the Old Preferred Stock except that the Exchange Preferred Stock will be registered under the Securities Act and will not bear legends restricting the transfer thereof. See "Description of Exchange Preferred Stock." In the event that the Preferred Stock Exchange Offer is not consummated prior to specified dates, the dividend accrual rate applicable to the Old Preferred Stock will increase by specified amounts until the Exchange Offer is consummated or certain other requirements are met. See "Risk Factors -- Risk Factors Related to Preferred Stock and Exchange
Offer -- Failure to Exchange Old Preferred Stock."

     Terms of the Preferred Stock are set forth in the Certificate of Designation, which has been filed with the Commission, and is incorporated by reference herein.

     Consent Solicitation. Under the terms of Nextel's five outstanding issues of Senior Redeemable Discount Notes outstanding prior to 1997 (the "Old Senior Notes"), issued pursuant to respective public indentures as in effect prior to June 13, 1997 (the "Former Version Indentures"), Nextel and its subsidiaries that are "restricted subsidiaries" for purposes of such indentures (the "restricted subsidiaries") could not have incurred debt (other than certain categories of "Permitted Debt" (as defined in such indentures)) unless certain tests were met. Because such terms of the Former Version Indentures could have had the effect of limiting Nextel's ability to borrow the funds necessary to implement its business plan, Nextel sought the consent of the holders of the Old Senior Notes to certain amendments to the Former Version Indentures pursuant to a consent solicitation (the "Consent Solicitation"). On June 13, 1997, Nextel obtained the consent of the requisite number of holders of the Old Senior Notes to certain amendments and waivers to specific provisions of the Former Version Indentures. Also on that date, Nextel and the trustee under such Former Version Indentures executed supplemental indentures (the "Supplemental Indentures") to each of the Former Version Indentures implementing such amendments and waivers. The Former Version Indentures, as amended and modified by their respective Supplemental Indentures, are referred to herein as the "Old Indentures" and are referred to collectively with the New Indentures as the "Nextel Indentures." The Old Senior Notes are referred to collectively with the New Senior Notes as the "Nextel Notes." The amendments include, among other things, certain modifications to the debt incurrence limitations of such indentures to allow Nextel to incur additional indebtedness, by (i) increasing the amount of permitted debt by $350,000,000 and providing additional flexibility to allocate the total amount of permitted debt among the existing categories of permitted debt, (ii) allowing Nextel to incur indebtedness in excess of such permitted debt, in the period prior to January 1, 2000, based on the amount and timing of any net cash proceeds received by Nextel from new equity issuances (such proceeds of new equity issuances include the Preferred Stock Proceeds, but would exclude equity funds from several identified sources, including most significantly equity investment proceeds received from affiliates of Craig O. McCaw ("Mr. McCaw") in connection with the exercise of the First Option (as defined below) and also the Subscription Proceeds (as defined below) received by Nextel), and (iii) making Nextel's ability to incur additional indebtedness on and after January 1, 2000 a function of satisfaction of a new interest coverage ratio test. See "Risk Factors -- Risk Factors Related to Nextel -- Nextel to Require Additional Financing." The Supplemental Indentures also authorize Nextel to transfer to its unrestricted subsidiary group the equity interest in Clearnet currently held directly by Nextel and implemented certain technical amendments.

     The foregoing statements relating to the Old Indentures are summaries of the relevant provisions and do not purport to be complete. Where reference is made to particular provisions of the Old Indentures, such provisions, including the definitions of certain terms, are incorporated by reference as part of such summaries, and are qualified in their entirety by such reference. Each of the Former Version Indentures and the Supplemental Indentures has previously been filed with the Commission, and each of the Former Version Indentures, as amended and supplemented by the appropriate Supplemental Indenture, is incorporated by reference herein.

     In connection with the Consent Solicitation, Nextel made consent payments totalling approximately $67,151,000 to validly consenting holders of the Old Senior Notes (the "Consenting Holders"). On August 8, 1997, the Commission declared effective Nextel's registration statement on Form S-3 relating to the offering of approximately 4,161,000 shares of Common Stock exclusively to Consenting Holders. Pursuant to such registration statement, Nextel offered such Common Stock to the Consenting Holders at a per share cash price of $16.14. Such offering expired on September 9, 1997, and approximately 3,940,000 of the offered shares of Common Stock were subscribed for by Consenting Holders for an aggregate purchase price of approximately $63,500,000 (the "Subscription Proceeds").

     McCaw Investor Option Exercise. In April 1997, Nextel and the McCaw Investor reached a preliminary agreement (which was confirmed in definitive agreements entered into in June 1997) pursuant to which the McCaw Investor committed to exercise in full the outstanding option that was scheduled to expire on July 28, 1997 (the "First Option") to purchase 15,000,000 shares of Common Stock for an aggregate purchase price of $232,500,000 (the "McCaw Option Proceeds"). The McCaw Investor exercised the First Option on July 28, 1997. In connection with the foregoing, the McCaw Investor also agreed to provide up to $50,000,000 in debt financing (subject to certain conditions) to Nextel (the "McCaw Investor Borrowings"). See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing." At the present time, however, Nextel is not taking steps to meet the conditions to access the McCaw Investor Borrowings.

     On March 20, 1997, Nextel completed the purchase from an affiliate of Comcast Corporation ("Comcast") of an option to acquire 25,000,000 shares of Common Stock, at an exercise price of $16.00 per share (the "Comcast Option"), for an aggregate purchase price of $25,000,000. In connection with the agreements relating to the commitment to exercise the First Option, Nextel reached an agreement with an affiliate of Mr. McCaw (such affiliate, the "Purchaser"), pursuant to which the Purchaser acquired, for an aggregate purchase price of $25,000,000, an option, in replacement of the Comcast Option, to purchase 25,000,000 shares of Common Stock (the "New Option"), 15,000,000 of which are purchasable at an exercise price of $16.00 per share and the remaining 10,000,000 of which are purchasable at an exercise price of $18.00 per share, at any time through July 28, 1998. The New Option, and any shares of Common Stock issued upon exercise thereof, are transferable, subject to certain limitations. In addition, one direct transferee of the Purchaser will be entitled to designate one nominee for election to Nextel's Board of Directors, provided that such party (i) has exercised the transferred portion of the New Option and continues to own at least 10,000,000 shares of Common Stock obtained on such exercise, (ii) is not an affiliate of Mr. McCaw and (iii) does not hold a 5% or greater equity ownership interest in any entity that provides terrestrial-based wireless communications services in competition with Nextel in any of its markets. Shares issuable upon exercise of the New Option will be entitled to certain demand and piggyback registration rights, which would be assignable to transferees in certain circumstances. There can be no assurance that the Purchaser or any transferee will elect to exercise the New Option. See "Risk Factors -- Forward Looking Statements." The arrangements pertinent to the New Option, the exercise of the First Option and the McCaw Investor Borrowings are set forth in definitive agreements entered into among the relevant parties, which definitive agreements have been filed with the Commission, and are incorporated herein by reference.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  Nextel is offering to exchange one share of
                               Exchange Preferred Stock for each share of Old Preferred Stock that is properly tendered and accepted in the Exchange Offer. Nextel will issue the Exchange Preferred Stock on or promptly after the Expiration Date. There are currently 515,167 shares of Old Preferred Stock outstanding, which includes 500,000 shares of Old Preferred Stock originally issued on July 21, 1997 and an additional 15,167 shares of Old Preferred Stock issued as dividends thereon on October 15, 1997. See "The Exchange Offer."

RESALE OF EXCHANGE
PREFERRED STOCK............  Based on an interpretation by the staff of the
                               Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), the Morgan Stanley Letter, "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "K-III Communications Corp." (available May 14, 1993), the Company believes that shares of Exchange Preferred Stock issued pursuant to the Exchange Offer in exchange for shares of Old Preferred Stock may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such shares of Exchange Preferred Stock are acquired in the ordinary course of such holder's or any other such person's business and that such holder or any other such person has no arrangement or understanding with any person to participate in the distribution of such shares of Exchange Preferred Stock. Holders of Old Preferred Stock who tender their shares of Old Preferred Stock in the Exchange Offer with the intention to participate in a distribution of the Exchange Preferred Stock may not rely upon the Morgan Stanley Letter or other similar letters. In the event that the Company's belief is inaccurate, holders of shares of Exchange Preferred Stock who transfer shares of Exchange Preferred Stock in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. The Company does not assume or indemnify holders against such liability. The Exchange Offer is not being made to, nor will Nextel accept surrenders for exchange from, holders of shares of Old Preferred Stock (i) in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction or (ii) if any holder is engaged or intends to engage in a distribution of the Exchange Preferred Stock. Each broker-dealer that receives shares of Exchange Preferred Stock for its own account in exchange for shares of Old Preferred Stock, where such shares of Old Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities, must, among other things, acknowledge that it will deliver a prospectus in connection with any resale of such shares of Exchange Preferred Stock. The Company has not entered into any arrangement or understanding with any person to distribute the shares of Exchange Preferred Stock to be received in the Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Preferred Stock" and "Plan of Distribution."

EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                               York City time, on             , 1997 unless
                               extended, in which case the term "Expiration
                               Date" shall mean the latest date and time to which the Exchange Offer is extended. Nextel will accept for exchange any and all shares of Old Preferred Stock which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The shares of Exchange Preferred Stock issued pursuant to the Exchange Offer will be delivered promptly after the Expiration Date. See "The Exchange
                               Offer -- Expiration Date; Extension; Amendments."

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange Offer would be materially impaired due to any legal or governmental action, any new law, statute, rule or regulation, any interpretation by the staff of the Commission of any existing law, statute, rule or regulation or the failure to obtain any necessary approvals of governmental agencies or holders of shares of Old Preferred Stock. The Company does not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. See "The Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING
OLD PREFERRED STOCK........  Each holder of Old Preferred Stock wishing to participate in the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Preferred Stock and any other required documentation to First Chicago Trust Company of New York as transfer agent for the Preferred Stock (the "Transfer Agent") at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to Nextel that, among other things, the Exchange Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such Exchange Preferred Stock, whether or not such person has an arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Stock, and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Preferred Stock for its own account in exchange for Old Preferred Stock that was acquired as a result of market-making or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange
                               Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Old Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Preferred Stock in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender such Old Preferred Stock on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Preferred Stock on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Preferred Stock, either make appropriate arrangements to register ownership of the Old Preferred Stock in such owner's name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering."

GUARANTEED DELIVERY
  PROCEDURES...............  Holders of Old Preferred Stock who wish to tender their Old Preferred Stock and whose Old Preferred Stock is not immediately available or who cannot deliver their Old Preferred Stock or the Letter of Transmittal to the Transfer Agent prior to the Expiration Date, must tender their Old Preferred Stock according to the guaranteed delivery procedures set forth in "The Exchange
                               Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS..........  Tenders of Old Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                               Offer -- Withdrawal of Tenders."

DIVIDENDS ON THE EXCHANGE
  PREFERRED STOCK AND THE
  OLD PREFERRED STOCK......  Dividends on each share of Exchange Preferred Stock will accrue from the last dividend payment on the Old Preferred Stock. No additional dividends will be paid on Old Preferred Stock tendered and accepted for exchange.

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS...........  For a discussion of certain federal income tax considerations relating to the exchange of the Exchange Preferred Stock for the Old Preferred Stock, as well as the ownership of the Exchange Preferred Stock and, if applicable, the Exchange Debentures, see "Certain United States Federal Income Tax Considerations."

TRANSFER AGENT.............  First Chicago Trust Company of New York is serving as the Transfer Agent in connection with the Exchange Offer. Its telephone number is 201-938-7899. The address of the Transfer Agent is as set forth in "The Exchange
                               Offer -- Transfer Agent."

                          THE EXCHANGE PREFERRED STOCK

SECURITIES OFFERED.........  515,167 shares of Exchange Preferred Stock.

DIVIDENDS..................  Dividends are cumulative from the last dividend payment date on the Old Preferred Stock at 13% per annum, and are payable quarterly in cash or, on or prior to July 15, 2002, at the sole option of Nextel, in additional shares of Exchange Preferred Stock, on each January 15, April 15, July 15 and October 15. For U.S. federal income tax purposes, distributions with respect to the Exchange Preferred Stock are not expected to qualify as dividends and will be treated as a return of capital until Nextel has earnings and profits as determined under applicable U.S. federal income tax principles. See "Certain United States Federal Income Tax Considerations."

LIQUIDATION PREFERENCE.....  $1,000 per share, plus accrued and unpaid dividends.

VOTING.....................  Holders of the Exchange Preferred Stock have no voting rights except as provided by law and as provided in Nextel's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or in the Certificate of Designation. In the event that dividends are not paid for four consecutive quarters or six quarters (whether or not consecutive) or upon certain other events (including failure to pay the mandatory redemption price when due), then the number of directors constituting Nextel's Board of Directors will be adjusted to permit the holders of a majority of the then outstanding Preferred Stock, voting separately as a class, to elect two directors. See "Description of Exchange Preferred Stock -- Voting Rights."

MANDATORY REDEMPTION.......  Nextel is required to redeem the Exchange Preferred
                               Stock on July 15, 2009 (subject to the legal availability of funds therefor) at a redemption price equal to the liquidation preference, plus accrued and unpaid dividends to the redemption date. See "Description of Exchange Preferred Stock -- Mandatory Redemption."

OPTIONAL REDEMPTION........  After December 15, 2005 (the "Optional Redemption
                               Date"), the Exchange Preferred Stock is
                               redeemable, at the option of Nextel, in whole or in part, at a price equal to the liquidation preference, plus accrued and unpaid dividends; provided that if prior to the Optional Redemption Date the Old Senior Notes are redeemed, repurchased or repaid in full, the Exchange Preferred Stock may be redeemed after July 15, 2002 at the redemption prices set forth herein, plus accrued and unpaid dividends to the redemption date. In addition, if the Old Senior Notes are redeemed, repurchased or repaid in full, up to 35% of the Preferred Stock originally issued may be redeemed on or prior to July 15, 2000, at the option of Nextel, at 113% of the liquidation preference thereof, plus accrued and unpaid dividends to the redemption date, with the proceeds of one or more sales of Common Stock. See "Description of Exchange Preferred
                               Stock -- Optional Redemption."

RANKING....................  The Exchange Preferred Stock ranks (i) senior to all common stock of Nextel and to all other capital stock of Nextel unless the terms of such stock expressly provide that it ranks senior to or on a parity with the Exchange Preferred Stock;
                               (ii) on a parity (except for contingent dividend payment amounts and $25,000,000 in lump sum cash amount constituting certain "Special Payments" on the Company's Class A Preferred Stock and Class B Preferred Stock, respectively, as described under "Terms of Existing Nextel Preferred Stock") with Nextel's outstanding classes of preferred stock (and any other classes or series of preferred stock into which such shares may be converted or for which such shares may be exchanged) and with any capital stock of Nextel the terms of which expressly provide that it will rank on a parity with the Exchange Preferred Stock; and (iii) junior to all preferred stock of Nextel the terms of which expressly provide that such stock ranks senior to the Exchange Preferred Stock. As of the date hereof, all outstanding common stock of Nextel ranks junior to the Exchange Preferred Stock and all outstanding preferred stock of Nextel ranks on a parity with the Exchange Preferred Stock (except in the case of the Special Payments, as to which the Exchange Preferred Stock ranks junior). See "Description of Exchange Preferred Stock -- Ranking."

OPTIONAL EXCHANGE
FEATURE....................  The Exchange Preferred Stock is exchangeable into
                               Exchange Debentures at any time at the option of Nextel, in whole but not in part, after the Optional Redemption Date, or earlier following the redemption, repurchase or repayment of the Old Senior Notes in full subject to (i) such exchange being permitted under Nextel's instruments and agreements governing indebtedness and (ii) the conditions therefor described in the Certificate of Designation being satisfied. See "Description of Exchange Preferred
                               Stock -- Exchange" and "Description of Exchange Debentures."

CERTAIN COVENANTS..........  The Certificate of Designation contains certain covenants which, among other things, restrict the ability of the Company and its restricted subsidiaries to: incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; enter into certain transactions with stockholders or affiliates; incur senior subordinated indebtedness; and consolidate, merge or sell all or substantially all of its assets. See "Description of Exchange Preferred
                               Stock -- Certain Covenants."

CHANGE OF CONTROL..........  Upon a Change of Control (as defined herein to occur no sooner than the Optional Redemption Date or, if earlier, the day after the repurchase, redemption or repayment of the Old Senior Notes in full), Nextel will be required to make an offer to purchase the Exchange Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus accrued dividends to the date of purchase. See "Description of Exchange Preferred Stock -- Change of Control."

                            THE EXCHANGE DEBENTURES

EXCHANGE DEBENTURES........  13% Senior Subordinated Debentures due July 15,
                               2009 in an aggregate principal amount equal to the aggregate liquidation preference of, and accrued but unpaid dividends on, the Preferred Stock outstanding on the Exchange Debenture Issue Date (as defined herein).

INTEREST; INTEREST PAYMENT
  DATES....................  Interest will be payable at a rate of 13% per annum on January 15 and July 15 of each year,
                               commencing with the first of such dates to occur after the Exchange Debenture Issue Date. On or prior to July 15, 2002, Nextel may pay interest on the Exchange Debentures by issuing additional Exchange Debentures.

OPTIONAL REDEMPTION........  On or after July 15, 2002, the Exchange Debentures are redeemable at the option of Nextel, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date.

                               In addition, at any time, or from time to time, on or prior to July 15, 2000, Nextel may, at its option, redeem Exchange Debentures having an aggregate principal amount equal to up to 35% of the liquidation preference of the Old Preferred Stock initially issued at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more sales of Common Stock. See "Description of Exchange Debentures -- Optional Redemption."

RANKING....................  The Exchange Debentures will be senior subordinated indebtedness of Nextel that is subordinated in right of payment to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Debt (as defined herein) of Nextel (including indebtedness under Nextel's bank and vendor credit facilities and the Nextel Notes) and senior in right of payment to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all subordinated indebtedness of Nextel, if any, other than senior subordinated indebtedness. In addition, the Exchange Debentures will be effectively subordinated to all liabilities of Nextel's subsidiaries. See "Risk Factors -- Risk Factors Related to Preferred Stock and Exchange Offer -- Ranking of Preferred Stock and Exchange Debentures."

CERTAIN COVENANTS..........  The indenture under which the Exchange Debentures will be issued (the "Exchange Indenture") will contain certain covenants which, among other things, will restrict the ability of the Company and its restricted subsidiaries to: incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; enter into certain transactions with stockholders or affiliates, incur senior subordinated indebtedness; and consolidate, merge or sell all or substantially all of its assets. See "Description of Exchange
                               Debentures -- Certain Covenants."

REGISTRATION
REQUIREMENTS...............  The Exchange Debentures may not be issued unless such issuance is registered under the Securities Act or is exempt from registration.

CHANGE OF CONTROL..........  Upon a Change of Control (as defined herein),
                               Nextel will be required to make an offer to purchase the Exchange Debentures at a purchase price equal to 101% of their principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of Exchange Debentures -- Change of Control."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in evaluating an investment in the Exchange Preferred Stock, see "Risk Factors."

                             SUMMARY FINANCIAL DATA

     The summary financial data set forth below for the periods indicated should be read in conjunction with the consolidated financial statements, related notes and other financial information appearing in Nextel's Annual Report on Form 10-K for the year ended December 31, 1996 and Nextel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, incorporated herein by reference. The financial information for the fiscal years ended March 31, 1993 and 1994, the nine months ended December 31, 1994 and the years ended December 31, 1995 and 1996 have been derived from the audited consolidated financial statements of Nextel. The report of Deloitte & Touche LLP, independent auditors, for the nine months ended December 31, 1994 and the years ended December 31, 1995 and 1996 has been incorporated by reference. See "Experts." The financial information for the six months ended June 30, 1996 and 1997 is derived from the unaudited financial statements of Nextel and, in the opinion of Nextel, includes all adjustments, consisting only of normal recurring accruals, considered necessary for the fair presentation of such information. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. See "Incorporation of Certain Information By Reference."

                                       FISCAL YEAR         NINE MONTHS                                       SIX MONTHS
                                          ENDED               ENDED              YEAR ENDED                     ENDED
                                        MARCH 31,          DECEMBER 31,         DECEMBER 31,                  JUNE 30,
                                 -----------------------   ------------   -------------------------   -------------------------
                                    1993         1994        1994(1)         1995          1996          1996          1997
                                 ----------   ----------   ------------   -----------   -----------   -----------   -----------
                                                                         (IN THOUSANDS)
INCOME STATEMENT DATA(2):
Revenues.......................  $   53,002   $   67,928   $    74,857    $   171,703   $   332,938   $   145,937   $   256,614
Cost of operations.............      20,979       28,666        51,406        151,718       247,717       122,427       122,654
Selling, general and
  administrative expenses......      18,971       41,107        85,077        193,321       330,256       144,045       314,355
Expenses related to corporate
  reorganization(3)............          --           --            --         17,372            --            --            --
Depreciation and
  amortization.................      25,942       58,398        94,147        236,178       400,831       186,829       224,704
                                    -------     --------      --------       --------      --------      --------      --------
Operating loss.................     (12,890)     (60,243)     (155,773)      (426,886)     (645,866)     (307,364)     (405,099)
Interest income (expense),
  net..........................       1,324      (18,101)      (41,454)       (89,509)     (206,480)      (93,532)     (160,170)
Other income (expense),
  net(4)(5)....................         924            3            33        (15,372)      (10,866)           --        (3,134)
Income tax benefit.............       1,027       21,437        71,345        200,602       307,192       152,150        85,930
                                    -------     --------      --------       --------      --------      --------      --------
Net loss.......................  $   (9,615)  $  (56,904)  $  (125,849)   $  (331,165)  $  (556,020)  $  (248,746)  $  (482,473)
                                    =======     ========      ========       ========      ========      ========      ========
Net loss per share.............  $    (0.16)  $    (0.73)  $     (1.25)   $     (2.31)  $     (2.50)  $     (1.13)  $     (2.01)
Number of shares used in
  computations(6)..............  58,736,000   78,439,000   100,639,000    143,283,000   222,779,000   219,279,000   239,591,000
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
  charges and Preferred Stock
  dividends(7).................          --           --            --             --            --            --            --

                                                                                                          AS OF JUNE 30,
                                        AS OF MARCH 31,               AS OF DECEMBER 31,            ---------------------------
                                     ---------------------   ------------------------------------                  PRO FORMA
                                       1993        1994         1994         1995         1996        ACTUAL     AS ADJUSTED(8)
                                     --------   ----------   ----------   ----------   ----------   ----------   --------------
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents(9).......  $ 17,083   $  483,483   $  301,679   $  340,826   $  139,681   $  538,783     $1,786,757
Marketable securities(10)..........    14,768      426,113      172,313       68,443        5,012       72,712         72,712
Current assets.....................    39,932      921,983      504,248      504,661      309,097      894,393      2,142,367
Intangible assets, net.............   144,666      889,912    1,451,780    3,549,622    4,076,300    4,238,168      4,238,168
Total assets.......................   333,557    2,229,832    2,918,985    5,547,256    6,472,439    7,828,824      9,127,056
Long-term debt(11).................    55,024    1,113,268    1,193,096    1,687,829    2,783,041    4,336,264      4,838,540
Series D Preferred Stock...........        --           --           --           --           --           --        500,000
Stockholders' equity(12)...........   255,224      846,304    1,268,575    2,945,141    2,808,138    2,572,584      2,868,540

                                                        (footnotes on next page)

---------------

 (1) Effective December 31, 1994, Nextel changed its fiscal year end from March 31 to December 31. Accordingly, the income statement data is presented for the transition period from April 1, 1994 to December 31, 1994.
 (2) See Note 2 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996 for a description of acquisitions.
 (3) See Note 2 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.
 (4) Other expenses in 1995 include a $15,000,000 write-down of the investment in Corporacion Mobilcom S.A. de C.V. ("Mobilcom") as a result of the devaluation of the Mexican peso.
 (5) Other expenses in 1996 and 1997 primarily reflect equity in the losses of certain foreign investments accounted for under the equity method. (See
     Note 2 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.)
 (6) Weighted average number of shares of Common Stock outstanding during the respective periods.
 (7) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of loss before income tax benefits, plus fixed charges less income (loss) from equity method investments. Fixed charges consist of interest on all indebtedness, amortization of debt expense and that portion of rental expense which the Company believes to be representative of interest. The deficiency of earnings to cover fixed charges for the fiscal years ended March 31, 1993 and 1994 was $12,800,000 and $86,100,000,
     respectively, for the nine months ended December 31, 1994 was $218,500,000, for the years ended December 31, 1995 and 1996 was $562,800,000 and $884,900,000, respectively, and for the six months ended June 30, 1996 and 1997 was $413,700,000 and $588,200,000, respectively.
 (8) Gives pro forma effect to the receipt of (i) $232,500,000 in McCaw Option Proceeds, (ii) $482,000,000 in Preferred Stock Proceeds, (iii) $250,000,000 in proceeds of Additional Bank Borrowings, (iv) $486,000,000 in September Notes Proceeds, (v) $63,500,000 in Subscription Proceeds and (vi) $682,000,000 in October Notes Proceeds as if they occurred on June 30, 1997, and the application of a portion thereof to repay the portion of the aggregate $1,918,000,000 in outstanding borrowings on such date under the Bank Credit Facility and the Vendor Credit Facility (which outstanding borrowings include the $250,000,000 of Additional Bank Borrowings on a pro forma basis) to the extent such amounts may be reborrowed, with the remaining $1,248,000,000 being available for general corporate purposes including the repayment of borrowings made subsequent to June 30, 1997.
 (9) Includes approximately $379,076,000 of cash and cash equivalents held by Nextel International and its subsidiaries as of June 30, 1997 from the offering of the 10-year discount notes (the "NI Notes") completed in March 1997, which are not available to fund any of the cash needs of Nextel's domestic Digital Mobile and analog SMR businesses due to the restrictions contained in the indenture related thereto (the "NI Indenture").
(10) Includes approximately $69,962,000 of marketable securities held by Nextel International and its subsidiaries as of June 30, 1997 from the offering of the NI Notes, which are not available to fund any of the cash needs of Nextel's domestic Digital Mobile and analog SMR businesses due to the restrictions contained in the NI Indenture.
(11) Excludes the current portions of long-term debt. See Note 6 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.
(12) See Notes 10 and 11 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.

                                  RISK FACTORS

     An investment in the Exchange Preferred Stock offered hereby involves a high degree of risk. The specific factors set forth below, as well as the other information included and incorporated by reference in this Prospectus, should be considered when evaluating an investment in the Exchange Preferred Stock. See also "-- Forward Looking Statements."

RISK FACTORS RELATING TO NEXTEL

  History of and Future Expectations of Losses and Negative Cash Flow

     The activities of Nextel since its inception in 1987 have been concentrated on the acquisition and operation of SMR businesses and the development of Digital Mobile networks. Nextel has incurred net losses since its inception, including net losses of approximately $556,020,000 for the year ended December 31, 1996 and approximately $482,473,000 for the six months ended June 30, 1997. Nextel had an accumulated deficit totalling approximately $1,617,724,000 at June 30, 1997. Nextel anticipates that it will continue to experience significant net losses and significant negative net cash flow during the ongoing start up phase of the Digital Mobile networks over the next several years. Nextel's ability to arrange sufficient equity and/or debt financing or to generate sufficient revenue to cover its operating and capital needs is subject to a number of risks and contingencies. Accordingly, there can be no assurance as to whether or when Nextel's operations will become profitable. See "-- Nextel to Require Additional Financing" and "-- Forward Looking Statements."

  Risks of Implementation of Digital Mobile Networks

     The implementation of Digital Mobile networks involves systems design, site procurement, construction, electronics installation, receipt of necessary FCC and other regulatory approvals, channel recovery (freeing a certain number of 800 MHz frequencies from SMR analog traffic) and initial systems optimization prior to commencing commercial service. Each stage can take from several weeks to several months and involves various risks and contingencies, the outcome of which cannot be predicted. There can be no assurance that Nextel will be able to implement Digital Mobile networks (where such networks are not already in commercial operation) in any particular market in accordance with its current plans and schedules. See "-- Forward Looking Statements."

  Implementation of Digital Mobile Networks Subject to Risks of Developing Technology

     Currently, there are three principal digital technology formats that are being assessed or proposed for deployment or deployed currently by providers of cellular telephone service or by certain entities that have been awarded PCS licenses to provide wireless communications services in the United States. Such formats are known as Time Division Multiple Access ("TDMA") digital transmission technology, Code Division Multiple Access ("CDMA") digital transmission technology and GSM-PCS, which is an updated, upbanded PCS version of the TDMA-based digital technology format known as Global System for Mobile Communications ("GSM"). Although TDMA, CDMA and GSM-PCS are digital transmission technologies, and thus share certain basic characteristics and areas of contrast to analog transmission technology, TDMA, CDMA and GSM-PCS are not compatible or interchangeable with each other.

     The Motorola proprietary first generation iDEN technology originally incorporated in Nextel's Digital Mobile networks is known as "six-time slot TDMA." Although based on the TDMA technology format, this first generation iDEN technology differs in a number of significant respects from the TDMA technology versions being assessed or deployed by cellular operators and PCS licensees in the United States, which differences may have important consequences. Additionally, unlike the three-time slot TDMA technology format being utilized for the mobile telephone function in the Reconfigured iDEN technology platform or the three-time slot TDMA technology format being utilized by certain cellular providers, the first generation iDEN technology, as well as the "six-time slot TDMA" technology utilized for the two-way dispatch function in the Reconfigured iDEN technology platform, can carry up to six (rather than three) voice and/or control paths per channel.

     Although Nextel believes that TDMA technology, on balance, is superior to analog technology that is used in traditional SMR systems, the use of digital technology in general involves certain performance trade-offs, for example, in various characteristics affecting voice quality and fidelity. These trade-offs have had and may in the future have an effect on customer acceptance of iDEN technology. The use of six-time and three-time slot TDMA technology in combination with Nextel's re-use of its licensed frequencies in a cellular-type system design permits Nextel to utilize its current holdings of spectrum more efficiently. Efficient utilization of spectrum is an important objective generally because less spectrum is available in the SMR band than is or will be licensed to each cellular and certain PCS operators in each market. Reconfigured iDEN, which is designed to use three time slots per channel for the mobile telephone service, results in a reduction in channel capacity compared to the capacity achievable using first generation iDEN technology for mobile telephone service.

     Any difference that may from time to time exist between the technology deployed in Nextel's Digital Mobile networks and competitive technologies then deployed by other wireless communications service providers, such as analog, CDMA, TDMA, GSM-PCS or other transmission technology formats that may be developed in the future, may affect customer acceptance of the services offered by Nextel. In the future, a digital transmission technology other than TDMA may gain acceptance sufficient to adversely affect the resources devoted by third parties to developing or improving TDMA-based technologies and the market acceptance of TDMA-based technologies, such as iDEN. In addition, existing digital cellular technology formats including cellular TDMA cannot currently be utilized on Nextel's present SMR spectrum holdings. Accordingly, if any improvements were to be made to such currently existing digital cellular technology formats, the prospect of achievement of parallel improvements in the TDMA-based iDEN technology presently utilized by Nextel is not certain. See
"-- Forward Looking Statements."

     Customer acceptance of the services offered by Nextel will be affected not only by technology-based differences, but also by the operational performance and reliability of system transmissions on Nextel's Digital Mobile networks. Nextel implemented Digital Mobile networks in its market areas using Motorola's first generation iDEN technology prior to the second quarter of 1996. During that time frame, Nextel encountered certain technology and system performance issues with respect to system reliability (the percentage of time the system is operating), system access (how often a user can gain access to the system) and various characteristics affecting voice transmission quality of mobile telephone services utilizing Nextel's Digital Mobile networks. Nextel provided discounts and gave credits to customers in an effort to foster satisfactory customer relations and delayed both its planned deployment of its Digital Mobile networks and commencement of aggressive product and service marketing efforts pending resolution of such system performance and voice quality issues. During this period Nextel and Motorola also took actions to address system performance issues in general, and voice transmission quality concerns in particular. These actions consisted of efforts to enhance the performance of the first generation iDEN networks in a number of areas that were believed to adversely affect system performance, perceived voice transmission quality and customer satisfaction, and included measures as diverse as improvements in system infrastructure and subscriber equipment design and interaction, adjustments in cell site locations and in radio frequency planning, development of enhanced network load and traffic management and control systems, and development and deployment of more sophisticated diagnostic and error correction software. These and other measures, most of which can be categorized as systems optimization, are expected to be ongoing activities connected with Nextel's operation of its Digital Mobile networks. Moreover, Nextel expects that systems optimization, software loading and planned maintenance activities will be ongoing components of its operation of the Digital Mobile networks that will periodically require the scheduled turndown of selected subsystems in Nextel's Digital Mobile networks during periods of very low system traffic, typically at night or on weekend days. See "-- Forward Looking Statements."

     Nextel's objectives in carrying out the initial phase of system development and technology enhancements were to achieve satisfactory performance levels in the areas of system reliability and system access. Nextel believes that its existing Digital Mobile networks, as operated at September 30, 1997, were demonstrating acceptable performance levels in these areas. Nextel also believes that the successful national deployment throughout Nextel's Digital Mobile networks of the Reconfigured iDEN technology, with its accompanying improvements in the voice quality of the mobile telephone service provided on Nextel's Digital Mobile networks, should enable Nextel to aggressively market such services as part of a competitive wireless communications services alternative to existing cellular telephone and PCS wireless communications services in its markets. See "-- Forward Looking Statements."

     Motorola has advised Nextel that it contemplates continuing to install software upgrades and Nextel anticipates it will continue to advise and consult with Motorola concerning potential measures that could be taken to address any issues concerning system performance and/or expressed customer satisfaction levels as revealed by Nextel's continuing system testing and customer surveys. To the extent Nextel's experience has been derived based on customers in its markets employing the first generation iDEN technology, who are primarily oriented to the two-way dispatch service, such experience should not necessarily be regarded as an accurate predictor of Nextel's experience in the future, particularly as Nextel continues to implement its planned nationwide roll-out of the Reconfigured iDEN technology and as Nextel's customer base expands beyond such group of initial customers. Any inability to address and resolve satisfactorily performance issues that affect customer acceptance of Digital Mobile network service could delay or adversely affect the successful commercialization of the Digital Mobile networks and could adversely affect the business and financial prospects of Nextel. If Nextel for any reason is unable to implement Digital Mobile networks and provide service to its target customers that is competitive with the services of other wireless communications providers, Nextel would be unable, utilizing its existing analog SMR systems, to provide mobile telephone services comparable to those provided by other wireless communications services providers or to achieve significant further subscriber growth. See "-- Forward Looking Statements."

     Nextel anticipates that there will be an ongoing focus on systems and technology optimization activities directed at achieving improvements in the overall performance of the Digital Mobile networks and such technology optimization activities will be a continuing component of normal Digital Mobile network operation. Moreover, the satisfactory resolution of certain system performance issues in a particular market or at a particular stage of operation will not necessarily preclude the need to address those issues again, for example, as a result of a significant increase in the number of subscribers using the Digital Mobile networks, and future upgrades or modifications to the Digital Mobile networks may have unexpected adverse effects on performance issues previously addressed and resolved. Each of Motorola and Nextel believes, however, that a large portion of the hardware and software adjustments developed in the course of system development and technology optimization activities to address particular issues, and the resulting system performance improvements realized, should be applicable to similar issues in different markets. Nevertheless, as is often the case in the deployment of wireless communications networks, it should be expected that there will be market-specific characteristics, such as local terrain, topography, the number of licensed frequencies, the utilization of adjacent radio frequencies and other factors, that will require customized optimization activities to address related system performance issues successfully. See "-- Forward Looking Statements."

     Pursuant to the second amendment to the existing equipment purchase agreements between Nextel and Motorola entered into in connection with the McCaw Transaction (the "Second Equipment Agreement Amendment"), Motorola agreed to use its best efforts to develop, and Nextel agreed to implement, Reconfigured iDEN. The Reconfigured iDEN development and deployment activities to date have proceeded in a timely and satisfactory manner, and Nextel believes that the Reconfigured iDEN development program contemplated by the Second Equipment Agreement Amendment is substantially complete. However, no assurance can be given that any further modifications or enhancements to the Reconfigured iDEN technology will be developed successfully, or that any such modifications or enhancements, if developed, would be deployed in Nextel's Digital Mobile networks or, if deployed, would perform successfully. Moreover, no assurance can be given that the Reconfigured iDEN technology, as it currently exists or as it may be further modified or enhanced in the future, will satisfy customer requirements, or that Nextel's mobile telephone services utilizing such Reconfigured iDEN technology will be regarded as competitive in the wireless communications services markets as such markets currently exist and as they are expected to develop in the future. See "-- Forward Looking Statements."

  Nextel to Require Additional Financing

     Nextel anticipates that, for the foreseeable future, it will be utilizing significant amounts of its available cash for capital expenditures for the construction of Digital Mobile networks, operating expenses relating both to the Digital Mobile networks and to the analog SMR networks, potential acquisitions (including the acquisition of rights to spectrum through the contemplated 800 MHz spectrum auction process), debt service requirements and other general corporate expenditures. Nextel anticipates that its cash utilization for capital expenditures and other investing activities and operating losses will continue to exceed its cash flows from operating activities over the next several years. During fiscal year 1996, Nextel's average monthly cash utilization rate for investing activities (principally attributable to capital expenditures for the build-out of the Digital Mobile networks) was approximately $33,390,000, and its average monthly operating losses (exclusive of non-cash items) was approximately $20,400,000. Such average monthly amounts are not necessarily representative of Nextel's anticipated experience in such areas and are expected to increase during 1997 and 1998 in connection with the implementation of Nextel's business plan and the related accelerated construction of its Digital Mobile networks. During the ongoing start up phase of its Digital Mobile networks, Nextel expects that it will need to utilize its existing cash and funding from outside sources to meet its cash needs resulting from such activities and losses. Nextel's aggregate cash, cash equivalents and marketable securities at June 30, 1997 totalled approximately $611,495,000 (however, approximately $449,038,000 of such amount represents cash, cash equivalents and marketable securities held by Nextel International and its subsidiaries, which items are not available, due to restrictions contained in the provisions of the NI Indenture, to fund any of the cash needs of Nextel's domestic Digital Mobile and analog SMR businesses).

     To fully implement an accelerated deployment of its Digital Mobile networks in the period between March 31, 1997 and December 31, 1998 as described under "Summary -- The Company -- Business Plan," Nextel would need to obtain additional amounts of debt or equity financing beyond that available under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement currently in place. The Bank Credit Agreement currently provides for up to $1,905,000,000 of secured financing, the Vendor Credit Agreement currently provides for up to $395,000,000 of secured financing and the Second Vendor Financing Agreement currently provides for up to $200,000,000 in Second Secured Borrowings, for an aggregate availability of $2,500,000,000, subject in each case to the satisfaction or waiver of applicable borrowing conditions. At June 30, 1997, Nextel had drawn $1,441,000,000 of its available financing under the Bank Credit Facility, and had drawn $227,000,000 of its available financing under the Vendor Credit Facility. Subsequent to June 30, 1997, Nextel has applied the aggregate of approximately $2,196,000,000 in Preferred Stock Proceeds, September Notes Proceeds, October Notes Proceeds, McCaw Option Proceeds, proceeds of the Additional Bank Borrowings and Subscription Proceeds to repay a portion of the borrowings outstanding under the Bank and Vendor Credit Facilities (to the extent the amounts so repaid would be available for future borrowings thereunder) with the balance of such aggregate net proceeds remaining available for general corporate purposes. Disregarding any limitations imposed pursuant to the Old Indentures on the Company's ability to incur debt under the Bank and Vendor Credit Facilities and/or the Second Vendor Financing Agreement by reason of the indebtedness incurred upon issuance of the October Notes, as of September 30, 1997 a total of $1,530,000,000 (giving effect to the repayment of all revolving, but no term, loan amounts outstanding under the Bank and Vendor Credit Facilities) of such $2,500,000,000 in aggregate availability would be available for future borrowings by the Company. The remaining funds available for borrowing under the Bank and Vendor Credit Facilities may be drawn upon prior to the final maturity date of such facilities in 2003, although the amount available under such facilities will be reduced to reflect scheduled amortization commencing in 2001. The $200,000,000 in additional funds available under the Second Vendor Financing Agreement may be drawn as term loans prior to March 31, 1999 and will mature in 2003.

     Nextel has also reached an understanding with Motorola regarding the terms and conditions pursuant to which Nextel could access up to an additional $200,000,000 in borrowings that would be required to be ratably secured on an equal ranking with borrowings pursuant to the Bank Credit Agreement and the Vendor Credit Agreement (the "Senior Secured Borrowings"). The availability of the Senior Secured Borrowings is subject to a number of conditions, including the unanimous approval of the secured parties under the Bank Credit Agreement and the Vendor Credit Agreement. Nextel is not currently taking steps to meet such additional conditions and, accordingly, Nextel has assumed for planning purposes that none of the funds constituting the Senior Secured Borrowings will be available during 1997 and 1998.

     The availability of all of the above-described existing and additional financing is subject to Nextel's satisfying certain requirements under the Old Indentures, which require Nextel to issue new equity for cash as a condition to obtaining access to all amounts not constituting "permitted debt" (as such term is defined in the Old Indentures) under the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement referred to above. Nextel's receipt of the $482,000,000 in Preferred Stock Proceeds and option and warrant exercise proceeds in the period from June 1, 1997 (the "Exercise Proceeds") enabled Nextel to issue the September Notes and still have access to the full $2,500,000,000 in funding available under the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement under the limitations on indebtedness contained in the Old Indentures. However, under such limitations the issuance of the October Notes will restrict the Company's ability to access, on approximately a dollar for dollar basis, the amount of additional funding that would be available under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement unless either (i) the proceeds from the issuance of the October Notes are applied to refinance a portion of the Old Senior Notes in accordance with the Old Indentures (in which case the indebtedness under the October Notes, to the extent the proceeds thereof are applied to effect such refinancing, would constitute "permitted debt" under the Old Indentures that would not reduce the amounts available under the Bank and Vendor Credit Facilities or the Second Vendor Financing Agreement) or (ii) the Company issues additional equity for cash that would support the incurrence of additional debt under the Old Indentures. In the event the proceeds from the issuance of the October Notes are not applied to refinance a portion of the Old Senior Notes, such proceeds may be utilized to meet the Company's funding requirements for the implementation of its business plan to replace a portion of the borrowings available under the Bank and Vendor Credit Facilities and/or the Second Vendor Financing Agreement, to the extent such borrowings would be limited by the Old Indentures.

     To the extent any of the aforementioned proceeds from equity issuances or financing arrangements are not available or are not sufficient to meet Nextel's funding needs, it will be necessary for Nextel to obtain alternate sources of financing. See "-- Forward Looking Statements." Assuming (i) that Nextel secures access to all of the available funds under the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement (or such funds are replaced with the October Notes Proceeds as described above) and (ii) that the New Option is exercised and Nextel receives the $420,000,000 in proceeds therefrom (the "New Option Proceeds"), the Company believes that such amounts, coupled with the Company's available cash and cash equivalents (including the Preferred Stock Proceeds, the McCaw Option Proceeds, the September Notes Proceeds and the Subscription Proceeds), will provide funds that in the aggregate are expected to be sufficient to implement the Company's business plan and meet the other currently anticipated cash needs of its domestic business activities through the end of 1998. Thereafter, Nextel may require substantial additional financing. See "-- Forward Looking Statements."

     The availability of borrowings pursuant to the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement is subject to certain conditions, and there can be no assurance that such conditions will be met. Moreover, there can be no assurance that the New Option will be exercised and that Nextel will receive the proceeds therefrom, or that any of the other outstanding options will be exercised. The Bank Credit Facility, the Vendor Credit Facility, the Second Vendor Financing Agreement, the Nextel Indentures and the terms of the Certificate of Designation relating to the Preferred Stock contain and will continue to contain provisions that operate to limit the amount of borrowings that may be incurred by Nextel. In addition, Nextel's capital needs, and its ability to adequately address those needs through debt or equity funding sources, are subject to a variety of factors that cannot presently be predicted with certainty, such as the commercial success of Nextel's Digital Mobile networks incorporating the Reconfigured iDEN technology, the amount and timing of Nextel's capital expenditures and operating losses and the market price of the Common Stock. See "-- Forward Looking Statements."

     Nextel currently is aware of numerous factors and considerations, any one or more of which could have a material effect on the timing and/or amount of the future funding to be required by Nextel, but Nextel cannot currently quantify with precision either the magnitude or the certainty of the effects associated with any such factors. These factors include: (i) the timing of the contemplated 800 MHz spectrum auction process (which commenced bidding on October 28, 1997), and the amounts required to be bid to acquire any or all of the available spectrum blocks in the major metropolitan market areas where Nextel currently operates, or currently plans to operate, its Digital Mobile network and the amounts that may be required to accomplish retuning or acquisition of 800 MHz incumbent channels in spectrum blocks that may be acquired by Nextel in the 800 MHz spectrum auction process; (ii) the uncertainty with respect to the success and/or timing of the continuing development and deployment activities relating to the Reconfigured iDEN technology format and, assuming successful and timely completion of such efforts, the uncertainty with respect to the success of commercial introduction and customer acceptance of Nextel's Digital Mobile network services in new market areas using such technology; (iii) the potential commercial opportunities and risks associated with implementation of Nextel's accelerated business plan; and (iv) the net impact on Nextel's capital budget of certain developments currently expected to increase capital needs (e.g., the additional capital needed if Nextel acquires for cash additional spectrum in certain markets to increase the capacity and/or efficiency of Nextel's operating Digital Mobile networks in such markets, the additional capital needed for more extensive construction of Digital Mobile networks in additional market areas acquired or that may be acquired in the future and the expenditures associated with analog SMR station construction requirements under the currently effective FCC 800 MHz channel licensing approach) that may be offset (whether wholly or partially) by other developments anticipated to (or to have the potential to) reduce capital needs (e.g., co-location of antenna and/or transmitter sites with other providers of wireless services in the relevant markets, reductions in infrastructure and subscriber unit prices obtained from Motorola pursuant to the Second Equipment Agreement Amendment and an agreement entered into on March 27, 1997, alternative and more economical means for increasing system capacity, other than constructing additional cell sites and/or installing additional base radios, such as use of so-called "smart antennas," mini-cells and software-driven and/or system design performance enhancements). Many of the foregoing involve elements wholly or partially beyond Nextel's control or influence. Other considerations in addition to the factors identified above may significantly affect Nextel's decisions to seek additional financing, including general economic conditions, conditions in the telecommunications and/or wireless communications industry and the feasibility and attractiveness of structuring particular financings for specific purposes (e.g., separate capital-raising activities with respect to international activities and opportunities). See "-- Forward Looking Statements."

     Nextel has had and may in the future have discussions with third parties regarding potential equity investments and debt financing arrangements to satisfy actual or anticipated financing needs. Pursuant to the Motorola Transaction, Nextel has agreed, under certain circumstances, not to grant superior governance rights to any third-party investor without Motorola's consent, which may make securing equity investments more difficult. The ability of Nextel to incur additional indebtedness (including, in certain circumstances, indebtedness incurred under the Bank Credit Agreement, the Vendor Credit Agreement and/or the Second Vendor Financing Agreement) is and will be limited by the terms of the Nextel Indentures, the Certificate of Designation relating to the Preferred Stock, the Bank Credit Agreement, the Vendor Credit Agreement and the Second Vendor Financing Agreement. The Bank Credit Agreement, the Vendor Credit Agreement and the Second Vendor Financing Agreement also require Nextel and its relevant subsidiaries at specified times to maintain compliance with certain financial covenants or ratios including certain covenants and ratios specifically related to leverage.

     At present, other than the existing equity or debt financing arrangements that have been consummated and/or disclosed, Nextel has no commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. Moreover, no assurances can be made that Nextel will be able to obtain any such additional financing in the amounts or at the times such financing may be required, or that, if obtained, any such financing would be on acceptable terms. Nextel also anticipates that it will continue to experience significant operating losses and negative net cash flows during the ongoing start up phase of the Digital Mobile networks over the next several years. Accordingly, there can be no assurances as to whether or when the operations of Nextel will become profitable. As a result of Nextel's anticipated continuing losses, the uncertainty regarding the exercise of options and warrants, the availability of financing under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement and the impact of Reconfigured iDEN and other matters discussed above, there can be no assurance that Nextel will have adequate capital to implement the nationwide build-out of its Digital Mobile networks in accordance with its business plan. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's acquisition, development and expansion plans and expenditures, which could have a material adverse effect on its business prospects and limit the Company's ability to make payments of cash dividends on, or to pay the mandatory redemption price of, the Exchange Preferred Stock, or to make principal and interest payments on the Exchange Debentures, if issued, or its other indebtedness, including the amounts from time to time outstanding under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement and amounts due on or in respect of any or all of the Nextel Notes. See "-- Forward Looking Statements."

  Success of Nextel is Dependent on its Ability to Compete

     Nextel's success depends on its Digital Mobile networks' ability to compete with other wireless communications systems in each relevant market and its ability to successfully market integrated wireless communications services. Nextel is continuing to focus its marketing efforts on attracting customers from its previously identified targeted groups of potential subscribers, chiefly its existing analog SMR subscribers and other business users, including current users of multiple wireless communications services and those new users who may be attracted to the combination of services made possible by its Digital Mobile networks.

     Following implementation of its Digital Mobile networks and completion of related system optimization activities, Nextel's Digital Mobile networks will compete with established and future wireless communications operators in its efforts to attract customers, dealers and possibly resellers to its service in each of the markets in which it operates a Digital Mobile network. Nextel believes that following software upgrades and additional system optimization efforts and equipment and technology enhancements that occurred during 1996 and the commercial deployment of the Reconfigured iDEN technology, Nextel's Digital Mobile networks will have the capacity, functionality and quality of service necessary to be competitive with current wireless communications services in the markets in which Nextel operates Digital Mobile networks. Nextel's ability to compete effectively with other wireless communications service providers, however, will depend on a number of factors, including the successful deployment of the Reconfigured iDEN technology platform in its market areas, the continued satisfactory performance of such technology, the establishment of roaming service among such market areas and the development of cost effective direct and indirect channels of distribution for its products and services. Although Nextel has made significant progress in these areas to date, no assurance can be given that such objectives will be achieved. See "-- Ability to Manage Growth" and "-- Forward Looking Statements."

     While Nextel believes that the mobile telephone service provided on its Digital Mobile networks utilizing the Reconfigured iDEN technology is similar in function to and achieves performance levels competitive with those being offered by other current wireless communications services providers in Nextel's market areas, there are (and will in certain cases continue to be) differences between the services provided by Nextel and by cellular and/or PCS system operators and the performance of their respective systems. As a result of these differences, there can be no assurance that services provided on Nextel's Digital Mobile networks will be competitive with those available from other providers of mobile telephone services. As part of its marketing strategy, Nextel will continue to emphasize the benefits to its customers of obtaining an integrated package of services consisting of mobile telephone service, two-way dispatch, paging and alphanumeric short-messaging service, and in the future, data transmission. Neither PCS system operators nor cellular operators currently provide such integrated services, but recent FCC rulings permit cellular operators to offer two-way dispatch services. If either PCS system or cellular operators do provide two-way dispatch services in the future, Nextel's competitive advantage from using such a marketing strategy may be impaired.

     Nextel currently offers its mobile telephone customers the ability to "roam" among Nextel's existing Digital Mobile network market areas, which as of September 30, 1997 represented coverage of areas in which approximately 60% of the United States population lives or works. Accordingly, Nextel will not be able to provide roaming service comparable to that currently available from cellular operators, which have roaming agreements covering each other's markets throughout the United States, unless and until nationwide Digital Mobile networks build-out is substantially completed. Additionally, certain PCS operators throughout the United States have announced their intention to implement agreements to permit roaming among their markets. Moreover, the cellular systems in each of Nextel's markets, as well as in the markets in which Nextel expects to provide services in the future, have been operational for a number of years, currently service a significant subscriber base and typically have significantly greater financial and other resources than those available to Nextel. As is true for cellular operators, the interconnection of subscriber units with the public switched telephone network requires Nextel to purchase certain exchange and inter-exchange services from telephone companies and certain other common carriers.

     Subscriber units on the Digital Mobile networks are not compatible with cellular or PCS systems, and vice versa. This lack of interoperability may impede Nextel's ability to attract cellular or PCS subscribers or those new mobile telephone subscribers that desire the ability to access different service providers in the same market. Nextel currently markets a multi-function subscriber unit that is (and is likely to remain) significantly more expensive than analog handsets and is (and is likely to remain) somewhat more expensive than digital cellular or PCS handsets that do not incorporate a comparable multi-function capability. Accordingly, the prices expected to be charged to Nextel for the subscriber handsets to be used by Nextel's customers will be higher than those charged to operators for analog cellular handsets and may be higher than those charged to operators for digital cellular handsets. Nextel's multi-function subscriber units, however, are competitively priced compared to multi-function (mobile telephone service and alphanumeric short-text messaging) digital cellular and PCS handsets. During the transition to digital technology, certain participants in the United States cellular industry are offering subscriber units with dual mode (analog and digital) compatibility. Additionally, certain analog cellular system operators that directly or through their affiliates also are constructing and operating digital PCS systems, have announced their intention to make available to their customers dual mode/dual band (800 MHz cellular/1900 MHz PCS) subscriber units, to combine the enhanced feature set available on digital PCS systems within their digital service coverage areas with the broader wireless coverage area available on the analog cellular network. Nextel does not currently have comparable hybrid subscriber units available to its customers.

     There can be no assurances that existing analog SMR customers will be willing to invest in new subscriber equipment necessary to migrate to the Digital Mobile networks, nor can there be any assurance that a sufficient number of customers or potential customers of Nextel's Digital Mobile systems will be willing to accept system coverage limitations as a trade-off for the enhanced multi-function wireless communications package provided by the Company on its nationwide network. Over the past several years as the number of wireless communications providers in Nextel's market areas has increased, the prices of such providers' wireless service offerings to customers in those markets have generally been decreasing. The Company may encounter further market pressures to reduce its service offering prices to respond to particular short term, market specific situations (such as special introductory pricing packages that may be offered by new providers launching their service in a market) or to remain competitive in the event that wireless service providers generally continue to reduce the prices charged to their customers. Moreover, because many of the cellular operators and certain of the PCS operators in Nextel's markets have substantially greater financial resources than Nextel, such operators may be able to offer prospective customers equipment subsidies or discounts that are substantially greater than those, if any, that could be offered by Nextel and may be able to offer services to customers at prices that are below prices that Nextel is able to offer for comparable services. Thus, Nextel's ability to compete based on the price of subscriber units and service offerings will be limited. Nextel cannot predict the competitive effect that any of these factors, or any combination thereof, will have on Nextel. See "-- Forward Looking Statements."

     Cellular operators and certain PCS operators and entities that have been awarded PCS licenses each control more spectrum than is allocated for SMR service in each of the relevant market areas. Each cellular operator is licensed to operate 25 MHz of spectrum and certain PCS licensees have been licensed for 30 MHz of spectrum in the markets in which they are licensed, while no more than
21.5 MHz is available in the 800 MHz band to all SMR systems, including Nextel's systems, in those markets. The control of more spectrum gives cellular operators and such PCS licensees the potential for more system capacity, and, therefore, more subscribers, than SMR operators, including Nextel. Nextel believes that it generally has adequate spectrum to provide the capacity needed on its Digital Mobile networks currently and for the reasonably foreseeable future. See
"-- Forward Looking Statements."

     Each of the markets in which Nextel's Digital Mobile networks operate or will operate is serviced by multiple other wireless communications service providers. In each of the markets where Nextel's Digital Mobile networks operate, Nextel may compete with the two established cellular licensees in such market and as many as six PCS licensees. The FCC has described PCS as a digital, wireless communications system consisting of a variety of new mobile and portable services and technologies, using small, lightweight units. PCS services may include portable, two-way voice and data services. A substantial number of the entities that have been awarded PCS licenses are current cellular communications service providers and joint ventures of current and potential wireless communications service providers, many of which have financial resources, subscriber bases and name recognition greater than Nextel. PCS operators will likely compete with Nextel in providing some or all of the services available through Nextel's Digital Mobile networks. Additionally, Nextel expects that existing cellular service providers, some of which have been operational for a number of years and have significantly greater financial and technical resources, subscriber bases and name recognition than Nextel, will continue to upgrade their systems to provide digital wireless communications services competitive with Nextel's Digital Mobile networks. Nextel also expects to face competition from other technologies and services developed and introduced in the future. Nextel cannot predict how these technologies will develop or what impact, if any, they will have on Nextel's ability to compete for wireless communications services customers. See "-- Forward Looking Statements."

     The Company currently anticipates that it will rely more heavily on indirect distribution channels to achieve greater market penetration for its digital wireless service offerings. As the Company expands its retail subscriber base through increased reliance on indirect distribution channels, the average revenue per subscriber unit may decrease.

  Ability to Manage Growth

     As a result of the commencement of Digital Mobile network service in certain markets and increased sales in markets in which Digital Mobile network services are provided, and, to a limited extent, acquisitions, the number of subscriber units in service on Nextel's Digital Mobile network has increased substantially over the past several years.

     The ability of Nextel to continue to add increasing numbers of subscribers on its Digital Mobile network is dependent on a variety of factors. Among the more important of such factors is Nextel's ability to successfully plan for additional system capacity in its market areas at levels adequate to accommodate anticipated new subscribers and the related increases in system usage. One important factor influencing system capacity is the amount of spectrum available to Nextel in a particular market area. Although Nextel intends to continue to pursue opportunities to acquire additional SMR spectrum in its market areas, Nextel believes that its present holdings of 800 MHz spectrum are generally adequate for the current and reasonably foreseeable operation of its Digital Mobile network.

     Additionally, Nextel requires that a sufficient quantity of cell sites, system infrastructure equipment and subscriber units, of the appropriate models and types, be available to meet the demands and preferences of potential subscribers to the Digital Mobile network. To date, Nextel has been able to secure sufficient cell sites at appropriate locations in its markets to meet planned system coverage and capacity targets, and also has been able to obtain adequate quantities of base radios and other system infrastructure equipment from Motorola and other suppliers, and adequate volumes and mix of subscriber units and related accessories from Motorola, to meet subscriber and system loading rates. Although Nextel does not currently foresee (based on, among other factors, its scheduled system construction and expansion activities and its anticipated rates of customer and service usage growth) any significant supply problems in the near term, Motorola is the sole supplier of subscriber units and certain system infrastructure equipment and most of the related equipment required by the Company to construct and operate its Digital Mobile network, and there can be no assurance that such supply problems or related issues will not occur in the future.

     Nextel's ability to successfully add customers on its Digital Mobile network depends upon the adequacy and efficiency of its information systems, business processes and related support functions. Nextel relies on its own fulfillment processes and related information system resources to accomplish tasks necessary to initiate service for prospective customers, such as identifying and provisioning from inventory appropriate subscriber units and desired accessories, programming subscriber units to support desired functions and features, registering subscriber units to appropriate authorized users of the Digital Mobile network and setting up appropriate customer accounts and other billing records and data.

     Due to the multiple wireless service offering packages and the need to create customized applications (for instance, programming multiple talk groups for the Direct Connect service), the length of time from customer order to commencement of service (the "activation cycle") on the Digital Mobile network has been longer than the activation cycle typically encountered for "off the shelf" cellular and PCS wireless service offerings. The Company is continuing to take steps to refine, improve and scale-up its customer and service information reporting, subscriber unit fulfillment, service activation and billing systems and processes to meet the increased demands that have been experienced as a result of the increases in subscriber growth and Digital Mobile network wireless systems and service utilization that have occurred and are currently anticipated to continue. The Company also is exploring alternatives to shorten its Digital Mobile network activation cycle, such as "pre-programming" subscriber units with standardized talk groups and potential development with Motorola of an "over the air" programming capability for digital subscriber units. Finally, the Company's customer service functions must continue to improve the efficiency and speed of their processes to adequately respond to the needs of a growing customer base on the Digital Mobile network. Customer reliance on Nextel's customer service functions may increase as more Digital Mobile network customers are added through indirect distribution channels.

     There can be no assurance that the back-office and support systems and processes discussed above will achieve levels of capacity, or improvements in speed and efficiency, sufficient to meet actual or anticipated customer and network growth and demands, or will be able to do so on a timely basis. Any inability of the Company to timely meet Digital Mobile network capacity needs, to have access to suitable cell sites and infrastructure and subscriber equipment in any one or more of its market areas, or to develop when and as required improvements or expansions to its systems and processes adequate to meet desired levels of customer activation and demand for wireless services on the Digital Mobile network could decrease or postpone subscriber growth, thereby adversely affecting Nextel's revenues, business and prospects. See "-- Forward Looking Statements."

  Reliance on One Principal Supplier in Implementation of Digital Mobile
Networks

     Pursuant to existing equipment purchase agreements first entered into in 1991, as subsequently amended (such equipment purchase agreements, as amended, being referred to herein as the "Equipment Purchase Agreements"), between Nextel and Motorola, Motorola provides the iDEN infrastructure and subscriber handset equipment to Nextel throughout its markets. Nextel expects that it will need to rely on Motorola for the manufacture of a substantial portion of the equipment necessary to construct its Digital Mobile networks and handset equipment for the foreseeable future. The Equipment Purchase Agreements include a commitment from Nextel to purchase from Motorola a significant amount of system infrastructure equipment. Nextel has, among other things, agreed (subject to certain conditions) to purchase and install iDEN equipment during the four-year and six-year periods beginning on August 4, 1994 sufficient to cover 70% and 85%, respectively, of the United States population. In addition, subject to the applicable terms and conditions under the Second Equipment Agreement Amendment, Nextel has agreed to deploy Reconfigured iDEN technology and, until August 4, 1999 and subject to certain conditions, to purchase from Motorola at least 50% of the base radios Nextel purchases in any calendar year. See "-- Success of Nextel is Dependent on its Ability to Compete" and "-- Forward Looking Statements." Such commitments are in addition to amounts purchased from Motorola or for which Nextel or companies acquired by Nextel had placed orders with Motorola prior to August 4, 1994, which orders have become obligations of Nextel.

     The Second Equipment Agreement Amendment limits Nextel's ability to deploy a "Switch in Technology" which, under the Second Equipment Agreement Amendment, is defined to mean a decision by Nextel before August 4, 1999 to install and use digital radio frequency technology as an alternative to iDEN on more than 25% of its SMR channels in the 806-824 MHz band in one or more of its top 20 domestic markets, or the utilization by Nextel of any of its SMR channels for voice interconnect on certain United States cellular and/or PCS radio telephony standards. Nextel may not implement such a Switch in Technology unless (1) Nextel determines that the iDEN or Reconfigured iDEN equipment fails to meet certain performance specifications established in the Second Equipment Agreement Amendment, which failure materially adversely affects the commercial viability of the technology to provide reliable services as intended by Motorola and Nextel, and Motorola does not cure such failure within six months after receiving notice thereof, or (2) Nextel or the McCaw Investor offers to acquire the remainder of Motorola's shares of Common Stock at a per share price of at least 110% of the average of the closing prices of the Common Stock over the 30 trading days preceding the public announcement by Nextel of the decision to implement such a Switch in Technology. In either case, if Motorola manufactures (or elects to manufacture) the alternate technology Nextel elects to deploy, Nextel must purchase 50% of its infrastructure requirements and 25% of its subscriber equipment requirements from Motorola for three years, provided such equipment is competitive in price and performance to the equipment utilizing or incorporating such alternate technology then offered by other manufacturers.

     It is expected that for the next few years of Digital Mobile network operations by Nextel, Motorola and competing manufacturers who are licensed by Motorola will be the only manufacturers of subscriber equipment that is compatible with Nextel's Digital Mobile networks. The Equipment Purchase Agreements between Nextel and Motorola first entered into in 1991, as subsequently amended by, among others, the amendment entered into in connection with the Motorola Transaction (the "Prior Equipment Agreement Amendment") provide for the licensing by Motorola of interfaces relating to infrastructure and subscriber equipment and of additional manufacturers for subscriber equipment. In connection with the Second Equipment Agreement Amendment, Motorola further agreed to negotiate to enter into licenses with at least one alternative manufacturer of iDEN infrastructure equipment. Currently, however, there are no arrangements in effect with any additional manufacturers to supply Nextel with alternative sources for either iDEN system infrastructure or subscriber equipment.

  Nextel's Prospects Are Dependent on Governmental Regulation

     The licensing, operation, acquisition and sale of Nextel's SMR businesses are regulated by the FCC. FCC regulations have undergone significant changes during the last three years and continue to evolve as new FCC rules and regulations are adopted pursuant to the Omnibus Budget Reconciliation Act of 1993 and the Telecommunications Act of 1996. Nextel's ability to conduct its business is dependent, in part, on its compliance with FCC rules and regulations. Future changes in regulations or legislation affecting Digital Mobile network service and Congress' and the FCC's recent allocation of additional Commercial Mobile Radio Services spectrum could materially adversely affect Nextel's business. See "-- Forward Looking Statements."

  Nextel's Assets Primarily Consist of Intangible FCC Licenses

     Nextel's assets consist primarily of intangible assets, principally FCC licenses, the value of which will depend significantly upon the success of Nextel's business and the growth of the SMR and wireless communications industries in general. In the event of default on indebtedness or liquidation of Nextel, there can be no assurance that the value of these assets will be sufficient to satisfy its obligations. Nextel had a net tangible book value deficit of approximately $1.7 billion as of June 30, 1997.

  Nextel Susceptible to Control by Significant Stockholders

     Based on securities ownership information relating to Nextel as of September 30, 1997, giving effect to the October 1997 Schedule 13D filings by Craig O. McCaw and Wendy P. McCaw and giving effect (on such date) to the conversion of the outstanding shares of Nextel's preferred stock and Class B Non-Voting Common Stock, par value $0.001 per share (the "Non-Voting Common Stock"), and the exercise in full of (i) two separate options held by the McCaw Investor exercisable for periods of four and six years, respectively, from July 28, 1995, to acquire an aggregate of up to 15,082,722 shares of Common Stock at exercise prices ranging from $18.50 to $21.50 per share (the "McCaw Options"),
(ii) the option held by Eagle River, Inc., an affiliate of the McCaw Investor ("Eagle River"), to purchase an aggregate of 1,000,000 shares of Common

Stock at an exercise price of $12.25, which option vests over a five-year period from April 4, 1995 (the "Incentive Option"), (iii) the New Option issued to an affiliate of Mr. McCaw to acquire 15,000,000 shares at $16.00 per share and 10,000,000 shares at $18.00 per share prior to July 29, 1998, (iv) the options granted on July 28, 1995 to the McCaw Investor by Motorola to purchase up to 5,430,803 shares of Common Stock over a six-year period and (v) a warrant held by Motorola to purchase 2,890,000 shares of Common Stock, the McCaw Investor would hold approximately 25.4% and Motorola would hold approximately 15.6% of the Common Stock that would be outstanding as of such date.

     In connection with the consummation of the McCaw Transaction and pursuant to the Securities Purchase Agreement dated as of April 4, 1995, as amended, among Nextel, the McCaw Investor and Mr. McCaw (the "McCaw Securities Purchase Agreement"), the McCaw Investor has the right to designate not less than 25% of the Board of Directors of Nextel. Additionally, the McCaw Investor is entitled to have a majority of the members of the Operations Committee of the Board of Directors selected from the McCaw Investor's representatives on the Board of Directors. The Operations Committee has the authority to formulate key aspects of Nextel's business strategy, including decisions relating to the technology used by Nextel (subject to existing equipment purchase agreements), acquisitions, the creation and approval of operating and capital budgets and marketing and strategic plans, approval of financing plans, endorsement of nominees to the Board of Directors and committees thereof and nomination and oversight of certain executive officers. As a result, based upon the McCaw Investor's stock ownership position, as well as its ability to designate at least 25% of the members of the Board of Directors and control the Operations Committee, the McCaw Investor is in a position to exert significant influence over Nextel's affairs. The Board of Directors retains the authority to override actions taken or proposed to be taken by the Operations Committee, subject, in certain circumstances, to certain financial consequences. The creation and existence of the Operations Committee does not change the normal fiduciary duties of the Board of Directors, including fiduciary duties in connection with any proposal to override any action of or to terminate the Operations Committee, whether or not such action would give rise to such financial consequences. Although Motorola is entitled to nominate two directors to the Board of Directors, presently only one person designated by Motorola is a Nextel director. Pursuant to an amendment to the Agreement and Plan of Contribution and Merger dated as of April 4, 1995, by and among Nextel, Motorola and certain subsidiaries of Motorola (the "Motorola Amendment"), Motorola has agreed to support the decisions and recommendations of the Operations Committee and to vote the shares of Common Stock held by it accordingly, subject to (1) the right of any Motorola-designated Nextel directors to vote in a manner consistent with their fiduciary duties and (2) the right of Motorola to vote its shares as it determines necessary with respect to issues that conflict with Motorola's corporate ethics or that present conflicts of interest, or in order to protect the value or marketability of the shares of Common Stock held by it.

     Based upon their respective ownership positions, if the McCaw Investor and Motorola chose to act together, such parties could have a sufficient voting interest in Nextel, among other things, to (1) exert effective control over the approval of amendments to the Certificate of Incorporation, mergers, sales of assets or other major corporate transactions as well as other matters submitted for stockholder vote, (2) defeat a takeover attempt and (3) otherwise control whether particular matters are submitted for a vote of the stockholders of Nextel. Although Motorola has made certain commitments as described in the last sentence of the preceding paragraph, Nextel is not aware of any current agreements among the McCaw Investor and Motorola with respect to the ownership or voting of Common Stock and neither Motorola nor the McCaw Investor has indicated to Nextel that it has any present intention to seek to exercise such control. Pursuant to the McCaw Securities Purchase Agreement, the McCaw Investor has agreed that it will not vote for any nominee to the Board of Directors other than persons it is entitled to designate under the terms of the securities it owns or of the McCaw Securities Purchase Agreement. Upon request of Nextel, the McCaw Investor has also agreed to cause shares of Common Stock, the voting of which is controlled by it or its affiliates, to be voted in a manner proportionate to the votes of other holders of Common Stock in the election of directors so designated by the Board of Directors.

     Each of the McCaw Investor and Motorola has and (subject to the terms of applicable agreements between such parties and Nextel) may have an investment or interest in entities that provide wireless telecommunications services that could potentially compete with Nextel. Under the McCaw Securities Purchase Agreement, the McCaw Investor, Mr. McCaw and their Controlled Affiliates (as defined in the McCaw Securities Purchase Agreement) may not, for a period of time after consummation of the McCaw Transaction, participate in other two-way terrestrial-based mobile wireless communications systems in the region that includes any part of North America or South America unless such opportunities have first been presented to and rejected by Nextel in accordance with the provisions of the McCaw Securities Purchase Agreement. Such limitation is subject to certain limited exceptions, including certain existing securities holdings and relationships (and expressly including Mr. McCaw's investment in AT&T resulting from AT&T's acquisition of McCaw Cellular Communications, Inc., which investment may not exceed 3% of the outstanding stock of AT&T). Such restrictions terminate on the later to occur of July 28, 2000 or one year after the termination of the Operations Committee. See
"-- Potential Conflict of Interest Relationship with Motorola."

  Commitments to Issue Additional Common Stock May Impair Ability to Raise
Capital

     As indicated elsewhere in this Prospectus, Nextel has commitments, and from time to time may enter into additional commitments, to issue a substantial number of new shares of Common Stock. The shares that are subject to such issuance commitments, to a large degree, either will be issued in registered transactions and thus will be freely tradeable or will be subject to grants of registration rights which, if and when exercised, would result in such shares becoming freely tradeable. Nextel has also granted registration rights with respect to a significant number of its outstanding shares, including shares of Common Stock issuable upon conversion of securities issued in the Motorola Transaction and the McCaw Transaction. The exercise of registration rights by persons entitled thereto would permit such persons to sell such shares without regard to the limitations of Rule 144 under the Securities Act. An increase in the number of shares of Common Stock that will become available for sale in the public market may adversely affect the market price of Common Stock and, as a result, could impair Nextel's ability to raise additional capital through the sale of its equity securities.

  Potential Conflict of Interest Relationship With Motorola

     Motorola and its affiliates have and currently are engaged in wireless communications businesses, and may in the future engage in additional such businesses, which are or may be competitive with some or all of the services offered by Nextel's Digital Mobile networks, although the Motorola Land Mobile Products Sector ("Motorola LMPS") may not, prior to July 28, 1998, make use (with certain limited exceptions) of the customer lists conveyed by Motorola to ESMR in connection with the Motorola Transaction to solicit subscribers for any 800 MHz SMR commercial mobile voice business owned or managed by Motorola LMPS in the continental United States. Pursuant to the Second Equipment Agreement Amendment, Motorola has agreed that until July 1998, Motorola LMPS will not solicit other iDEN customers and neither Motorola LMPS nor Motorola's credit corporation subsidiary will make any equity investment in, or provide equipment/vendor financing to, certain iDEN customers with respect to purchases of iDEN equipment.

     In light of the competitive posture of Motorola, Nextel and Motorola have agreed that any information relating to Nextel's business plans and projections will be used by Motorola only for purposes of ensuring compliance with Nextel's obligations under the various equipment purchase agreements and financing agreements between Nextel and Motorola. Motorola has designated one director to the Board of Directors and, hence, such director has access to Nextel's business plans subject to certain confidentiality restrictions.

     Although Nextel believes that its equipment purchase and financing relationship with Motorola has been structured to reflect the realities of purchasing and borrowing from a competitor, there can be no assurance that the potential conflict of interest will not adversely affect Nextel in the future. Moreover, Motorola's role as a significant stockholder of Nextel, in addition to its role as a major creditor and supplier, also creates potential conflicts of interest, particularly with regard to significant transactions.

  Concerns About Mobile Communications Health Risk May Affect Prospects of
Nextel

     Allegations have been made, but not proven, that the use of portable mobile communications devices may pose health risks due to radio frequency emissions from such devices. Studies performed by wireless telephone equipment manufacturers have investigated these allegations, and a major industry trade association and certain governmental agencies have stated publicly that the use of such phones poses no undue health risk. The actual or perceived risk of mobile communications devices could adversely affect Nextel through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

RISK FACTORS RELATED TO PREFERRED STOCK AND EXCHANGE OFFER

  Ability of Nextel to Pay Cash Dividends or Cash Interest

     Cash dividends on the Preferred Stock are payable in 2002. Under the Old Indentures, Nextel may pay cash dividends and make other distributions on or in respect of its capital stock, including the Preferred Stock, only if certain financial tests are met. In addition, the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement limit the amount of cash available to make dividends, loans and cash distributions to Nextel from Nextel's subsidiaries that operate Digital Mobile networks in Nextel's markets, and provisions contained in certain financing arrangements to which Nextel International and its subsidiaries are parties operate to restrict transfers of funds between Nextel International and its subsidiaries and the Company, so that, while such restrictions are in place, any profits generated by such subsidiaries may not be available to Nextel for, among other purposes, payment of dividends on the Preferred Stock or interest on the Exchange Debentures. Currently, the restrictions contained in the Old Indentures would prohibit Nextel from paying dividends other than dividends payable in additional shares of Preferred Stock and also would prohibit the issuance of the Exchange Debentures in exchange for the Preferred Stock. There can be no assurance that Nextel's existing or future financing agreements will permit Nextel to obtain access to sufficient sums to pay cash dividends on the Preferred Stock commencing in 2002. In the event that any of Nextel's financing agreements limit Nextel's ability to pay cash dividends on the Preferred Stock when required, Nextel will need to refinance amounts outstanding under such agreements to make such cash dividend payments. There can be no assurance that Nextel will be able to refinance amounts outstanding under such financing agreements. The failure of Nextel to pay cash dividends on the Preferred Stock when required could result in a Voting Rights Triggering Event (as herein defined). The successful implementation of Nextel's strategy, including the accelerated roll out of the Digital Mobile networks, obtaining and retaining a significant number of subscribers and increasing market share, and achieving significant and sustained growth in the Company's revenues and earnings from operations are necessary for the Company to be able to meet its dividend and interest requirements. There can be no assurance that the Company will be able to successfully implement its strategy or that the Company will generate sufficient cash flow to meet its dividend, interest and other payment requirements. If sufficient funds to meet such dividend, interest and other payment requirements are not generated by the Company's operations, Nextel may need to seek additional financing or refinance some or all of its existing or future financings, including the Preferred Stock or the Exchange Debentures. There can be no assurance that the Company will be able to obtain such financing or refinancing on acceptable terms, or at all. See "-- Dependence of Company on Subsidiaries for Cash to Pay Dividends and Interest, to Redeem Preferred Stock and for Repayment of Exchange Debentures" and "Description of Exchange Preferred Stock -- Voting Rights."

     Under Delaware law, cash dividends on capital stock may only be paid from "surplus" or if there is no "surplus," from the corporation's net profits for the then current or the preceding fiscal year. Until Nextel achieves profitability, the ability of Nextel to pay cash dividends on the Preferred Stock will require the availability of adequate "surplus," which is defined as the excess, if any, of Nextel's net assets (total assets less total liabilities) over its capital (generally the par value of its issued capital stock). As a result, there can be no assurance that adequate surplus will be available to pay cash dividends on the Preferred Stock or that, even if such surplus is available, Nextel will have sufficient cash to pay dividends on the Preferred Stock. In addition, under Delaware law, the Preferred Stock cannot be redeemed if the redemption will cause any impairment of the capital of the corporation.

  Ranking of Preferred Stock and Exchange Debentures

     The Preferred Stock will rank junior in right of payment to all present and future indebtedness and other liabilities of the Company and, with respect to dividend rights and rights on liquidation, winding-up and dissolution, will rank senior to all classes of common stock of the Company and on a parity (except for certain "Special Payments" on the Company's Class A Preferred Stock and Class B Preferred Stock, as to which the Preferred Stock will rank junior) with all other currently outstanding preferred stock of Nextel. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Preferred Stock only after all then outstanding indebtedness and other liabilities of the Company have been paid in full, and there may not be sufficient assets remaining to pay amounts payable on any or all of the Preferred Stock then outstanding, particularly because a majority of Nextel's assets are intangible assets. At June 30, 1997, on a pro forma basis giving effect to certain transactions described herein the Company had approximately $5,758,500,000 of accrued liabilities, trade payables and indebtedness outstanding. See --"Description of Exchange Preferred
Stock -- Ranking."

     If the Preferred Stock is exchanged for the Exchange Debentures, the Exchange Debentures will be subordinated in right of payment to all Senior Debt (as defined under "Description of Exchange Debentures -- Subordination") of the Company, including the indebtedness under the Nextel Notes, the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement, and senior in right of payment to all future indebtedness of the Company, if any, that by its terms provides that it is subordinated to the Exchange Debentures. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures then outstanding. The Preferred Stock, the Exchange Debentures and the agreements relating to Nextel's existing debt permit the incurrence of a substantial amount of additional indebtedness. As of June 30, 1997, on a pro forma basis giving effect to certain transactions described herein, the Company and its subsidiaries had approximately $4,330,761,000 of Senior Debt outstanding and an additional $1,530,000,000 available for secured borrowing under the Bank Credit Facility and the Vendor Credit Facility. See " -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing."

  Dependence of Company on Subsidiaries for Cash to Pay Dividends and Interest, to Redeem Preferred Stock and for Repayment of Exchange Debentures

     Because substantially all of the operations of the Company are conducted through subsidiaries, the Company's cash flow and, consequently, its ability to pay dividends and interest in cash and to redeem the Preferred Stock and to service its debt, including the Exchange Debentures, is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to Nextel in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the terms of the Preferred Stock or the Exchange Debentures or to make cash available for such purpose. The Bank Credit Agreement, the Vendor Credit Agreement and the Second Vendor Financing Agreement currently impose significant limits on, and are expected to continue to significantly limit, the amount of cash available to pay dividends or make loans and cash distributions to Nextel from Nextel's subsidiaries that operate Digital Mobile networks in Nextel's market areas in the United States. Similarly, the NI Indenture contains certain restrictive covenants that impose, and financing arrangements to be entered into by Nextel International and the entities in which Nextel International holds investments are expected to contain certain restrictive covenants that impose, restrictions on dividends, loans, advances and other payments to Nextel by Nextel International and such subsidiaries. Accordingly, while such limitations are in place, profits generated by such subsidiaries may not be available to Nextel (whether in the form of loans, dividends or otherwise) for, among other purposes, the payment of cash dividends on the Preferred Stock, cash interest on the Exchange Debentures or any amounts due pursuant to the terms of the Preferred Stock or the Exchange Debentures. The Certificate of Designation relating to the Preferred Stock and the Exchange Indenture permit the Company and its subsidiaries to enter into financing arrangements in the future, which may impose restrictions on dividends, loans, advances and other payments by those subsidiaries. The Bank Credit Agreement, the Vendor Credit Agreement, the Second Vendor Financing

Agreement, the Old Indentures and the Certificate of Designation relating to the Preferred Stock each contain certain restrictive covenants applicable to the Company and certain of its subsidiaries, such as a limitation on debt that may be incurred by the Company and its restricted subsidiaries, that may limit the Company's ability to borrow funds to pay any amounts due pursuant to the Preferred Stock and also contain limitations on certain defined "restricted payments" (which term would include any cash dividends on the Preferred Stock and exchanging the Preferred Stock for Exchange Debentures), which may operate to restrict or prohibit the payment of amounts of cash dividends that the Company may be required to pay on the Preferred Stock, even if sufficient funds for that purpose otherwise could be borrowed by the Company. See "-- Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk."

  Effect of Holding Company Structure

     Because the Company is a holding company that conducts its business through its subsidiaries, all existing and future liabilities of the Company's subsidiaries, including borrowings under the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement, indebtedness evidenced by the NI Notes and trade payables, will be effectively senior to the Exchange Debentures, if issued. As of June 30, 1997, the Company's subsidiaries had outstanding indebtedness and trade payables and other accrued liabilities of approximately $2.4 billion. Borrowings under the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement are secured by liens on assets of Nextel's restricted subsidiaries. Borrowings by Nextel International or its subsidiaries or affiliates under any bank or vendor credit facilities that such entities may enter into from time to time likewise may be secured by liens on assets of Nextel International or of such subsidiaries and affiliates, and may be guaranteed by such entities as well. See "-- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing."

     The Preferred Stock and Exchange Indenture permit the incurrence of additional indebtedness by the Company and its subsidiaries. Additional indebtedness of the Company may rank senior to, pari passu with or subordinate to, the Exchange Debentures while additional indebtedness of the subsidiaries effectively will rank senior to the Exchange Debentures. The Company's subsidiaries will have no obligation to pay amounts due under the Exchange Debentures. Earnings generated by any of the Company's subsidiaries, as well as the existing assets of each such subsidiary, will be used by such subsidiary to fulfill its own direct debt service requirements, particularly where the collateral security mechanisms associated with the debt agreements of such subsidiary may restrict its ability to pay dividends or to make loans, advances or other distributions to the Company or where the debt of such subsidiary may be secured by its assets. See "-- Dependence of Company on Subsidiaries for Cash to Pay Dividends and Interest, to Redeem Preferred Stock and for Repayment of Exchange Debentures" and "-- Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk."

  Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk

     At June 30, 1997, the Company had approximately $4.3 billion of long-term debt, including current portion, of which approximately $2.2 billion is represented by the Old Senior Notes. The September Notes and the October Notes, at the dates of their issuance, evidenced $500,279,000 and $699,997,000 in long term debt, respectively. The accretion of original issue discount on the Nextel Notes will cause an increase in recorded liabilities from June 30, 1997 of approximately $1,327,500,000. Cash interest payments will accrue with respect to the Old Senior Notes beginning in 1998 and 1999 and will be payable commencing in 1999. The Bank Credit Agreement, the Vendor Credit Agreement, the Second Vendor Financing Agreement, the Certificate of Designation relating to the Preferred Stock, the Exchange Indenture and the Nextel Indentures each limit, but do not prohibit, the incurrence of additional indebtedness by the Company and certain of its subsidiaries. See "-- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing." The Company anticipates that it and its subsidiaries will incur substantial additional indebtedness in the future in connection with the construction of its Digital Mobile networks and funding cash flow deficits, including additional borrowings pursuant to the terms of the Bank Credit Facility, the Vendor Credit Facility and the Second Vendor Financing Agreement.

     The level of the Company's and its subsidiaries' indebtedness could have important consequences to the holders of the Preferred Stock and Exchange Debentures, including the following: (i) the debt service requirements of any additional indebtedness could make it more difficult for the Company to make payments of cash dividends on the Preferred Stock and interest on the Exchange Debentures; (ii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal and interest on its indebtedness and other obligations, and will not be available for use in its business; (iii) the level of indebtedness and related cash debt service needs could limit the Company's flexibility in planning for, or reacting to, changes in its business; (iv) the Company is expected to be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of indebtedness and related cash debt service needs will make it more vulnerable in the event of a downturn in its business.

     The Nextel Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility and the Second Secured Borrowings will mature prior to the mandatory redemption date of the Preferred Stock and the maturity of the Exchange Debentures. In addition, cash interest on certain of the Old Senior Notes accrues beginning in 1998 and cash dividends on the Preferred Stock and cash interest on the New Notes accrue beginning in 2002. The Company expects that it may be necessary to refinance the Nextel Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility and the Second Secured Borrowings at their respective maturities and the Preferred Stock at its mandatory redemption date. The Company's ability to refinance its indebtedness and the Preferred Stock will depend, among other factors, on its financial condition at the time of the refinancing, the restrictions contained in the instruments governing its other indebtedness then outstanding and other factors beyond the Company's control, including market conditions. There can be no assurance that the Company will be able to refinance the Nextel Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility, the Second Secured Borrowings, the Preferred Stock or the Exchange Debentures. If the Nextel Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility, the Second Secured Borrowings or the Preferred Stock cannot be refinanced, it may cause a default under the Exchange Debentures and under the Company's other outstanding indebtedness (including the Nextel Notes and the Nextel Indentures) or a Voting Rights Triggering Event under the Preferred Stock, and the Company may not, in such circumstances, be able to meet its obligations under the Exchange Debentures or the Preferred Stock.

 Certain Federal Income Tax Consequences for Holders of Preferred Stock and Exchange Debentures and the Company

     Distributions of cash or, to the extent of their issue price, distributions of additional shares of Preferred Stock on the Preferred Stock will be treated as dividends taxable as ordinary income to holders thereof to the extent of Nextel's current and accumulated earnings and profits as determined under U.S. federal income tax principles. Nextel presently does not have any current or accumulated earnings and profits as determined under U.S. federal income tax principles and it is unlikely to have current or accumulated earnings and profits in the foreseeable future. As a result, until such time as Nextel does have earnings and profits, distributions of cash and additional shares of Preferred Stock on the Preferred Stock will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis (but not below zero) in the hands of each holder of the shares of Preferred Stock on which such distribution is made, thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such holder upon the sale or other disposition of such shares of Preferred Stock. In the case of distributions of additional shares of Preferred Stock, however, such basis reduction largely should be offset on an overall standpoint by a corresponding amount of tax basis for a holder in the additional shares of Preferred Stock. Further, until such time, distributions with respect to the Preferred Stock will not be treated as dividends for U.S. federal income tax purposes and, thus, will not qualify for any dividends received deduction generally available to U.S. corporate holders. U.S. holders would recognize gain to the extent that any distribution were to exceed current or accumulated earnings and profits and basis in the Preferred Stock.

     Upon a redemption of Preferred Stock in exchange for Exchange Debentures, the holder generally will have capital gain or loss equal to the difference between the issue price of the Exchange Debentures received and the holder's adjusted basis in the Preferred Stock redeemed, except to the extent all or a portion of the Exchange Debentures received is treated as a dividend payment. Because of Nextel's option through July 15,

2002 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date likely will be treated as issued with original issue discount ("OID") for U.S. federal income tax purposes, unless under special rules for interest holidays the amount of OID is treated as de minimis. The holder would have to accrue all such OID into income over the term of the Exchange Debentures, but would not treat the receipt of stated interest on the Exchange Debentures as interest income for U.S. federal income tax purposes. Exchange Debentures issued after such date may also bear OID.

     The Exchange Debentures may be subject to the rules for "applicable high yield discount obligations" ("AHYDOS"), in which case Nextel's deduction for OID on such Exchange Debentures will be substantially deferred, while a portion of such deduction may be disallowed.

     For a discussion of these and other tax issues, see "Certain United States Federal Income Tax Considerations."

  Absence of Public Market

     The Exchange Preferred Stock is, and the Exchange Debentures (if issued) will be, new issues of securities for which there is currently no active trading market. If any such securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the liquidity of such securities, the market for similar securities and other factors, including general economic conditions and the financial condition, performance of, and prospects for the Company. The Old Preferred Stock was sold pursuant to an exemption from registration under applicable securities laws and is subject to certain transfer restrictions; accordingly, no public market for the Old Preferred Stock has developed.

  Failure to Exchange Old Preferred Stock

     The Exchange Preferred Stock will be issued in exchange for Old Preferred Stock only after timely receipt by the Transfer Agent of such Old Preferred Stock, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of shares of Old Preferred Stock desiring to tender such shares in exchange for Exchange Preferred Stock should allow sufficient time to ensure timely delivery. Neither the Transfer Agent nor the Company are under any duty to give notification of defects or irregularities with respect to tenders of Old Preferred Stock for exchange. Old Preferred Stock that is not tendered or that is tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and will not retain any rights to registration. See "The Exchange Offer -- Consequences of Failure to Exchange." In addition, any holder of Old Preferred Stock who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Preferred Stock will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Old Preferred Stock acquired for its own account as a result of market making or other trading activities and who receives Exchange Preferred Stock for its own account in exchange for such Old Preferred Stock pursuant to the Exchange Offer, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. To the extent that shares of Old Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Old Preferred Stock could be adversely affected due to the limited number of shares of Old Preferred Stock that are expected to remain outstanding following the Exchange Offer. See "Plan of Distribution" and "The Exchange Offer."

  Forward Looking Statements

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters and subject areas discussed in the foregoing "Risk Factors" section of this Prospectus that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel's actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel's current expectations regarding the relevant matter or subject area. The operation and results of Nextel's wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the foregoing "Risk Factors" section, including, but not limited to, general economic conditions in the geographic areas and occupational market segments that Nextel is targeting for its Digital Mobile network service, the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet Nextel's service deployment and marketing plans and customer demand, the success of efforts to improve and satisfactorily address any issues relating to Digital Mobile system performance, the successful nationwide deployment of the Reconfigured iDEN technology, the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to the Digital Mobile network business, Nextel's ability to timely and successfully accomplish required scale-up of its billing, customer care and similar back-room operations to keep pace with customer growth and increased system usage rates, access to sufficient debt or equity capital to meet Nextel's operating and financing needs, the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel's competitors, including providers of cellular and PCS service, future legislative or regulatory actions relating to SMR services, other wireless communications services or telecommunications generally and other risks and uncertainties described from time to time in Nextel's reports filed with the Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On July 21, 1997, 500,000 shares of the Old Preferred Stock were sold in a private placement through certain entities (the "Placement Agents") to a limited number of "Qualified Institutional Buyers" and "Institutional Accredited Investors" (as such terms are defined under the Securities Act) (together, the "Purchasers"). Additionally, on October 15, 1997, 15,167 additional shares of Old Preferred Stock were issued as dividends on the then outstanding shares of Old Preferred Stock. In connection with the sale of the Old Preferred Stock, the Company and the Placement Agents entered into the Registration Rights Agreement, dated July 21, 1997 (the "Registration Rights Agreement"), which requires the Company, among other things, to use its best efforts to file with the Commission a registration statement under the Securities Act covering the offer by the Company to exchange all of the Old Preferred Stock for the Exchange Preferred Stock and to cause such registration statement to become effective under the Securities Act. The Company is further obligated, upon the effectiveness of that registration statement, to offer each Holder of the Old Preferred Stock the opportunity to exchange its shares thereof for an equal number of shares of Exchange Preferred Stock. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Registration Statement has been filed with the Commission, and the Exchange Offer is being made thereunder, pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Preferred Stock is registered on the Company's books or any other person who has obtained a properly completed assignment from the registered holder.

     In order to participate in the Exchange Offer, a Holder must represent to the Company, among other things, that (i) the Exchange Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such Exchange Preferred Stock, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Preferred Stock, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Stock, and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. In exchange for properly tendered Old Preferred Stock, the Exchange Preferred Stock will be issued without a restrictive legend and may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act.

RESALE OF THE EXCHANGE PREFERRED STOCK

     Based on a previous interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), the Morgan Stanley Letter, "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "K-III Communications Corp." (available May 14, 1993), the Company believes that the Exchange Preferred Stock issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder of such Exchange Preferred Stock (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Preferred Stock is acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Stock. Any Holder who tenders in the Exchange Offer with the intention of participating in a distribution of the Exchange Preferred Stock cannot rely on such interpretation by the staff of the Commission as set forth in the Morgan Stanley Letter and other similar letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In the event that the Company's belief regarding resale is inaccurate, Holders of the Exchange Preferred Stock who transfer Exchange Preferred Stock in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. The Company does not assume or indemnify Holders against such liability. The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, Holders of Old Preferred Stock in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Each broker-dealer that receives Exchange Preferred Stock for its own account in exchange for Old Preferred Stock, where such Old Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. In order to facilitate the disposition of Exchange Preferred Stock by Participating Broker-Dealers, the Company has agreed, subject to certain conditions, to make available this Prospectus, as it may be amended or supplemented from time to time, for delivery by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act. The Company is obligated to deal with only one entity representing Participating Broker-Dealers (the "Representative"), which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as the Representative. Accordingly, any Holder that is a Participating Broker-Dealer must notify counsel to the Representative at the telephone number set forth in the Letter of Transmittal and comply with the procedures for Participating Broker-Dealers. Among other things, the Representative will be required to confirm with the Company on a weekly basis that the Prospectus is available. Accordingly, Participating Broker-Dealers will be required to confirm such availability with the Representative on a weekly basis. Pursuant to the Registration Rights Agreement, the Company will not be required to amend or supplement the Prospectus for a period exceeding 90 days after the Expiration Date except in certain circumstances involving the suspension of the use thereof by the Company. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Preferred Stock to be received in the Exchange Offer. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Preferred Stock validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

     As of the date of this Prospectus, 515,167 shares of Old Preferred Stock are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of the Old Preferred Stock on the date hereof. There will be no fixed record date for determining registered holders of the Old Preferred Stock entitled to participate in the Exchange Offer; however, Holders of the Old Preferred Stock must tender their certificates therefor prior to the Expiration Date to participate.

     The form and terms of the Exchange Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the Exchange Preferred Stock will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Exchange Preferred Stock will evidence the same rights, privileges and obligations as the Old Preferred Stock. Following consummation of the Exchange Offer, all rights under the Registration Rights Agreement accorded to holders of Old Preferred Stock, including the right to receive additional dividends on the Old Preferred Stock to the extent and in the circumstances specified therein, will terminate.

     The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, and the rules and regulations of the Commission thereunder. Old Preferred Stock that is not tendered for exchange under the Exchange Offer will remain outstanding and will be entitled to the rights as set forth in the Certificate of Designation, including the right to receive dividends at the rate of 13% per annum. Any Old Preferred Stock not tendered for exchange will not retain any rights under the Registration Rights Agreement and will remain subject to certain transfer restrictions. See "-- Consequences of Failure to Exchange."

     The Company shall be deemed to have accepted validly tendered Old Preferred Stock when, as and if the Company shall have given oral or written notice thereof to the Transfer Agent. The Transfer Agent will act as agent for the tendering Holders for the purposes of receiving the Exchange Preferred Stock from the Company. If any tendered Old Preferred Stock is not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Preferred Stock will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date. See "-- Procedures for Tendering."

     Holders who tender Old Preferred Stock in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date," shall mean 5:00 p.m., New York City time on
            , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Transfer Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will mail to the registered Holders an announcement thereof.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Preferred Stock, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied by giving oral or written notice of such delay, extension or termination to the Transfer Agent or (ii) to amend the terms of the Exchange Offer in any manner consistent with the Registration Rights Agreement. Any such delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Preferred Stock properly tendered and will issue the Exchange Preferred Stock promptly after acceptance of the Old Preferred Stock. See "-- Conditions" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Preferred Stock for exchange when, as and if the Company shall have given oral or written notice thereof to the Transfer Agent.

     In all cases, issuance of the Exchange Preferred Stock for Old Preferred Stock that is accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Transfer Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Preferred Stock is not accepted for any reason set forth in the terms and conditions of the Exchange Offer, the Holder withdraws such previously tendered Old Preferred Stock, or if Old Preferred Stock is submitted for a greater number of shares than the Holder desires to exchange, then such unaccepted, withdrawn or portion of non-exchanged Old Preferred Stock, as appropriate, will be returned without expense to the tendering Holder thereof.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to exchange any Exchange Preferred Stock for any Old Preferred Stock and may terminate the Exchange Offer before the acceptance of any Old Preferred Stock for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any interpretation of any existing law, statute, rule or regulation is issued by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (c) any governmental approval or approval by Holders of the Old Preferred Stock has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Old Preferred Stock and return all tendered Old Preferred Stock to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Preferred Stock tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Preferred Stock to withdraw their tendered Old Preferred Stock or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Preferred Stock which has not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Transfer Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Preferred Stock must be received by the Transfer Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Preferred Stock, if such procedure is available, into the Transfer Agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described below must be received by the Transfer Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Transfer Agent at the address set forth below under "Transfer Agent" prior to the Expiration Date.

     The tender by a Holder of Old Preferred Stock that is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD PREFERRED STOCK AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TRANSFER AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE TRANSFER AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD PREFERRED STOCK SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMER-

CIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its Old Preferred Stock should contact the registered Holder promptly and instruct such registered Holder to tender such Old Preferred Stock on such beneficial owner's behalf. If such beneficial owner wishes to tender its Old Preferred Stock on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Preferred Stock, either make appropriate arrangements to register ownership of the Old Preferred Stock in such owner's name or obtain a properly completed assignment from the registered Holder. The transfer of registered ownership of Old Preferred Stock may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Preferred Stock tendered pursuant thereto is tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Preferred Stock listed therein, such Old Preferred Stock must be endorsed or accompanied by a properly completed stock power, signed by such registered Holder as such registered Holder's name appears on such Old Preferred Stock.

     If the Letter of Transmittal or any Old Preferred Stock or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Preferred Stock and withdrawal of tendered Old Preferred Stock will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Preferred Stock not properly tendered or any Old Preferred Stock the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Preferred Stock. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Preferred Stock must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Preferred Stock, none of the Company, the Transfer Agent or any other person shall incur any liability for failure to give such notification. Tenders of Old Preferred Stock will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Preferred Stock received by the Transfer Agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Transfer Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, to purchase or make offers for any Old Preferred Stock that remains outstanding subsequent to the Expiration Date or, as set forth above under "-- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law and the terms of its agreements relating to its outstanding indebtedness, purchase Old Preferred Stock in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each Holder will represent to the Company that, among other things, (i) the Exchange Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such Exchange Preferred Stock, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Preferred Stock, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Stock and (iv) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 of the Securities Act, of the Company. If the Holder is a Participating Broker-Dealer that will receive shares of Exchange Preferred Stock for such Holder's own account in exchange for shares of Old Preferred Stock that were acquired as a result of market-making activities or other trading activities, such Holder will be required to acknowledge in the Letter of Transmittal that such Holder will deliver a prospectus in connection with any resale of such Exchange Preferred Stock and otherwise agree to comply with the procedures described above under "-- Resale of the Exchange Preferred Stock"; however, by so acknowledging and delivering a prospectus, such holder will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act.

     In all cases, issuance of Exchange Preferred Stock pursuant to the Exchange Offer will be made only after timely receipt by the Transfer Agent of certificates for such Old Preferred Stock or a timely Book-Entry Confirmation of such Old Preferred Stock into the Transfer Agent's account at DTC, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Preferred Stock is not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Preferred Stock is submitted for a greater number of shares than the Holder desires to exchange, such unaccepted or non-exchanged Old Preferred Stock will be returned without expense to the tendering Holder thereof (or, in the case of Old Preferred Stock tendered by book-entry transfer into the Transfer Agent's account at DTC pursuant to the book-entry transfer procedures described below, such unaccepted or non-exchanged Old Preferred Stock will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Transfer Agent will make a request to establish an account with respect to the Old Preferred Stock at DTC for the purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Preferred Stock by causing DTC to transfer such Old Preferred Stock into the Transfer Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Preferred Stock may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Transfer Agent at the address set forth below under "Transfer Agent" on or prior to the Expiration Date (unless the Holder complies with the guaranteed delivery procedures described below).

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Preferred Stock and (i) whose Old Preferred Stock is not immediately available or (ii) who cannot deliver their Old Preferred Stock, the Letter of Transmittal or any other required documents to the Transfer Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Transfer Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Preferred Stock and the number of shares of Old Preferred Stock tendered and stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Preferred Stock in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Transfer Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Preferred Stock in proper form for transfer and other documents required by the Letter of Transmittal are received by the Transfer Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Transfer Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Preferred Stock according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Preferred Stock in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Transfer Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the Old Preferred Stock to be withdrawn (including the certificate number(s)), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Preferred Stock was tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Transfer Agent register the transfer of such Old Preferred Stock in the name of the person withdrawing the tender and (iv) specify the name in which any such Old Preferred Stock is to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Preferred Stock will be issued with respect thereto unless the Old Preferred Stock so withdrawn is validly retendered. Any Old Preferred Stock that has been tendered but that is not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Preferred Stock may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Registration Rights Agreement accorded to Holders of Old Preferred Stock will terminate upon the consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period not to exceed 90 days after the Expiration Date, to provide copies of the latest version of this Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Preferred Stock received for its own account pursuant to the Exchange Offer in exchange for Old Preferred Stock acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "-- Resale of the Exchange Preferred Stock."

TRANSFER AGENT

     First Chicago Trust Company of New York, the Transfer Agent, has been appointed exchange agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the Letter of Transmittal and requests for copies of the Notice of Guaranteed Delivery with respect to the Old Preferred Stock should be addressed to the Transfer Agent as follows:

    BY MAIL:                                    BY OVERNIGHT COURIER:
    -----------------------------------------   -----------------------------------------
    First Chicago Trust Company of New York     First Chicago Trust Company of New York
    Suite 4660                                  Suite 4680
    P.O. Box 2569                               14 Wall Street
    Jersey City, New Jersey 07303-2569          8th Floor
                                                New York, New York 10005

    BY HAND:                                    BY FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY):
    -----------------------------------------   -----------------------------------------
    First Chicago Trust Company of New York     201-222-4720
    Tenders & Exchanges                         or
    c/o The Depository Trust Company            201-222-4721
    55 Water Street
    DTC TAD
    Vietnam Veterans Memorial Plaza
    New York, New York 10041

FEES AND EXPENSES

     The expenses of soliciting tenders in connection with the Exchange Offer will be paid by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Transfer Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately
[$          .] Such expenses include registration fees, fees and expenses of the
Transfer Agent, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing shares of Old Preferred Stock not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of Old Preferred Stock tendered, or, if tendered, the certificate representing Old Preferred Stock is registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such transfer taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Old Preferred Stock are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Shares of Old Preferred Stock that are not exchanged for the Exchange Preferred Stock pursuant to the Exchange Offer will not retain any rights under the Registration Rights Agreement and will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such shares may not be offered, sold, pledged or otherwise transferred except (i) to Nextel or any subsidiary thereof, (ii) to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (v) to "institutional accredited investors" in a transaction exempt from the registration requirements of the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Certificate of Designation, if any,

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer.

TAX CONSEQUENCES

     For a description of certain U.S. Federal income tax consequences to holders of Old Preferred Stock of tendering in the Exchange Offer, see "Certain United States Federal Income Tax Consequences -- Exchange of Old Preferred Stock for Exchange Preferred Stock."

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1997 (the "Ownership Date"), the amount and percentage of shares of each class of Nextel's capital stock that are deemed under the rules of the Commission to be "beneficially owned" by (i) each director of Nextel (except that the table reflects the October 1997 Schedule 13D filings by Craig O. McCaw and Wendy P. McCaw), (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of Nextel for the year ended December 31, 1996 who continued to be executive officers of Nextel at the Ownership Date, (iii) all directors and executive officers of Nextel as a group and (iv) each person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) known by Nextel to be the beneficial owner of more than five percent of the outstanding shares of each class of Nextel's capital stock.

                                                                       AMOUNT AND
                                                                         NATURE
                                                 TITLE OF CLASS OF         OF
                                                   THE COMPANY'S       BENEFICIAL    APPROXIMATE %
NAME OF BENEFICIAL OWNER                           CAPITAL STOCK      OWNERSHIP(1)    OF CLASS(2)
---------------------------------------------  ---------------------  ------------   -------------
Daniel F. Akerson............................  Class A Common Stock       200,000(3)     *
Morgan E. O'Brien............................  Class A Common Stock       926,476(4)     *
Keith J. Bane................................  Class A Common Stock            --(5)     *
Frank M. Drendel.............................  Class A Common Stock        10,167(6)     *
Timothy M. Donahue...........................  Class A Common Stock        76,000(7)     *
William E. Conway, Jr. ......................  Class A Common Stock        96,325(8)     *
Craig O. McCaw...............................  Class A Common Stock    78,308,786(9)    24.2%
Keisuke Nakasaki.............................  Class A Common Stock            --(10)    *
Masaaki Torimoto.............................  Class A Common Stock            --(11)    *
Dennis M. Weibling...........................  Class A Common Stock    78,308,786(12)   24.2
Robert S. Foosaner...........................  Class A Common Stock       242,000(13)    *
All directors and executive officers as a
  group (18 persons).........................  Class A Common Stock    80,122,289(14)   24.7

                                                                             AMOUNT AND
                                                                               NATURE
                                                 TITLE OF CLASS OF               OF
                                                   THE COMPANY'S             BENEFICIAL    APPROXIMATE %
NAME OF BENEFICIAL OWNER                           CAPITAL STOCK            OWNERSHIP(1)    OF CLASS(2)
---------------------------------------------  -----------------------      ------------   -------------
5% STOCKHOLDERS
Digital Radio, L.L.C. .......................  Class A Common Stock          78,308,786(15)     24.2
  2320 Carillon Point                          Class A Preferred Stock        8,163,265        100.0
  Kirkland, Washington 98033                   Class B Preferred Stock               82        100.0
Motorola, Inc. ..............................  Class A Common Stock          58,890,000(16)     20.6
  1303 East Algonquin Road                     Class B Common Stock          17,830,000        100.0
  Schaumburg, Illinois 60196
Putnam Investments, Inc. ....................  Class A Common Stock          15,340,145(17)      5.4
  1 P.O. Box Square
  Boston, Massachusetts 02109

---------------

   * Less than one percent (1%).
 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the Ownership Date. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Nextel's capital stock beneficially owned.
 (2) Represents the voting power of the number of shares of each of class of capital stock beneficially owned as of the Ownership Date by each named person or group, expressed as a percentage of (a) all shares of Nextel's capital stock of the indicated class actually outstanding as of such date (in the case of the Class A Common Stock, giving effect to the conversion of Nextel's preferred stock and Nextel's Non-Voting Common Stock), plus (b) all other shares of capital stock deemed outstanding as of such date pursuant to Rule 13d-3(d)(1) under the Exchange Act.
 (3) Includes 200,000 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Akerson upon the exercise of non-qualified stock options.
 (4) Includes 553,477 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. O'Brien upon the exercise of non-qualified stock options.
 (5) Mr. Bane, who is Executive Vice President and President, Americas Region of Motorola, disclaims beneficial ownership of all securities of Nextel held by Motorola. See note 16.
 (6) Includes 1,667 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Drendel upon the exercise of non-qualified stock options.
 (7) Includes 75,000 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Donahue upon the exercise of non-qualified stock options.
 (8) Includes 1,667 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Conway upon the exercise of non-qualified stock options.
 (9) Mr. McCaw, who is an equity owner and controlling person of the McCaw Investor, disclaims beneficial ownership of all securities of Nextel held by the McCaw Investor, except to the extent of his pecuniary interest therein. See note 15.
(10) Mr. Nakasaki, who is President and Chief Executive Officer of NTT America, Inc., a subsidiary of Nippon Telegraph and Telephone Corporation ("NTT"), disclaims beneficial ownership of all shares of Class A Common Stock held by NTT. As of the Ownership Date, NTT held 1,532,959 shares.
(11) Mr. Torimoto, who is Vice President of Panasonic Communications and Systems Company, disclaims beneficial ownership of all shares of Class A Common Stock held by Matsushita Communication Industrial Co., Ltd. ("Matsushita"). As of the Ownership Date, Matsushita held 3,000,000 shares.
(12) Mr. Weibling, who is President of Eagle River, an affiliate of the McCaw Investor, disclaims beneficial ownership of all securities of Nextel held by the McCaw Investor, except to the extent of his pecuniary interest therein. See note 15.

(13) Includes 192,000 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Foosaner upon the exercise of non-qualified stock options.
(14) Includes an aggregate of 1,243,061 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter by directors and executive officers as a group upon the exercise of non-qualified stock options or other stock purchase rights. See also notes 15 and 16.
(15) Reflects the transfer of 9,257,659 shares of Class A Common Stock and options to purchase 4,917,278 shares of Class A Common Stock obtainable as of the Ownership Date to Wendy P. McCaw pursuant to an agreement dated October 10, 1997, as reflected in the Schedule 13D of Ms. McCaw dated October 20, 1997 (the "October 13D") and in an amendment to the Schedule 13D of the McCaw Investor. While the October 13D indicates that Ms. McCaw's ownership exceeds 5% of the outstanding Class A Common Stock, as calculated in accordance with Note 2, such interest is less than 5%. Comprised of (i) 13,336,187 shares of Class A Common Stock beneficially owned by the McCaw Investor, (ii) 15,082,722 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon the exercise of certain options, (iii) 400,000 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon the exercise of a portion of the Incentive Option granted to Eagle River, (iv) 24,489,877 shares of Class A Common Stock, which represents the conversion of the 8,163,265 shares of Class A Preferred Stock and the 82 shares of Nextel's Class B Preferred Stock held by the McCaw Investor and (v) 25,000,000 shares of Class A Common Stock issuable pursuant to the New Option issued to an affiliate of Mr. McCaw as of June 16, 1997.
(16) Assuming conversion of the Non-Voting Common Stock held by Motorola. Comprised of (i) 38,170,000 shares of Class A Common Stock beneficially owned by Motorola, (ii) 17,830,000 shares of Non-Voting Common Stock beneficially owned by Motorola and (iii) 2,890,000 shares of Class A Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon exercise of a warrant.
(17) As reported in the most recent Schedule 13G filed by Putnam Investments, Inc. ("Putnam"), Putnam does not have sole voting power over the shares of Class A Common Stock beneficially owned by Putnam.

                    DESCRIPTION OF EXCHANGE PREFERRED STOCK

     The form and terms of the Exchange Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the Exchange Preferred Stock will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Exchange Preferred Stock will evidence the same rights, privileges and obligations as the Old Preferred Stock. Following consummation of the Exchange Offer, all rights under the Registration Rights Agreement accorded to holders of the Old Preferred Stock, including the right to receive additional dividends on the Old Preferred Stock to the extent and in the circumstances specified therein, will terminate.

     The summary contained herein of certain provisions of the Exchange Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation, which has been previously filed with the Commission and is incorporated herein by reference. The definitions of certain terms used in the Certificate of Designation and in the following summary are set forth under "-- Certain Definitions."

GENERAL

     Pursuant to the Certificate of Incorporation, the Company has the authority to issue 613,883,948 shares of capital stock, divided into six classes as follows: (i) 515,000,000 shares of Class A Common Stock, (ii) 35,000,000 shares of Class B Common Stock, (iii) 26,941,933 shares of Class A Preferred Stock,
(iv) 82 shares of Class B Preferred Stock, (v) 26,941,933 shares of Class C Convertible Redeemable Preferred Stock ("Class C Preferred Stock"), (vi) 1,600,000 shares of the Preferred Stock and (vii) 8,400,000 shares of preferred stock, par value $.01 per share (the "Undesignated Preferred Stock"). The Certificate of Incorporation of the Company authorizes the Board of Directors to issue preferred stock from the Undesignated Preferred Stock from time to time in one or more series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. The Certificate of Designation authorizes the issuance of up to 1,600,000 shares of Series D Preferred Stock, with a liquidation preference of $1,000 per share. The authorized Series D Preferred Stock consists of the 500,000 shares of the Old Preferred Stock originally issued, additional shares of Old Preferred Stock used to pay dividends on the Old Preferred Stock, the Exchange Preferred Stock offered hereby and additional shares of Exchange Preferred Stock which may be used to pay dividends on the Exchange Preferred Stock (collectively, the "Preferred Stock"). The Preferred Stock is exchangeable, at the option of the Company, into the Exchange Debentures, at any time after December 15, 2005, or in certain circumstances, earlier, subject to the satisfaction of certain conditions. See "-- Exchange" below. The Exchange Preferred Stock, when issued by the Company in the Exchange Offer or to pay dividends on the Exchange Preferred Stock, will be fully paid and nonassessable. Holders of Preferred Stock do not have any subscription or preemptive rights related thereto. First Chicago Trust Company of New York is the Transfer Agent and registrar for the Preferred Stock (the "Registrar").

RANKING

     The Exchange Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank: (i) senior to (A) all classes of common stock of the Company and to (B) each other class of capital stock or series of preferred stock (other than the Class C Preferred Stock) established after the Closing Date, the terms of which do not expressly provide that it ranks senior to or on a parity with the Exchange Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as the "Junior Securities"); (ii) on a parity with (A) the Class A Preferred Stock (except with respect to the Special Payments (as defined below)), the Class B Preferred Stock (except with respect to the Special Payments) and the Class C Preferred Stock; and (B) any class of capital stock or series of preferred stock issued by the Company after the Closing Date, the terms of which expressly provide that such class or series will rank on a parity with the Exchange Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); (iii) junior with respect to the dividend accruals and payments on the Class A Preferred

Stock and the $25,000,000 cash payment on the Class B Preferred Stock that are described under "Terms of Existing Nextel Preferred Stock," which are required upon certain occurrences (such payments and dividend rights of the Class A Preferred Stock and Class B Preferred Stock, the "Special Payments"); and (iv) subject to Preferred Stockholder Approval Rights (as defined below), junior to each class of capital stock or series of preferred stock issued by the Company and established after the Closing Date, the terms of which expressly provide that such class or series will rank senior to the Exchange Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). The Company may not issue any new class or series of Senior Securities without the approval of the holders of at least a majority of the shares of Exchange Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that the Company does not need the approval of such holders to issue shares of Senior Securities (1) in respect of any dividend or payment obligations that constitute Special Payments or (2) in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Exchange Preferred Stock then outstanding or Debt of the Company (such approval rights, herein referred to as "Preferred Stockholder Approval Rights"); provided that, solely in the case of Senior Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Exchange Preferred Stock then outstanding, (a) the aggregate liquidation preference of such Senior Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the shares of Exchange Preferred Stock so exchanged, redeemed or repurchased, (b) such Senior Securities shall not be Redeemable Stock and (c) such Senior Securities shall not be entitled to the payment of cash dividends prior to July 15, 2002. At the date hereof, the only outstanding preferred stock (other than the 515,167 shares of Old Preferred Stock previously issued) is the Class A Preferred Stock and the Class B Preferred Stock which (except in the case of Special Payments with respect to the Class A Preferred Stock and Class B Preferred Stock) is on a parity with the Exchange Preferred Stock. Under certain circumstances, shares of Class A Preferred Stock can be converted into shares of Class C Preferred Stock, which would rank on a parity with the Exchange Preferred Stock, but neither the issuance nor any exchange of shares of Class C Preferred Stock would require any vote by holders of the Exchange Preferred Stock. See "Risk Factors -- Risks Related to Preferred Stock and Exchange Offer -- Ranking of Preferred Stock and Exchange Debentures" and "-- Effect of Holding Company Structure."

DIVIDENDS

     Holders of Exchange Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Exchange Preferred Stock at a rate per annum equal to 13% of the liquidation preference per share of Exchange Preferred Stock, payable quarterly. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the date to which dividends have been paid on the Old Preferred Stock and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. The Company elected to pay the first quarterly dividend on the Old Preferred Stock in kind, resulting in the issuance of an additional 15,167 shares of Old Preferred Stock on October 15, 1997. On and before July 15, 2002, the Company may pay dividends, at its option, in cash or in additional fully paid and nonassessable shares of Exchange Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After July 15, 2002, dividends may be paid only in cash. However, the Existing Indentures restrict the payment of cash dividends by the Company, and future agreements may provide for restrictions on the payment of cash dividends. In addition, the collateral security mechanisms and the related provisions associated with the Bank Credit Facility and Vendor Credit Facility limit the amount of cash available to make dividends, loans and cash distributions to the Company from its restricted subsidiaries and provisions contained in the NI Indenture and in other loan documents to which Nextel International or its subsidiaries are parties operate to restrict transfers of funds or value between Nextel International and its subsidiaries and the Company and its Restricted Subsidiaries. See "Risk Factors -- Risks Related to Preferred Stock and Exchange Offer -- Ability of Nextel to Pay Cash Dividends or Cash Interest" and
"-- Dependence of Company on Subsidiaries for Cash to Pay Dividends and Interest, to Redeem Preferred Stock and for Repayment of Exchange Debentures." If any dividend (or portion thereof) payable on any dividend payment date after July 15, 2002 is not declared or paid in full in cash on such dividend payment date, the amount of such dividend that is payable and that is not paid in cash on such date will accrue interest at the dividend rate then applicable to the Preferred Stock, compounding quarterly, until declared and paid in full.

     Other than any amount constituting Special Payments, no full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash is set apart for such payments on the Exchange Preferred Stock. The making of Special Payments will not, in and of itself, require that any dividend be declared or any dividend or other amount be paid or accrued in respect of the Exchange Preferred Stock. Except as noted in the case of Special Payments, if dividends are not fully paid, the Exchange Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto (except under certain limited circumstances to permit the redemption of Junior Securities owned by certain employees of the Company or its subsidiaries) if full cumulative dividends shall not have been paid on the Exchange Preferred Stock.

OPTIONAL REDEMPTION

     The Exchange Preferred Stock may be redeemed (subject to the restrictions described below, contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time after the Optional Redemption Date, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice mailed by first-class mail to each holder's registered address, at a redemption price equal to the amount of the liquidation preference thereof, plus an amount equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date); provided, however, that in the event that the Existing Senior Notes are repurchased, redeemed or repaid in full prior to the Optional Redemption Date, the Exchange Preferred Stock may be redeemed (subject to the restrictions described below, contractual and other restrictions thereto and to the legal availability of funds therefor) at any time on or after July 15, 2002, at the Company's option, in whole or in part, upon not less than 30 or more than 60 days' prior written notice mailed by first class mail to each holder's registered address, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), if redeemed during the 12-month period beginning July 15 of each of the years set forth below.

          YEAR                                                             PERCENTAGE
          ---------------------------------------------------------------  ----------
          2002...........................................................    106.50%
          2003...........................................................    103.25
          2004 and thereafter............................................    100.00

     In addition, on or prior to July 15, 2000, in the event that the Existing Senior Notes are repurchased, redeemed or repaid in full (subject to the restrictions described below, contractual and other restrictions with respect thereto and to the legal availability of funds therefor), the Company may redeem shares of Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of the Old Preferred Stock originally issued at a redemption price equal to 113% of the liquidation preference, plus an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date (subject to the right of holders of Exchange Preferred Stock on relevant record dates to receive dividends due on relevant dividend payment dates), with the proceeds of any sale of its common stock, provided that such redemption date occurs within 180 days after consummation of such sale.

     No optional redemption of any shares of Exchange Preferred Stock may be authorized or made unless prior thereto full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchange Preferred Stock.

     In the event of partial redemptions of Exchange Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. If any Exchange Preferred Stock is to be redeemed in part, the notice of redemption that relates to such Exchange Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of Exchange Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original certificate and, unless the Company fails to pay the redemption price on the redemption date, after the redemption date, dividends will cease to accrue on the shares of Exchange Preferred Stock called for redemption. The Existing Indentures contain provisions that operate to limit the Company's ability to effect an optional redemption of the Exchange Preferred Stock. Additionally, provisions in the Company's Bank Credit Facility and Vendor Credit Facility, in the NI Indenture and in other loan documents to which Nextel International or its subsidiaries are parties operate to limit the funds available to the Company from its restricted and unrestricted subsidiaries. See "Risk Factors -- Risks Related to Preferred Stock and Exchange Offer -- Ability of Nextel to Pay Cash Dividends or Cash Interest" and "-- Dependence of Company on Subsidiaries for Cash to Pay Dividends and Interest, to Redeem Preferred Stock and for Repayment of Exchange Debentures."

MANDATORY REDEMPTION

     The Exchange Preferred Stock will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restrictions with respect thereto) in whole on July 15, 2009 at a price, payable in cash, equal to the liquidation preference thereof plus all accumulated and unpaid dividends to the date of redemption.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required (subject to any contractual and other restrictions with respect thereto existing on the Closing Date and the legal availability of funds therefor) to make an Offer to Purchase to each holder of Exchange Preferred Stock to repurchase all or any part of such holder's Exchange Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends (if any) to the date of purchase (the "Change of Control Payment"). The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     None of the provisions in the Certificate of Designation relating to a purchase upon a Change of Control are waivable by the Board of Directors. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. In addition, under the definition of Change of Control, no Change of Control will be deemed to occur until the day after the Optional Redemption Date, or sooner if the Company had repurchased, redeemed or repaid all Existing Senior Notes. There can be no assurance that the Company would have sufficient funds to pay the purchase price for all Exchange Preferred Stock that the Company would be required to purchase if a Change of Control with respect to the Exchange Preferred Stock is deemed to occur. In the event that the Company were required to purchase outstanding Exchange Preferred Stock pursuant to an Offer to Purchase, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the Company's ability to purchase the Exchange Preferred Stock may be limited by other then-existing agreements and by restrictions imposed by Delaware law.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Exchange Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. However, neither the merger, consolidation or sale of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding-up of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchange Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchange Preferred Stock and the Parity Securities will share equally and ratably (subject to the preference of the holders of Class A Preferred Stock and Class B Preferred Stock to receive any Special Payments then due and not paid in full) in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of Exchange Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

     The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Exchange Preferred Stock, although such liquidation preference is substantially in excess of the par value per share of such Exchange Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Exchange Preferred Stock exceeds its par value. The fact that the liquidation preference of the Exchange Preferred Stock exceeds its par value does not restrict the Company's use of surplus, and, except in connection with the liquidation of the Company, no remedies are available to holders of the Exchange Preferred Stock before or after the payment of any dividend if the dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Exchange Preferred Stock and its par value.

VOTING RIGHTS

     The holders of Exchange Preferred Stock will have no voting rights except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (a) dividends on the Preferred Stock are in arrears and unpaid (and if, after July 15, 2002, such dividends are not paid in cash) for four consecutive quarterly periods or six quarterly periods (whether or not consecutive), (b) the Company fails to discharge any redemption obligation with respect to the Preferred Stock, (c) the Company fails to make an Offer to Purchase (and complete such purchase) following a Change of Control, if such Offer to Purchase is required by the provisions set forth above under the caption "-- Change of Control," (d) a breach or violation of the provisions described under the caption "-- Certain Covenants" occurs and such breach or violation continues for a period of 60 consecutive days or more after notice thereof to the Company by holders of 25% or more of the then outstanding shares of Preferred Stock or (e) the Company fails to pay when due (subject to any applicable grace period) the principal of, or if there is an acceleration of, any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of at least $25,000,000, individually or in the aggregate, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding shares of Preferred Stock, voting separately as a class, to elect two directors. Such voting rights and the term of office of such elected directors will continue until such time as all dividends in arrears on the Preferred Stock are paid in full (and, in the case of dividends payable after July 15, 2002, paid in cash) and any failure, breach or default referred to in clause (b), (c), (d) or (e) is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Each such event described in clauses (a) through (e) above is referred to herein as a "Voting Rights Triggering Event." Within 15 days of the time the Company becomes aware of the occurrence of any default referred to in clause (d) or (e) above, the Company shall give written notice thereof to holders of the Preferred Stock.

     The Certificate of Designation provides that, upon the occurrence of a Voting Rights Triggering Event, the number of directors constituting the Board of Directors will be increased by two directors, whom the holders of the Preferred Stock are entitled to elect. Whenever the right of the holders of the Preferred Stock to elect directors shall cease, the number of directors constituting the Board of Directors will be reduced to the number necessary to reflect the termination of the right of the holders of the Preferred Stock to elect directors. Any vacancy occurring in the office of a director elected by the holders of Preferred Stock may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by such holders.

     The provisions of the Company's Certificate of Incorporation provide that generally, the Operations Committee must approve a variety of matters that would otherwise be put before the Board of Directors. The directors elected by the holders of the Preferred Stock have no right to sit on the Operations Committee or any other committee of the Board of Directors. The holders of the Class A Preferred Stock are entitled to elect that number of directors (rounded up to the nearest whole number) equal to 25% of the entire Board of Directors. In the event the holders of Preferred Stock are entitled to elect two directors, the McCaw Investor may be entitled to elect an additional director.

     The Certificate of Designation also provides that, except as stated above under "-- Ranking," the Company will not authorize any class of Senior Securities without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect adversely the specific rights, preferences, privileges or voting rights of holders of shares of the Preferred Stock, or increase the authorized number of shares of Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class. The holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, may also waive compliance with any provision of the Certificate of Designation. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any other class or series of preferred stock, shall not require the consent of the holders of Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the holders of Preferred Stock.

     Under Delaware law, the holders of Preferred Stock are entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Certificate of Designation and Exchange Indenture. Reference is made to the Certificate of Designation and Exchange Indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     Whenever the Certificate of Designation or the Exchange Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation will be made as if the transactions or events occurred on the first day of such period, unless otherwise specified. All accounting terms not otherwise defined in the Certificate of Designation will have the meanings ascribed to them in accordance with generally accepted accounting principles (whether or not such is indicated in the Certificate of Designation) and, except as otherwise expressly provided in the Certificate of Designation, the term "generally accepted accounting principles," with respect to any computation required or permitted by the Certificate of Designation shall mean such accounting principles as are generally accepted at the date of such computation.

     "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. "Affiliate" shall be deemed to include, but only for purposes of the "Transactions with Affiliates" covenant and without limiting the application of the preceding sentence for the purpose of such or any other purpose, any Person owning, directly or indirectly, (i) 10% or more of the Company's outstanding common stock or (ii) securities having 10% or more of the total voting power of the Company's Voting Stock. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

     "Annualized Operating Cash Flow" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

     "Average Life" means, at any date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Debt and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a person shall be deemed to have beneficial ownership of all securities that such person has a right to acquire within 60 days, provided that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification and delivered to the Transfer Agent, with respect to the Preferred Stock, or the Trustee, with respect to the Exchange Debentures.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with generally accepted accounting principles and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

     "Change of Control" means the occurrence of any of the following events:

          (a) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company; provided that no Change of Control shall be deemed to occur pursuant to this clause (a) (x) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

          (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Exchange Indenture and (ii) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided that no Change of Control shall be deemed to occur pursuant to this clause (b), (x) if the surviving or transferee Person or the person referred to in clause (b)(ii) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the surviving or transferee Person or such other person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

          (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     Any event that would constitute a Change of Control pursuant to clause (a) or (b) above (i) but for the proviso thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met and (ii) if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of the Company to, or merger or consolidation of the Company with, any Person (any such transaction, a "Restructuring Transaction") effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (i) of the definition of the term "Permitted Transactions" shall not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith (the "Restructuring Closing"), were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company would remain, immediately after such Restructuring Closing (and after taking into account all issuances of securities in such Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be); provided that, immediately after any transaction or combination of transactions described in this clause (ii), no person (as such term is used in Sections 13(d) and 14(a) of the Exchange Act and the regulations thereunder) is the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be) unless such person (as so defined) was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company immediately before such transaction or combination of transactions. Notwithstanding anything to the contrary contained in the Certificate of Designation, no Change of Control shall be deemed to occur under the Certificate of Designation until the earlier of the day after (x) the Optional Redemption Date and (y) the date all Existing Senior Notes are repurchased, redeemed or repaid in full, and if any Existing Senior Notes are outstanding at the time of an occurrence of an event set forth in (a),
(b) or (c) above, such occurrence shall not be deemed to be a Change of Control under the Certificate of Designation until such Existing Senior Notes are repurchased, redeemed or repaid in full, in which case the day after the date on which all Existing Senior Notes are so repaid, redeemed or repurchased will be deemed to be the date on which such Change of Control occurred.

     "Closing Date" means July 21, 1997, the date on which the Old Preferred Stock was originally issued under the Certificate of Designation.

     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by the Company for that purpose.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Adjusted Net Income" and "Consolidated Adjusted Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt),
(d) any foreign exchange gain or loss, (e) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (f) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (g) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction and (h) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person.

     "Consolidated Adjusted Net Income (Loss)" means, for any period, the Company's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for such period, as applicable.

     "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Company and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination to (ii) the Annualized Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company.

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt (including amortization of original issue discount and non-cash interest payments and accruals), the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortizations of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock.

     "Consolidated Net Income" and "Consolidated Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt),
(d) any foreign exchange gain or loss, (e) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (f) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (g) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (h) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person and (i) the net income (but not net loss) of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to the Company but only to the extent of such restrictions.

     "Consolidated Net Income (Loss)" means, for any period, the Company's Consolidated Net Income or Consolidated Net Loss for such period, as applicable.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, no effect shall be given to adjustments following the Closing Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Facility" means any credit facility (whether a term or revolving type) of the type customarily entered into with banks, between the Company and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facility), which credit facility is designated by the Company as a "Credit Facility" for purposes of the Certificate of Designation and the Exchange Indenture, as applicable, and shall include all such credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $2.5 billion.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends, (vii) every obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person, and
(viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of such Debt less the unamortized portion of the original issue discount of such Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on such Debt shall be deemed not to be "Debt."

     "Default" means (a) with respect to the Preferred Stock, any event that is, or after notice or passage of time, or both, would be, a Voting Rights Triggering Event and (b) with respect to the Exchange Debentures, an event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Digital Mobile" means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the offering memorandum related to the issuance of the Old Preferred Stock.

     "Digital Mobile-SMR Operating Cash Flow" means, for any fiscal quarter, (i) the net income or loss, as the case may be, of the Company and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for such fiscal quarter, plus (ii) depreciation and amortization charged with respect thereto for such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or loss, by excluding (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) any other extraordinary, non-recurring or unusual items and (f) all income or losses of Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting, except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus (iii) all amounts deducted in calculating net income or loss for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

     "Directed Investment" by the Company or any of its Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after June 1, 1997 of shares of its Capital Stock (other than the Preferred Stock and Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock) designated by the Board of Directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; provided that the aggregate amount of any such Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of such cash or property received by the Company on or after June 1, 1997 from any such issuance and sale or capital contribution; and provided further that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment, (x) used to make a Restricted Payment or (y) used as the basis for the Incurrence of Debt under clause (i) of the "Limitation on Consolidated Debt" covenant unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (III) has otherwise been repaid and, in the circumstances described in clauses (I) and (II), the Company delivers to the Transfer Agent, with respect to the Preferred Stock, or the Trustee, with respect to the Exchange Debentures, a certificate confirming that the requirements of such clauses have been met.

     "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

     "Existing Indentures" means the indentures relating to the Existing Senior Notes.

     "Existing Senior Notes" means the Company's $525,855,000 principal amount at maturity of 11 1/2% Senior Redeemable Discount Notes Due 2003, $1,126,435,000 principal amount at maturity of 9 3/4% Senior Redeemable Discount Notes Due 2004, $541,830,000 principal amount at maturity of 12 1/4% Senior Redeemable Discount Notes Due 2004, $111,165,000 principal amount at maturity of 10 1/4% Senior

Redeemable Discount Notes Due 2005 and $409,876,000 principal amount at maturity of 10 1/8% Senior Redeemable Discount Notes Due 2004.

     "Fair Market Value" means, for purposes of clause (i) of the "Limitation on Consolidated Debt" covenant, the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that (x) the Fair Market Value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate Fair Market Value of any other property received by the Company exceeds $10,000,000, the Fair Market Value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Transfer Agent, with respect to the Preferred Stock, or the Trustee, with respect to the Exchange Debentures.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred", shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that the accretion of original issue discount on Debt shall not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary; provided that a transaction will not be an Investment to the extent it involves (i) the issuance or sale by the Company of its Capital Stock (other than Redeemable Stock), including options, warrants or other rights to acquire such Capital Stock (other than Redeemable Stock) or (ii) a transfer, assignment or contribution by the Company of shares of Capital Stock (or any options, warrants or rights to acquire Capital Stock), or all or substantially all of the assets of, any Unrestricted Subsidiary of the Company to another Unrestricted Subsidiary of the Company.

     "Investment Grade" means a rating of at least BBB--, in the case of S&P, or Baa3, in the case of Moody's.

     "Licenses" means SMR licenses granted by the FCC that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Marketable Securities" means:

          (1) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than six months;

          (2) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500,000,000 and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody's; and

          (3) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

     "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Transfer Agent, with respect to the Preferred Stock, or the Trustee, with respect to the Exchange Debentures.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder at his registered address on the date of the Offer offering to purchase up to the liquidation preference of Preferred Stock or principal amount of Exchange Debentures specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Certificate of Designation or Exchange Indenture, as the case may be). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the " Offer to Purchase Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of shares of Preferred Stock or Exchange Debentures within three Business Days after the Offer to Purchase Expiration Date. The Company shall notify the Transfer Agent or Trustee, as applicable, at least 15 days (or such shorter period as is acceptable to the Transfer Agent or Trustee, as applicable), prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Transfer Agent or the Trustee, as applicable, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which, at a minimum, shall include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Transfer Agent pursuant to the Certificate of Designation or the Trustee pursuant to the Exchange Indenture, as applicable (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender their shares of Preferred Stock or Exchange Debentures pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the section of the Certificate of Designation or the Exchange Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Offer to Purchase Expiration Date and the Purchase Date;

          (3) the aggregate liquidation preference of the outstanding shares of Preferred Stock or principal amount of the outstanding Exchange Debentures offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate liquidation preference of Preferred Stock or $1,000 principal amount of Exchange Debentures accepted for payment (as specified pursuant to the Certificate of Designation or the Exchange Indenture) (the "Purchase Price");

          (5) the holder may tender all or any portion of the Preferred Stock or Exchange Debentures registered in the name of such holder and that any portion of Preferred Stock or Exchange Debentures tendered must be tendered in an integral multiple of $1,000 of liquidation preference or principal amount, as the case may be;

          (6) the place or places where the shares of Preferred Stock or Exchange Debentures are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that dividends on any shares of Preferred Stock and interest on any Exchange Debentures not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each share of Preferred Stock or Exchange Debenture being accepted for payment pursuant to the Offer to Purchase;

          (9) that each holder electing to tender shares of Preferred Stock or Exchange Debentures pursuant to the Offer to Purchase will be required to surrender such Preferred Stock or Exchange Debentures at the place or places specified in the Offer prior to the close of business on the Offer to Purchase Expiration Date (such Preferred Stock or Exchange Debentures being, if the Company or the Transfer Agent or Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Transfer Agent or Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          (10) that holders will be entitled to withdraw all or any portion of the Preferred Stock or Exchange Debentures tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer to Purchase Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the liquidation preference of the Preferred Stock or principal amount of the Exchange Debentures the holder tendered, the certificate number of the Preferred Stock or Exchange Debentures the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          (11) that the Company shall purchase all such shares of Preferred Stock or Exchange Debentures duly tendered and not withdrawn pursuant to the Offer to Purchase; and

          (12) that in the case of any holder whose shares of Preferred Stock or Exchange Debentures are purchased only in part, the Company shall execute, and the Transfer Agent or Trustee shall authenticate and deliver to the holder of such Preferred Stock or Exchange Debentures without service charge, new shares of Preferred Stock or new Exchange Debentures, as the case may be, of any authorized denomination as requested by such holder, in an aggregate liquidation preference or principal amount equal to and in exchange for the unpurchased portion of the aggregate liquidation preference or principal amount of the Preferred Stock or Exchange Debentures so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Operating Cash Flow" means, for any fiscal quarter, (i) the Company's Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for such fiscal quarter, plus (ii) all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for such fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

     "Operating Cash Flow to Consolidated Interest Expense Ratio" means, as at any date of determination, the ratio of (i) the Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company to (ii) the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the most recently completed fiscal quarter of the Company.

     "Permitted Debt" means:

          (i) any Debt (including Guarantees thereof) outstanding on the Closing Date and any accretion of original issue discount and accrual of interest with respect to such Debt;

          (ii) any Debt outstanding under a Credit Facility;

          (iii) any Vendor Financing Debt or any other Debt Incurred to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of equipment, inventory or network assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date;

          (iv) Debt (A) to the Company or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause (iv);

          (v) Debt (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under foreign currency hedge, interest rate swap or similar agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (vi) renewals, refundings or extensions of any Debt referred to in clause (i) or (iii) above or Incurred pursuant to clause (ii) of the "Limitation on Consolidated Debt" covenant and any renewals, refundings or extensions thereof, plus (A) the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refunding or extension and (B) such other fees and expenses of the Company reasonably incurred in connection with the renewal, refunding or extension, provided that such renewal, refunding or extension shall constitute Permitted Debt only (a) to the extent that it does not result in an increase in the aggregate principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) of such Debt (except as permitted by clause (A) or (B) above), and (b) to the extent such renewed, refunded or extended Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended; and

          (vii) Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of the Company;

          (viii) Debt (in addition to Debt permitted under clauses (i) through (vii) above) in an aggregate principal amount outstanding at any time not to exceed $950,000,000.

     "Permitted Distribution" of a Person means (i) with respect to the Preferred Stock, the redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Securities of the Company, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Junior Securities of the Company (other than Redeemable Stock) and (ii) with respect to the Exchange Debentures, (x) the exchange by such Person of Capital Stock (other than Redeemable Stock) for outstanding Capital Stock and (y) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of the Company that is subordinate in right of payment to the Exchange Debentures, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, either (a) Capital Stock of the Company (other than Redeemable Stock) or (b) Debt of the Company that is subordinate in right of payment to the Exchange Debentures on subordination terms no less favorable to the holders of the Exchange Debentures in their capacities as such than the subordination terms (or other arrangement) applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause (b), such new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value.

     "Permitted Investment" means any Investment in Marketable Securities.

     "Permitted Transaction" means (i) any transaction pursuant to agreements (whether or not definitive, and regardless of whether binding or non-binding) existing on the Closing Date and described in or incorporated by reference into the offering memorandum related to the issuance of the Old Preferred Stock and
(ii) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business (including related activities and services) of the Company or any Restricted Subsidiary, provided (x) such transactions are in the ordinary course of business and (y) such vendor does not beneficially own more than 50% of the voting power of the Voting Stock of the Company.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms or otherwise is (i) required to be redeemed prior to the mandatory redemption date of the Preferred Stock or Stated Maturity of the Exchange Debentures, (ii) redeemable at the option of the holder thereof at any time prior to the mandatory redemption date of the Preferred Stock or Stated Maturity of the Exchange Debentures or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the mandatory redemption date of the Preferred Stock or Stated Maturity of the Exchange Debentures; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the mandatory redemption date of the Preferred Stock or Stated Maturity of the Exchange Debentures shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" covenant described herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such shares of Preferred Stock or Exchange Debentures as are required to be repurchased pursuant to the "Change of Control" covenant described below.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the Board of Directors as (or otherwise deemed to be) a "Restricted Subsidiary" in accordance with the "Restricted Subsidiaries" covenant described below.

     "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Transfer Agent, with respect to the Preferred Stock, or the Trustee, with respect to the Exchange Debentures.

     "Specialized Mobile Radio" or "SMR" means a mobile radio communications system that is operated as described or incorporated by reference in this Prospectus.

     "Stated Maturity", when used with respect to any Debt security or any installment of interest thereon, means the date specified in such Debt security as the fixed date on which the principal of such Debt security or such installment of interest is due and payable.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Total Common Equity" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     "Total Market Value of Equity" of the Company means, as of any day of determination, the sum of (1) the product of (i) the aggregate number of outstanding primary shares of Common Stock of the Company

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

on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of the Company) and
(ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (2) the liquidation value of any outstanding shares of Preferred Capital Stock of the Company on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     "Trustee" means the trustee under the Exchange Indenture.

     "Unrestricted Subsidiary" means Unrestricted Subsidiary Funding Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with the "Restricted Subsidiaries" covenant described below.

     "Vendor Financing Debt" means any Debt owed to (i) a vendor or supplier of any property or materials used by the Company or its Restricted Subsidiaries in their telecommunications business, (ii) any Affiliate of such a vendor or supplier, (iii) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (iv) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of (w) the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials), (x) the cost of design, development, site acquisition and construction, (y) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and (z) the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries.

CERTAIN COVENANTS

  Limitation on Consolidated Debt

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless (i) with respect to Debt Incurred under this clause (i), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds (or 80% of the Fair Market Value of property other than cash) received by the Company after June 1, 1997 from the issuance and sale (other than to a Restricted Subsidiary) of shares of its Capital Stock (other than the Preferred Stock and Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) proceeds applied for use as a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company either abandons its plans to make such Investment or is able to make such Investment pursuant to the "Limitation on Restricted Payments" covenant (other than as a Directed Investment)) and (y) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (c)(2) of the "Limitation on Restricted Payments" covenant, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or (ii) on the date of such Incurrence, after giving effect to the Incurrence of such Debt (or Acquired Debt) and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Company or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

  Limitation on Restricted Payments

     The Company shall not, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to the holders of, any Junior Securities (other than dividends or distributions payable solely in its Junior Securities (other than Redeemable Stock) or in options, warrants or other rights to purchase Junior Securities (other than Redeemable Stock));

          (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Junior Securities of the Company that are not Redeemable Stock or options, warrants or other rights to acquire Junior Securities that are not Redeemable Stock), any Junior Securities of the Company (including options, warrants or other rights to acquire Junior Securities); or

          (iii) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

(each of the foregoing actions set forth in clauses (i) through (iii), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto:

          (a) no Default shall have occurred and be continuing;

          (b) except with respect to Investments, after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

          (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 shall not exceed:

             (1) 50% of the Consolidated Net Income (or, in the case of a Consolidated Net Loss, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

             (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance and sale (other than to a Restricted Subsidiary) after February 15, 1994 of its Junior Securities (other than Redeemable Stock), or any options, warrants or other rights to purchase such Junior Securities (other than Redeemable Stock), and from the issuance and sale, prior to the Closing Date, of the Class A Preferred Stock and the Class B Preferred Stock, other than
        (x) (except for purposes of determining whether an Investment under clause (iii) above is permitted) Junior Securities or options, warrants or other rights to purchase Junior Securities (or shares issuable upon exercise thereof) issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Business Acquisition and NTT transactions described in the Company's prospectus, dated February 9, 1994, relating to the Company's Senior Redeemable Discount Notes due 2004, and (y) Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used (A) to make a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company is able to make such Investment pursuant to this "Limitation on Restricted Payments" covenant (other than as a

        Directed Investment)) or (B) to Incur Debt under clause (i) of the "Limitation on Consolidated Debt" covenant (unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (III) has otherwise been repaid), plus

             (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) after February 15, 1994 of any Junior Securities of the Company (other than Redeemable Stock), or any options, warrants or other rights to purchase such Junior Securities (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of the Company or a Restricted Subsidiary.

     The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment shall be counted as a Restricted Payment for purposes of clause (c) above. In addition, the foregoing limitations do not prevent the Company from (I) paying a dividend on Junior Securities of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of the Certificate of Designation,
(II) repurchasing Junior Securities of the Company (including options, warrants or other rights to acquire such Junior Securities) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year (with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (c) above) or (III) the repurchase, redemption or other acquisition for value of Junior Securities of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency; or (IV) Investments in Unrestricted Subsidiary Funding Company so long as (x) such Investments are invested in Nextel International and (y) Nextel International is a Subsidiary of the Company.

     Notwithstanding the foregoing limitations in this "Limitation on Restricted Payments" covenant, the Company is permitted to make any Investment in a Person that is not (either before or after giving effect thereto) a Subsidiary of the Company, provided that, immediately after giving effect thereto the amount equal to (a) the aggregate amount of all Investments made pursuant to this paragraph minus (b) all cash received by the Company or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of the Company of any such Investment (or portion thereof) included in such aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of such Investment (or portion thereof) so included), shall not exceed the greater of (i) $250,000,000 and (ii) 2% of the Total Market Value of Equity of the Company as of such time. For purposes of determining the aggregate amount of Investments referred to in clause (a), the amount of any Investment shall be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof (to the extent such portion constitutes an Investment) at the time such Investment is made, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

     Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause (a) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

     For purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Junior Securities either upon the conversion of, or exchange for, Debt of the Company or any Restricted

Subsidiary shall be deemed to be an amount equal to (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Junior Securities upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

     For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

  Restricted Subsidiaries

     The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Company and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of the Company most recently completed prior to the date of such action.

     The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt of such Unrestricted Subsidiary outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Certificate of Designation.

     Subject to the second preceding paragraph and compliance with the "Limitation on Restricted Payments" covenant, the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

     The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of the "Limitation on Restricted Payments" covenant (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     Notwithstanding the foregoing provisions of this "Restricted Subsidiaries" covenant, the Board of Directors may not designate a Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any of its other Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary, (b) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Restricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Company more than twice in any period of five years.

  Transactions with Affiliates

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided, however, that this "Transactions with Affiliates" covenant shall not limit, or be applicable to, (i) any transaction between Unrestricted Subsidiaries not involving the Company or any Restricted Subsidiary, (ii) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or (iii) any Permitted Transactions. In addition, any transaction or series of related transactions, other than Permitted Transactions, between the Company or any Restricted Subsidiary and any Affiliate of the Company (other than a Restricted Subsidiary) involving an aggregate consideration of $5,000,000 or more must be approved in good faith by a majority of the Company's Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution. For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this "Transactions with Affiliates" covenant.

  Activities of the Company and Restricted Subsidiaries

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities and services as the Company and the Restricted Subsidiaries were engaged in on the Closing Date.

  Provision of Financial Information

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders at their registered addresses, without cost to such holders, and (ii) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder. The Transfer Agent's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

  Senior Subordinated Debt

     So long as any shares of Exchange Preferred Stock are outstanding, the Company will not Incur any Debt, other than the Exchange Debentures, that is expressly made subordinated in right of payment to any Senior Debt (as defined in the Exchange Indenture) unless such Debt, by its terms and by the terms of any agreement or instrument pursuant to which such Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures pursuant to provisions substantially similar to those contained in the Exchange Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Debt that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Debt.

  Merger, Sale of Assets, Etc.

     The Company (x) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (x) or
(y), at the time and after giving effect thereto (i) either: (A) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Exchange Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity having in respect of such Surviving Entity substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Exchange Preferred Stock had immediately prior to such transaction, and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing, and (iii) the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, shall be equal to or greater than that of the Company immediately prior to such transaction or series of transactions; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Transfer Agent, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition complies with the requirements of the Certificate of Designation and an opinion of counsel stating that the conditions of the Certificate of Designation have been complied with. Each such Officers' Certificate shall set forth the manner of determination of the Consolidated Net Worth in accordance with clause (iii) of the preceding paragraph.

     For all purposes of the Certificate of Designation and the Exchange Preferred Stock (including the provisions described in the two immediately preceding paragraphs and the "Limitation on Consolidated Debt" and "Restricted Subsidiaries" covenants), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Restricted Subsidiaries" covenant and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

EXCHANGE

     The Company may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), at any time after the Optional Redemption Date, or at any time prior to the Optional Redemption Date in the event all Existing Senior Notes are repurchased, redeemed or repaid, exchange all, but not less than all, of the outstanding shares of Preferred Stock, including any shares of Preferred Stock issued as payment for dividends, into Exchange Debentures, subject to the conditions set forth in the next succeeding paragraph. Presently, the exchange of the Preferred Stock for Exchange Debentures would be restricted by covenants in the Existing Indentures. There can be no assurance that the conditions in such covenants for the exchange of Preferred Stock for Exchange Debentures will be satisfied or that the exchange will occur or that future Debt of the Company would not also restrict an exchange. In order to effect such exchange, the Company shall (a) if necessary to satisfy the condition set forth in clause (B) in the following paragraph based upon the written advice of counsel to the Company, file a registration statement with the Commission relating to the exchange, and (b) if a registration statement is filed with the Commission pursuant to clause (a), use its best efforts to cause such registration statement to be declared effective as soon as practicable by the Commission unless the opinion referred to in clause (B) in the following paragraph shall have been subsequently delivered.

     In order to effectuate such exchange, the Company shall send a written notice of exchange by mail to each holder of record of Preferred Stock, which notice shall state (i) that the Company is exchanging the Preferred Stock into Exchange Debentures pursuant to the Certificate of Designation and (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which such notice is mailed (except as provided in the last sentence of this paragraph). On the Exchange Date, if the conditions set forth in clauses (A) through (E) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Preferred Stock as provided in the next paragraph, provided that on the Exchange
Date: (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Delaware law); (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the Exchange Date or the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of the Company will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by the Company for such exchange; (C) the Exchange Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (D) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and (E) the Company shall have delivered to the Trustee under the Exchange Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and (C). In the event that (i) the issuance of the Exchange Debentures is not permitted on the Exchange Date or (ii) any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable thereafter.

     Upon any exchange pursuant to the preceding paragraph, the holders of outstanding shares of Exchange Preferred Stock will be entitled to receive a principal amount of Exchange Debentures for shares of Exchange Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding dividend payment due to the date of exchange) with respect to which, equals such principal amount; provided that the Company at its option may pay cash for any or all accrued and unpaid dividends in lieu of issuing Exchange Debentures in respect of such dividends. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchange Preferred Stock will be in principal amounts of $1,000 and integral multiples thereof to the extent practicable, and will also be issued in principal amounts less than $1,000 so that each holder of Exchange Preferred Stock will receive certificates representing the entire principal amount of Exchange Debentures to which its shares of Exchange Preferred Stock entitle it, provided that the Company may, at the sole option of the Board of Directors, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the date of exchange, dividends will cease to accrue on the outstanding shares of Exchange Preferred Stock, and all rights of the holders of Exchange Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to the Exchange Date, and, if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

     The Company will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

BOOK ENTRY; DELIVERY AND FORM

     The Exchange Preferred Stock will initially be issued in the form of one global certificate (the "Global Exchange Preferred Stock Certificate"). So long as DTC, or its nominee, is the registered owner or holder of the Global Exchange Preferred Stock Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Preferred Stock represented by such Global Exchange Preferred Stock Certificate for all purposes under the Certificate of Designation and the Exchange Preferred Stock. No beneficial owner of an interest in the Global Exchange Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Certificate of Designation.

     Payments made with respect to the Global Exchange Preferred Stock Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Company will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Preferred Stock Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payments made with respect to the Global Exchange Preferred Stock Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global Exchange Preferred Stock Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Preferred Stock Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The Company understands that DTC will take any action permitted to be taken by a holder of Exchange Preferred Stock (including the presentation of Exchange Preferred Stock for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Exchange Preferred Stock Certificate is credited and only in respect of such portion of the aggregate liquidation preference of Preferred Stock as to which such participant or participants has or have given such direction.

     The Company understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Preferred Stock Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will have no responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE PREFERRED STOCK

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Preferred Stock Certificate and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Exchange Preferred Stock in exchange for the Global Exchange Preferred Stock Certificate.

                       DESCRIPTION OF EXCHANGE DEBENTURES

     The summary contained herein of certain provisions of the Exchange Debentures does not purport to be complete and is qualified in its entirety by reference to the provisions of the Exchange Indenture, the form of which has been filed with the Commission and is incorporated herein by reference. The definitions of certain terms used in the Exchange Debentures and the Exchange Indenture and in the following summary are set forth below under "Description of Exchange Preferred Stock -- Certain Definitions."

THE EXCHANGE DEBENTURES

     The Exchange Debentures, if issued, will be issued under the Exchange Indenture. The terms of the Exchange Debentures include those stated in the Exchange Indenture and those made part of the Exchange Indenture by reference to the Trust Indenture Act. The Exchange Debentures will be subject to all such terms, and prospective holders of the Exchange Debentures are referred to the Exchange Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Exchange Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Indenture by reference to the Trust Indenture Act.

GENERAL

     The Exchange Debentures will be unsecured obligations of the Company, will be limited in aggregate principal amount to the aggregate liquidation preference of the Preferred Stock (including any Preferred Stock issued in payment of dividends), plus accrued and unpaid dividends, on the date of exchange of the Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "Description of Exchange Preferred Stock -- Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be senior subordinated obligations of the Company, subordinated to all existing and future Senior Debt of the Company and senior to all subordinated obligations of the Company other than senior subordinated obligations.

     Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At the Company's option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

     The Exchange Debentures will mature on July 15, 2009. Each Exchange Debenture will bear interest at the same rate in effect with respect to the Preferred Stock on the date the Exchange Debentures are issued (the "Exchange Debenture Issue Date") from the Exchange Debenture Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash (or, on or prior to July 15, 2002, in additional Exchange Debentures, at the option of the Company) in arrears on each January 15 and July 15 commencing with the first such date after the Exchange Debenture Issue Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

     Because of the Company's option through July 15, 2002 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with OID, unless under special rules for interest holidays the amount of OID is treated as de minimis. See "Certain United States Federal Income Tax Considerations."

SUBORDINATION

     The Exchange Debentures will be senior subordinated Debt of the Company, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Debt of the Company and senior to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all subordinated Debt of the Company other than senior subordinated Debt.

     Upon (a) any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or
(b) an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full of all obligations ("Obligations") due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before holders of the Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures. Until all Obligations with respect to Senior Debt are paid in full, any distribution to which holders of the Exchange Debentures would be entitled shall be made to holders of Senior Debt. Notwithstanding the foregoing, holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to Senior Debt and any securities issued in exchange for Senior Debt.

     In addition, the Company may not make any payment upon or in respect of the Exchange Debentures (except in such subordinated securities) if (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period (whether upon maturity, as a result of acceleration or otherwise) or (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and the Company and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Debt. Payments on the Exchange Debentures may and shall be resumed upon the earlier of (i) the date upon which the default is cured or waived or (ii) in the case of a default referred to in clause (b) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     The Exchange Indenture will further require that the Company promptly notify holders of Senior Debt if payment on the Exchange Debentures is accelerated because of an Event of Default.

     "Designated Senior Debt" under the Exchange Indenture is defined to mean the Debt specified in clause (i) of the definition of Senior Debt and any Debt constituting Senior Debt that, at the date of determination, has an aggregate principal amount of at least $25,000,000 and that is specifically designated by the Company in the instrument creating or evidencing such Senior Debt as "Designated Senior Debt."

     "Senior Debt" means (i) Debt of the Company under the Existing Senior Notes and the Existing Indentures, the Bank Credit Facility and the Vendor Credit Facility and all fees, expenses and indemnities payable in connection with any of the foregoing and (ii) all other Debt of the Company (other than the Exchange Debentures), including principal and interest on such Debt, unless such Debt, by its terms or by the terms of any agreement or instrument pursuant to which such Debt is issued, is pari passu with, or subordinated in right of payment to, the Exchange Debentures; provided that the term "Senior Debt" shall not include (a) any Debt of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Debt of the Company to a Subsidiary of the Company or to a joint venture in which the Company has an interest, (c) any Debt of the Company, to the extent not permitted by the "Limitation on Consolidated Debt" or the "Senior Subordinated Debt" covenants described below, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Debt to any employee of the Company or any of its Subsidiaries,

(f) any liability for federal, state, local or other taxes owed or owing by the Company or (g) any trade payables. Senior Debt will also include interest accruing subsequent to events of bankruptcy of the Company at the rate provided for in the document governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of the Exchange Debentures may recover less ratably than other creditors of the Company. The Company is expected to incur substantial amounts of additional indebtedness in the future.

OPTIONAL REDEMPTION

     The Exchange Debentures may be redeemed at any time on or after July 15, 2002, at the Company's option, in whole or in part, upon not less that 30 or more than 60 days' prior written notice mailed by first class mail to each holder's last address as it appears in the Security Register, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, plus an amount in cash equal to all accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning July 15 of each of the years set forth below.

YEAR                                                             PERCENTAGE
---------------------------------------------------------------  ----------
2002...........................................................     106.50%
2003...........................................................     103.25
2004 and thereafter............................................     100.00

     In addition, on or prior to July 15, 2000, the Company may redeem Exchange Debentures having an aggregate principal amount of up to 35% of the aggregate liquidation preference of the Old Preferred Stock originally issued at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, out of the net proceeds of any sale of its common stock, provided that such redemption occurs within 180 days after consummation of such sale.

  Selection

     In the case of any partial redemption, selection of the Exchange Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed or, if the Exchange Debentures are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Exchange Debenture of $1,000 in principal amount or less shall be redeemed in part. If any Exchange Debenture is to be redeemed in part only, the notice of redemption relating to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Debenture.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase to each holder of Exchange Debentures to repurchase all or any part of such holder's Exchange Debentures at a cash purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     None of the provisions in the Exchange Indenture relating to a purchase upon a Change of Control are waivable by the Board of Directors. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, the Company would be obligated to purchase all Debt which would prohibit an Offer to Purchase prior to making an offer to repurchase Exchange Debentures, and there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Exchange Debentures that the Company would be required to purchase if a Change of Control were to occur. In the event that the Company were required to purchase outstanding Exchange Debentures pursuant to an Offer to Purchase, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the Company's ability to purchase the Exchange Debentures may be limited by other then-existing agreements.

CERTAIN COVENANTS

  Limitation on Consolidated Debt

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless (i) with respect to Debt Incurred under this clause (i), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds (or 80% of the Fair Market Value of property other than cash) received by the Company after June 1, 1997 from the issuance and sale (other than to a Restricted Subsidiary) of shares of its Capital Stock (other than the Preferred Stock and Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) proceeds applied for use as a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company either abandons its plans to make such Investment or is able to make such Investment pursuant to the "Limitation on Restricted Payments" covenant (other than as a Directed Investment)) and (y) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (c)(2) of the "Limitation on Restricted Payments" covenant, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or (ii) on the date of such Incurrence, after giving effect to the Incurrence of such Debt (or Acquired Debt) and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Company or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

  Limitation on Restricted Payments

     The Company shall not, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase any such Capital Stock (other than Redeemable Stock));

          (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), any Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock);

          (iii) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Exchange Debentures; or

          (iv) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

(each of the foregoing actions set forth in clauses (i) through (iv), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b) except with respect to Investments, after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

          (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 shall not exceed:

             (1) 50% of the Consolidated Net Income (or, in the case of a Consolidated Net Loss, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from the April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

             (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after February 15, 1994 of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) (except for purposes of determining whether an Investment under clause (iv) above is permitted) shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof) issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Transaction and NTT transactions as defined and described in the Company's prospectus, dated February 9, 1994, relating to the Company's Senior Redeemable Discount Notes due 2004 and (y) shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used
        (A) to make a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company is able to make such Investment pursuant to this "Limitation on Restricted Payments" covenant (other than as a Directed Investment)) or (B) to Incur Debt under clause
        (i) of the "Limitation on Consolidated Debt" covenant (unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (III) has otherwise been repaid), plus

             (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) after February 15, 1994 of any Capital Stock of the Company (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of the Company or a Restricted Subsidiary.

     The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment shall be counted as a Restricted Payment for purposes of clause (c) above. In addition, the foregoing limitations do not prevent the Company from (I) paying a dividend on Capital Stock of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of the Exchange Indenture, (II) repurchasing Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year (with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (c) above) or (III) the repurchase, redemption or other acquisition for value of Capital Stock of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency; or (IV) Investments in Unrestricted Subsidiary Funding Company so long as (x) such Investments are invested in Nextel International and (y) Nextel International is a Subsidiary of the Company.

     Notwithstanding the foregoing limitations in this "Limitation on Restricted Payments" covenant, the Company will be permitted to make any Investment in a Person that is not (either before or after giving effect thereto) a Subsidiary of the Company, provided that, immediately after giving effect thereto, the amount equal to (a) the aggregate amount of all Investments made pursuant to this paragraph minus (b) all cash received by the Company or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of the Company of any such Investment (or portion thereof) included in such aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of such Investment (or portion thereof) so included), shall not exceed the greater of (i) $250,000,000 and (ii) 2% of the Total Market Value of Equity of the Company as of such time. For purposes of determining the aggregate amount of Investments referred to in clause (a), the amount of any Investment shall be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof (to the extent such portion constitutes an Investment) at the time such Investment is made, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

     Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause (a) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

     For purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

     For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

  Restricted Subsidiaries

     The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any

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

assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Company and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of the Company most recently completed prior to the date of such action.

     The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt of such Unrestricted Subsidiary outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Exchange Indenture.

     Subject to the second preceding paragraph and compliance with the "Limitation on Restricted Payments" covenant, the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

     The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of the "Limitation on Restricted Payments" covenant (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     Notwithstanding the foregoing provisions of this "Restricted Subsidiaries" covenant, the Board of Directors may not designate a Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any of its other Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary, (b) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Restricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Company more than twice in any period of five years.

  Transactions with Affiliates

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided, however, that this "Transactions with Affiliates" covenant shall not limit, or be applicable to, (i) any transaction between Unrestricted Subsidiaries not involving the Company or any Restricted Subsidiary, (ii) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or (iii) any Permitted Transactions. In addition, any transaction or series of related transactions, other than Permitted Transactions, between the Company or any Restricted Subsidiary and any Affiliate of the Company (other than a Restricted Subsidiary) involving an aggregate consideration of $5,000,000 or more must be approved in good faith by a majority of the Company's Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution. For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this "Transactions with Affiliates" covenant.

  Activities of the Company and Restricted Subsidiaries

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities and services as the Company and the Restricted Subsidiaries are engaged in on the Closing Date.

  Provision of Financial Information

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder. The Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

  Senior Subordinated Debt

     So long as any Exchange Debentures are outstanding, the Company will not Incur any Debt that is expressly made subordinated in right of payment to any Senior Debt unless such Debt, by its terms and by the terms of any agreement or instrument pursuant to which such Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures pursuant to provisions substantially similar to those contained in the Exchange Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Debt that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Debt.

  Merger, Sale of Assets, Etc.

     The Company (x) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the

Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (x) or (y), at the time and after giving effect thereto (i) either: (A) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Debentures and the Exchange Indenture and, in each case, the Exchange Indenture, as so supplemented, shall remain in full force and effect, and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and (iii) the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, shall be equal to or greater than that of the Company immediately prior to such transaction or series of transactions; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof (required under clause (i)(B) of the preceding paragraph) comply with the requirements of the Exchange Indenture and an opinion of counsel stating that the conditions of the Exchange Indenture have been complied with. Each such Officers' Certificate shall set forth the manner of determination of the Consolidated Net Worth in accordance with clause (iii) of the preceding paragraph.

     For all purposes of the Exchange Indenture and the Exchange Debentures (including the provisions described in the two immediately preceding paragraphs and the "Limitation on Consolidated Debt" and "Restricted Subsidiaries" covenants), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Restricted Subsidiaries" covenant and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

EVENTS OF DEFAULT

     The following will be Events of Default under the Exchange Indenture: (a) failure to pay principal of (or premium, if any on) any Exchange Debenture when due; (b) failure to pay any interest on any Exchange Debenture when due, continued for 30 days; (c) default in the payment of principal of, and premium and interest, if any, on Exchange Debentures required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" when due and payable, or failure to make an Offer to Purchase as required thereunder; (d) failure to perform or comply with the provisions described under "Merger, Sale of Assets, Etc."; (e) failure to perform any other covenant or agreement of the Company under the Exchange Indenture or the Exchange Debentures continued for 60 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures; (f) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of at least $25,000,000, individually or in the aggregate; (g) the rendering of a final judgment or judgments against the Company or any Restricted Subsidiary in an amount in excess of $25,000,000 which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary.

     If an Event of Default (other than an Event of Default described in clause
(h) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Exchange Debentures may accelerate all Exchange Debentures; provided however that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Exchange Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of the Exchange Debentures, have been cured or waived as provided in the Exchange Indenture. If an Event of Default specified in clause (h) above occurs, the principal of and interest on the outstanding Exchange Debentures will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Exchange Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     No holder of any Exchange Debenture will have any right to institute any proceeding with respect to the Exchange Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Exchange Debentures shall have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Exchange Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of an Exchange Debenture for enforcement of payment of the principal of, premium and interest, if any, on such Exchange Debenture on or after the respective due dates expressed in such Exchange Debenture.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Exchange Indenture and as to any default in such performance.

DEFEASANCE AND COVENANT DEFEASANCE

     The Company may elect, at its option at any time, to have the provisions of the Exchange Indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of certain restrictive covenants in the Exchange Indenture, applied to the outstanding Exchange Debentures (as a whole and not in part).

     Defeasance and Discharge. The Exchange Indenture provides that, upon the Company's exercise of its option to have the provisions relating to defeasance and discharge applied to the outstanding Exchange Debentures, the Company will be discharged from all its obligations with respect to the Exchange Debentures (except for certain obligations to exchange or register the transfer of Exchange Debentures, to replace stolen, lost or mutilated Exchange Debentures, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Exchange Debentures of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on such Exchange Debentures on the respective Stated Maturities thereof in accordance with the terms of the Exchange Indenture and the Exchange Debentures. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service (the "IRS") a ruling, or there has been a change in tax law, in either case to the effect that holders of such Exchange Debentures will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. The Exchange Indenture provides that, upon the Company's exercise of its option to defease certain restrictive covenants applied to the outstanding Exchange Debentures, the Company may omit to comply with certain restrictive covenants, including those described under "Covenants" and clause (iii) under "Merger, Sale of Assets, Etc.," and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such clause (iii)), clause (e) (with respect to such restrictive covenants), clause (f) and clause (g) under "Events of Default," will be deemed not to be or result in an Event of Default, in each case with respect to such Exchange Debentures. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such Exchange Debentures, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on such Exchange Debentures on the respective Stated Maturities thereof in accordance with the terms of the Exchange Indenture and the Exchange Debentures. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such Exchange Debentures will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to the outstanding Exchange Debentures and such Exchange Debentures were declared due and payable prior to their Stated Maturity because of the occurrence of any Event of Default or become payable on any redemption date at the option of the Company, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Exchange Debentures at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Exchange Debentures upon such acceleration or redemption. In such case, the Company would remain liable for such payments.

MODIFICATION AND WAIVER

     Modifications and amendments of the Exchange Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture, (ii) reduce the principal amount of, premium, if any, or interest on, any Exchange Debenture, (iii) change the place or currency of payment of principal of premium, if any, or interest on, any Exchange Debenture, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Exchange Debenture, (v) modify the subordination provisions in a manner adverse to the holders in any material respect, (vi) reduce the above-stated percentage of outstanding Exchange Debentures the consent of whose holders is necessary to modify or amend the Exchange Indenture, (vii) waive a default in the payment of principal of, premium, if any, or interest on, the Exchange Debentures or (viii) reduce the percentage of aggregate principal amount of outstanding Exchange Debentures the consent of whose holders is necessary for waiver of compliance with certain provisions of the Exchange Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

     The Exchange Indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on, any of the Exchange Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Exchange Indenture or in any of the Exchange Debentures, or because of the creation of any Debt represented thereby, shall be had against any incorporator or past, present or future stockholder, officer, director, employee or controlling person of the Company. Each holder, by accepting such Exchange Debenture, waives and releases all such liability.

CONCERNING THE TRUSTEE

     The Exchange Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Exchange Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under such Exchange Indenture and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Exchange Indenture and provisions of the Trust Indenture Act, incorporated by reference in the Exchange Indenture, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

                    TERMS OF EXISTING NEXTEL PREFERRED STOCK

GENERAL

     Pursuant to the terms of the McCaw Securities Purchase Agreement, Nextel issued to the McCaw Investor approximately 8,200,000 shares of Class A Preferred Stock, each with a stated value of $36.75 per share, which shares are convertible into an equal number of shares of Class C Preferred Stock (such shares of Class A Preferred Stock and any shares of Class C Preferred Stock issued upon conversion being convertible into approximately 24,500,000 shares of Common Stock in the aggregate), and 82 shares of Class B Preferred Stock, convertible into an equal number of shares of Common Stock. In addition, Nextel has issued shares of the Old Preferred Stock. Certain of the significant terms of each class of preferred stock are summarized below.

CLASS A PREFERRED STOCK

     The Class A Preferred Stock is the primary mechanism for providing the McCaw Investor with the economic benefits and corporate governance rights contemplated by the McCaw Securities Purchase Agreement. Holders of Class A Preferred Stock, voting separately as a class, are entitled to elect three members of the Board of Directors or, if greater than three, that number of directors (rounded up to the nearest whole number) equal to 25% of the entire Board of Directors (the "Class A Directors"), subject to the termination of such rights if the McCaw Investor's equity interest in Nextel falls below specified levels. For so long as the Operations Committee is in existence, the McCaw Investor is entitled to have a majority of the members of the Operations Committee be Class A Directors or directors designated by the McCaw Investor pursuant to the terms of the Class B Preferred Stock or the McCaw Securities Purchase Agreement. With respect to matters other than the election of directors, shares of Class A Preferred Stock vote together as a class with shares of Common Stock and each such share of Class A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible.

     Each share of Class A Preferred Stock is convertible at the election of the holder thereof into three shares of Common Stock, subject to certain adjustments. Upon the occurrence of certain events, the shares of Class A Preferred Stock are automatically converted into shares of Common Stock. In addition, shares of Class A Preferred Stock are automatically converted into shares of Class C Preferred Stock on a one-for-one basis upon the occurrence of certain events including certain reductions in the McCaw Investor's ownership interest below specified levels and foreclosure by a secured party upon shares of Class A Preferred Stock pledged to such secured party. Shares of Class A Preferred Stock are also redeemable at the option of Nextel upon the occurrence of certain events constituting a Change in Control (as defined in the terms of the Certificate of Incorporation creating and authorizing issuance of the Class A Preferred Stock) at a redemption price equal to the stated value of the Class A Preferred Stock plus the amount of any accrued or declared but unpaid dividends thereon.

     The Operations Committee consists of five members, three of whom are entitled to be selected from among the McCaw Investor's representatives on the Board of Directors as described above. The Operations Committee has the authority to formulate key aspects of Nextel's business strategy, including decisions relating to the technology used by Nextel (subject to existing equipment purchase agreements), acquisitions, the creation and approval of operating and capital budgets and marketing and strategic plans, approval of financing plans, endorsement of nominees to the Board of Directors and nomination and oversight of certain executive officers. The Board of Directors, by a majority vote, may override actions taken or proposed by the Operations Committee, although doing so would give rise to a $25,000,000 liquidated damages payment to the McCaw Investor, the commencement of accrual of a 12% dividend payable on the stated value of all outstanding shares of Class A Preferred Stock (an aggregate stated value of approximately $300,000,000) and the immediate vesting of the options granted pursuant to the McCaw Incentive Option Agreement. However, the Board of Directors, by a defined super-majority vote, retains the power to override actions taken or proposed by the Operations Committee without triggering the obligation to make a liquidated damages payment, or to commence dividend accruals with respect to the Class A Preferred Stock or to accelerate the vesting of the options granted pursuant to the McCaw Incentive Option Agreement. In addition, the Board of

Directors also may act to terminate the Operations Committee, although such action by the Board of Directors would, in certain circumstances, result in the obligation to make such a liquidated damages payment and result in the commencement of such dividend accrual and the accelerated vesting of the related options. The McCaw Securities Purchase Agreement, the Certificate of Incorporation and the Nextel By-laws also delineate a number of circumstances, chiefly involving or resulting from certain events with respect to the McCaw Investor or Mr. McCaw, in which the Operations Committee could be terminated but such liquidated damages payment, dividend accrual and vesting of options would not be required. Except for the accrual of the 12% dividend in the circumstances described above, shares of Class A Preferred Stock are entitled to dividends only to the extent declared or paid with respect to Common Stock in amounts equal to the amounts that would be received had the Class A Preferred Stock been converted into Common Stock. Upon liquidation, dissolution or winding up of Nextel, the holders of Class A Preferred Stock are entitled to receive a liquidation preference equal to the stated value of the Class A Preferred Stock plus any accrued but unpaid dividends thereon.

CLASS B PREFERRED STOCK

     The purpose of the Class B Preferred Stock is to provide a protection for the McCaw Investor's right to proportionate representation on the Board of Directors (to the extent not provided by the McCaw Investor's ownership of Class A Preferred Stock) and to establish a mechanism for the payment of the $25,000,000 liquidated damages payment contemplated by the McCaw Securities Purchase Agreement in the event that the Board of Directors takes certain actions with respect to the Operations Committee that give rise to such payment. Shares of Class B Preferred Stock are automatically converted on a one-for-one basis to shares of Common Stock if the McCaw Investor's equity interest in Nextel falls below specified levels or if certain transfers of Class B Preferred Stock occur.

CLASS C PREFERRED STOCK

     The purpose of the Class C Preferred Stock is to protect the economic attributes of the Class A Preferred Stock in the event that certain events resulting in the termination of the corporate governance rights associated with the Class A Preferred Stock occur. The terms of the Class C Preferred Stock are substantially the same as the terms of the Class A Preferred Stock except that holders of Class C Preferred Stock have no special voting rights in the election of directors (including the appointment of directors to the Operations Committee) and are not entitled to the 12% dividend in the circumstances in which shares of Class A Preferred Stock would be entitled to such dividend.

CLASS D PREFERRED STOCK

     The Old Preferred Stock was issued in a private placement completed on July 21, 1997. The Old Preferred Stock and the Exchange Preferred Stock offered hereby have identical terms, except that the Exchange Preferred Stock will be registered under the Securities Act and will not bear legends restricting the transfer thereof. See "Description of Exchange Preferred Stock."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the principal U.S. federal income tax consequences of the Exchange Offer and purchase, ownership and disposition of the Exchange Preferred Stock and the Exchange Debentures and does not purport to be a complete analysis of all of the potential tax effects of such purchase, ownership or disposition. This summary deals only with Exchange Preferred Stock and Exchange Debentures held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), by U.S. Holders (as defined below). It does not address all aspects of the U.S. federal income tax consequences of purchasing, holding or disposing of the Exchange Preferred Stock or the Exchange Debentures that may be relevant to a particular investor in the context of such investor's individual investment circumstances or to investors in special situations, such as life insurance companies, financial institutions, tax-exempt organizations, dealers in securities and currencies, persons holding Exchange

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

Preferred Stock or Exchange Debentures as a part of a hedging or conversion transaction or a straddle, U.S. Holders whose "functional currency" is not the U.S. dollar or Non-U.S. Holders (as defined below). This summary also does not discuss tax consequences under state, local or foreign tax laws. Holders of the Exchange Preferred Stock should consult their own tax advisors concerning the application to their particular situation of and changes in U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction. Furthermore, the discussion below is based upon the provisions of the Code and existing and proposed Treasury regulations, administrative rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

     As used herein, a "U.S. Holder" means a beneficial owner that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust over which a court within the United States is able to exercise primary supervision and as to which one or more U.S. fiduciaries have the authority to control all substantial decisions. An individual may, subject to certain exceptions, be deemed to be a resident (as opposed to a non-resident alien) of the United States for certain purposes by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

     ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OWNERSHIP AND DISPOSITION OF THE EXCHANGE PREFERRED STOCK OR THE EXCHANGE DEBENTURES.

EXCHANGE OF OLD PREFERRED STOCK FOR EXCHANGE PREFERRED STOCK

     A U.S. Holder of Old Preferred Stock should not recognize income, gain or loss as a result of the exchange of Old Preferred Stock for the Exchange Preferred Stock. A holder should have the same tax basis and holding period in the shares of Exchange Preferred Stock as it had in the shares of Old Preferred Stock exchanged therefor.

DISTRIBUTIONS ON THE EXCHANGE PREFERRED STOCK

     Distributions of cash or, under Section 305(b)(4) of the Code, of additional shares of Exchange Preferred Stock on the Exchange Preferred Stock will be treated as dividends taxable as ordinary income to U.S. Holders to the extent of Nextel's current and accumulated earnings and profits as determined under U.S. federal income tax principles. The amount of a distribution of additional shares of Exchange Preferred Stock will equal the fair market value of the shares of Exchange Preferred Stock distributed as of the date of such distribution. To the extent that the amount of a distribution on the Exchange Preferred Stock exceeds Nextel's current and accumulated earnings and profits, such distribution will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of such Exchange Preferred Stock in the hands of each U.S. Holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be recognized by such U.S. Holder upon the sale or other taxable disposition of such Exchange Preferred Stock. The amount of any such distribution which exceeds the adjusted tax basis of the Exchange Preferred Stock in the hands of the U.S. Holder will be treated as capital gain and taxed as indicated under the caption "-- Redemption, Sale or Exchange of Exchange Preferred Stock -- Sale or Exchange Treatment." The initial tax basis of additional Exchange Preferred Stock in the hands of a holder who received such additional Exchange Preferred Stock as a distribution on Exchange Preferred Stock will equal the fair market value of such additional Exchange Preferred Stock at the time of distribution.

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

     Nextel presently does not have any current or accumulated earnings and profits as determined under U.S. federal income tax principles and it is unlikely to have current or accumulated earnings and profits in the foreseeable future. As a result, until such time as Nextel does have earnings and profits, distributions of cash and additional Exchange Preferred Stock on the Exchange Preferred Stock will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis (but not below zero) in the hands of each Holder of the shares of Exchange Preferred Stock on which such distribution is made, thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise by recognized by such holder upon the sale or other taxable disposition of such shares of Exchange Preferred Stock. In the case of distributions of additional Exchange Preferred Stock, such basis reduction should be offset on an overall standpoint by a corresponding amount of tax basis for a holder in the additional Exchange Preferred Stock. Further, until such time, distributions with respect to the Exchange Preferred Stock will not be treated as dividends for U.S. federal income tax purposes and, thus, will not qualify for any dividends-received deduction generally available to U.S. corporate holders as described below. U.S. Holders would recognize gain to the extent that any distribution were to exceed current or accumulated earnings and profits and basis in the Exchange Preferred Stock.

     Under Section 243 of the Code, corporate U.S. Holders generally will be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction. For example, Section 246A of the Code reduces the dividends-received deduction allowed to a corporate U.S. Holder that has indebtedness "directly attributable" to its investment in portfolio stock, and Section 246(c) of the Code requires that, in order to be eligible for a deduction for any dividends received, a corporate U.S. Holder generally must hold the shares of Exchange Preferred Stock for a 46-day minimum holding period during the 90-day period beginning on the date which is 45 days before the ex-dividend date (or, in certain circumstances, a 91-day minimum holding period during the 180-day period beginning on the date which is 90 days before the ex-dividend date). A taxpayer's holding period for these purposes is suspended during any period in which a U.S. Holder has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the Exchange Preferred Stock.

     Under Section 1059 of the Code, a corporate U.S. Holder is required to reduce its tax basis (but not below zero) in the Exchange Preferred Stock by the non-taxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced or agreed to. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction provisions of Section 243 of the Code. An extraordinary dividend on the Exchange Preferred Stock generally would be a dividend that (i) equals or exceeds 5% of the corporate U.S. Holder's adjusted tax basis in the Exchange Preferred Stock, generally treating all dividends received by the U.S. Holder and having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the corporate U.S. Holder's adjusted tax basis in such Exchange Preferred Stock, generally treating all dividends received by the U.S. Holder and having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the Exchange Preferred Stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the Exchange Preferred Stock for such U.S. Holders's tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of Treasury (the "Secretary") as of the day before the ex-dividend date. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is non-pro rata as to all stockholders, is in partial liquidation of the redeeming corporation or would not have been treated as a dividend in the absence of the option attribution rule, regardless of the stockholder's holding period and regardless of the size of the dividend. If any part of the non-taxed portion of an extraordinary dividend is not applied to reduce the corporate U.S. Holder's tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as gain from the sale or exchange of the Exchange Preferred Stock for the taxable year in which the extraordinary dividend is received. CORPORATE U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP AND DISPOSITION OF THE EXCHANGE PREFERRED STOCK.

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

     A corporate U.S. Holder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate U.S. Holder deducts in computing taxable income. This results from the fact that corporate stockholders (other than certain small business corporations that are not subject to the alternative minimum tax) are required to increase alternative minimum taxable income by 75% of the excess of the current earnings and profits (with certain adjustments) over alternative minimum taxable income (determined without regard to earnings and profit adjustments or the alternative tax net operating loss deduction).

REDEMPTION PREMIUM

     Under Section 305 of the Code and the applicable Treasury regulations thereunder, if the redemption price of Exchange Preferred Stock exceeds its issue price, the difference ("redemption premium") may be taxable as a constructive distribution of additional Exchange Preferred Stock to the U.S. Holder (treated as a dividend to the extent of Nextel's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over a certain period.

     Because the Exchange Preferred Stock provides for optional rights of redemption by Nextel at prices in excess of the issue price, U.S. Holders could be required to recognize such redemption premium under a constant yield method similar to that described below for accruing OID (see "-- Interest and OID on the Exchange Debentures -- Original Issue Discount") if, based on all of the facts and circumstances, the optional redemption is more likely than not to occur. If stock may be redeemed at more than one time, the time and price at which such redemption is most likely to occur must be determined based on all of the facts and circumstances. Applicable Treasury regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (i) the issuer and the holder are not related within the meaning of the Treasury regulations; (ii) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock (disregarding, for this purpose, a separate mandatory redemption); and
(iii) exercise of the right to redeem would not reduce the yield of the stock, as determined under the Treasury regulations. Further, the Treasury regulations provide that such redemption premium is not taxable as a constructive distribution if it is solely in the nature of a penalty for premature redemption. A redemption premium is solely in the nature of a penalty for premature redemption if it is paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has control. Regardless of whether the optional redemption is more likely than not to occur, or whether the redemption premium is solely in the nature of a penalty for premature redemption, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount. Based on the Treasury regulations, Nextel intends to take the position that the existence of Nextel's optional redemption rights do not result in a constructive distribution to the U.S. Holders.

     Further, because the Exchange Preferred Stock provides for an optional right of the U.S. Holders to require Nextel to acquire the Exchange Preferred Stock at a price equal to 101% of the liquidation value upon a Change in Control, U.S. Holders could be required to recognize such redemption premium under the constant yield method discussed above unless, very generally, the likelihood of redemption is remote. Here, too, regardless of whether the likelihood of redemption is remote, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount of 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Nextel intends to take the position that the existence of U.S. Holders' optional redemption right does not result in a constructive distribution to the Holders.

     Moreover, the Exchange Preferred Stock provides for a mandatory redemption at a redemption price equal to the liquidation value of the Exchange Preferred Stock, plus accrued and unpaid dividends. If at the time of issuance of preferred stock, there is no intention for dividends to be paid currently, the Internal Revenue Service (the "IRS") may treat the payment of such dividends on redemption as disguised redemption premium subject to the constant yield rules discussed above. Dividends on the Exchange Preferred Stock are payable in cash or, on or prior to July 15, 2002, in additional shares of Exchange Preferred Stock. Nextel intends to pay all such dividends currently. Thus, while the appropriate treatment of unpaid cumulative dividends has not yet been addressed in Treasury regulations and no assurance can be given as to the outcome

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

of such guidance, Nextel intends to take the position that the terms of the mandatory redemption should not result in a constructive distribution to the U.S. Holders.

     Finally, in the event that additional Exchange Preferred Stock is distributed on the Exchange Preferred Stock and such additional Exchange Preferred Stock has a fair market value at the time of distribution that is less than its redemption price, such additional Exchange Preferred Stock would have a redemption premium that may be taxable as a constructive distribution of additional stock to a U.S. Holder (treated as a dividend to the extent of Nextel's current and accumulated earnings and profits) under the constant yield method over the term of such additional Exchange Preferred Stock.

REDEMPTION, SALE OR EXCHANGE OF EXCHANGE PREFERRED STOCK

  Exchange or Distribution Characterization

     The sale of the Exchange Preferred Stock by a U.S. Holder will be a taxable transaction. Likewise, a redemption of shares of the Exchange Preferred Stock for cash or an exchange of the Exchange Preferred Stock for Exchange Debentures will be a taxable transaction. For U.S. federal income tax purposes, the exchange of the Exchange Preferred Stock for Exchange Debentures will be treated as if Nextel made a distribution of the Exchange Debentures in redemption of the Exchange Preferred Stock. Under Section 302(b) of the Code, such a redemption for cash or the Exchange Debentures will be treated as a sale or exchange transaction on which a U.S. Holder generally will recognize capital gain or loss (except to the extent of amounts received on the exchange that are attributable to declared dividends, which will be treated in the same manner as distributions described above) provided that the redemption (i) results in complete termination of the holder's stock interest in Nextel under Section 302(b)(3) of the Code; (ii) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code or (iii) is not "essentially equivalent to a dividend" under Section 302(b)(1) of the Code because it results in a "meaningful reduction" in a U.S. Holder's stock interest in Nextel. Whether a redemption will result in a meaningful reduction depends on the particular holder's facts and circumstances. In determining whether any of these tests have been met, the holder is deemed, under the constructive ownership rules of
Section 302(c) of the Code, to own any shares of Nextel stock that are owned, or deemed owned, by certain related persons and entities and any shares that such holder, or related person or entity, has the right to acquire by exercise of an option. Corporate U.S. Holders are urged to consult with their tax advisors with respect to the option attribution rule and Section 1059 of the Code under recent legislation.

  Distribution Treatment

     If the redemption of the Exchange Preferred Stock does not result in a complete termination or meaningful reduction and is not substantially disproportionate, the transaction will be treated as a distribution of cash or Exchange Debentures, as the case may be. The amount of such distribution will be measured by the amount of cash received by the U.S. Holder or the "issue price," as defined below, of the Exchange Debentures received by the U.S. Holder, and such distribution will be treated in the same manner as distributions described above. Corporate U.S. Holders should be aware that to the extent such distribution is treated as a dividend it may be treated as an extraordinary dividend under Section 1059 of the Code. A U.S. Holder's aggregate tax basis in the Exchange Debentures will be equal to the issue price of the Exchange Debentures received by the U.S. Holder.

  Sale or Exchange Treatment

     If a U.S. Holder sells the Exchange Preferred Stock, or the redemption of the Exchange Preferred Stock results in a complete termination or meaningful reduction or is substantially disproportionate, the capital gain or loss recognized on such sale or exchange generally will be equal to the difference between the amount realized by the U.S. Holder and such U.S. Holder's adjusted tax basis in the Exchange Preferred Stock surrendered. In the case of a sale or redemption for cash, the amount realized will be the amount of cash received on such sale or redemption. In the case of an exchange of Exchange Preferred Stock for Exchange Debentures, the amount realized on receipt of the Exchange Debenture will be equal to the "issue price" of

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

the Exchange Debenture. Thus, the amount realized on the exchange will be equal to the issue price of the Exchange Debentures plus any cash received on the exchange (other than amounts received with respect to declared dividends). Generally speaking, if, as of the exchange date, the Exchange Debentures or the Exchange Preferred Stock are traded on an established securities market on or at any time during the 60-day period ending 30 days after the exchange date, the issue price of an Exchange Debenture would be equal to the fair market value of the traded instrument as of the exchange date. If neither the Exchange Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures would be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debenture is issued. If the yield on the Exchange Debentures is less than such applicable federal rate, its issue price under Section 1274 of the Code would be equal to the present value, as of the issue date, of all payments to be made on the Exchange Debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the Exchange Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established securities market within the meaning of the OID Regulations or whether the yield on the Exchange Debentures will equal or exceed the applicable federal rate, as discussed above. A U.S. Holder's adjusted tax basis in the Exchange Preferred Stock surrendered in the redemption will equal the amount paid for such stock plus the fair market value of any distributions of additional Exchange Preferred Stock and any amount included in gross income as a constructive distribution of redemption premium, in each case under Section 305 of the Code, as described in "-- Distributions on the Exchange Preferred Stock" and "-- Redemption Premium," and reduced by the amount of any distribution treated as a nontaxable return of capital that reduced the adjusted tax basis of the Exchange Preferred Stock, as described in "-- Distributions on the Exchange Preferred Stock." For certain noncorporate holders (including individuals), the rate of taxation of capital gains will depend on (i) the holder's holding period for the Exchange Preferred Stock (with the lowest rate available for Exchange Preferred Stock held more than 18 months) and (ii) the holder's marginal tax rate for ordinary income.

     Depending upon a U.S. Holder's particular circumstances, the tax consequences of holding Exchange Debentures may be less advantageous than the tax consequences of holding Exchange Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be eligible for any dividends-received deduction that may be available to corporate U.S. Holders.

INTEREST AND OID ON THE EXCHANGE DEBENTURES

     The tax treatment of the Exchange Debentures will turn on whether or not they are issued with OID. Exchange Debentures issued on or before July 15, 2002 likely will be treated as having been issued with OID. Exchange Debentures issued after July 15, 2002 will not be issued with OID unless, generally, their stated redemption price at maturity, as defined below, exceeds their issue price, as defined above. Exchange Debentures issued with OID will be referred to as "OID Notes." PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF OWNING EXCHANGE DEBENTURES.

  Stated Interest

     Payments of interest on a debt instrument generally will be includible in a U.S. Holder's income as ordinary income under the holder's method of accounting for U.S. federal income tax purposes. However, because Nextel has the option through July 15, 2002 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, Exchange Debentures (including Exchange Debentures issued in exchange for Exchange Preferred Stock) issued prior to that date likely will be treated as issued with OID, and stated interest on such Exchange Debentures would not be treated as interest for U.S. federal income tax purposes, but instead will be subject to the OID rules described below. If Exchange Debentures were not issued with OID, then interest on such Exchange Debentures generally would be includible in a U.S. Holder's income as ordinary income under the U.S. Holder's method of accounting. Exchange Debentures issued after July 15, 2002 may also be issued with OID.

  Original Issue Discount

     U.S. Holders of OID Notes will be subject to special tax accounting rules, as described in greater detail below. U.S. Holders of OID Notes should be aware that they generally must include OID in gross income for

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

U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their method of accounting. As a result, U.S. Holders will include OID in income in advance of the receipt of cash attributable to such income. However, U.S. Holders of OID Notes generally will not be required to include separately in income cash payments received on such notes, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Nextel will report to U.S. Holders of any OID Notes on a timely basis the reportable amount of OID and interest income based on its understanding of applicable law.

     The amount of OID, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." For this purpose, "qualified stated interest" generally means stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the debt instrument that appropriately takes into account the length of intervals between payments. The "issue price" of an Exchange Debenture will be determined as described under "-- Redemption, Sale or Exchange of Exchange Preferred Stock."

     As noted above, because Nextel has the option through July 15, 2002 to pay interest on Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date likely will be treated as OID Notes, and none of the stated interest on such OID Notes will be treated as qualified stated interest (unless, under special rules for interest holidays, the amount of OID is treated as de minimis). Any OID Notes so issued would be treated as having been issued with OID equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over their issue price (which will be as described under "-- Redemption, Sale or Exchange of Exchange Preferred Stock" above). Any additional OID Notes issued in lieu of cash would not be treated as debt instruments separate from the OID Notes upon which they were issued, but instead would be aggregated with such OID Notes for OID purposes.

     The right to issue additional Exchange Debentures in lieu of paying cash interest through July 15, 2002 is treated for purposes of the OID provisions of the Code as an option to defer interest payments on the Exchange Debentures. Treasury regulations provide that in the case of a debt instrument that provides the issuer with an unconditional option or options exercisable during the term of the debt instrument that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule, the yield and maturity of such debt instrument for purposes of calculating OID are determined by assuming the issuer exercises or does not exercise the option in a manner that minimizes the yield on the debt instrument.

     If the issue price of the Exchange Debentures is at least equal to their principal amount, the yield to maturity of the Exchange Debentures, if the option to pay interest with additional Exchange Debentures is exercised, will be no less than the yield to maturity would be, if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that Nextel will not exercise the option because exercise of the option will not minimize the yield. If the option was in fact subsequently exercised and additional Exchange Debentures were issued by Nextel in lieu of cash, such additional Exchange Debentures would be aggregated with the Exchange Debentures upon which they were issued, and OID would be calculated for the remainder of the term of the Exchange Debentures based upon an adjusted issue price which includes the principal amount of the additional Exchange Debentures. As a result of such exercise, U.S. Holders of Exchange Debentures would include OID in income in advance of the receipt of cash, regardless of such U.S. Holders' regular methods of accounting.

     If the issue price of the Exchange Debentures is less than their principal amount, the yield to maturity of the Exchange Debentures, if the option to pay interest with additional Exchange Debentures is exercised, will be less than the yield to maturity, if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that Nextel will exercise the option because to do so will minimize the yield. If Nextel does in fact exercise its option and issues additional Exchange Debentures in lieu of cash, U.S. Holders of Exchange Debentures will include OID in income in advance of the receipt of cash, regardless of such U.S.

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

Holders' regular method of accounting. If Nextel makes a cash payment instead of exercising its option of issuing an additional Exchange Debenture, the cash payment made will be treated as a prepayment of the Exchange Debentures, partially retiring such Exchange Debentures on a pro rata basis on the date of such payment. Such retirement would be a taxable event to a U.S. Holder of the Exchange Debenture.

     In the case of Exchange Debentures issued after July 15, 2002, Nextel will not have the option to pay interest with additional Exchange Debentures. In such event, (i) all interest payments on such an Exchange Debenture would be qualified stated interest, (ii) the stated redemption price at maturity of any Exchange Debenture will be equal to its principal amount, and (iii) such an Exchange Debenture will therefore be issued with OID only to the extent its principal amount exceeds its issue price (provided that such excess is not de minimis). As described under "-- Redemption, Sale or Exchange of Exchange Preferred Stock" above, however, the issue price of the Exchange Debentures cannot be determined at the present time.

     The amount of OID includible in income by an initial U.S. Holder of an OID
Note is the sum of the "daily portions" of OID with respect to the OID Note for each day during the taxable year or portion of the taxable year in which such U.S. Holder holds such note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID Note may be of any length and may vary in length over the term of the OID Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occur on the first day or final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the OID Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition bond premium, as described below) and reduced by any payments made on such note (other than qualified stated interest) on or before the first day of the accrual period.

     Exchange Debentures may be redeemed prior to their stated maturity at the option of Nextel. For purposes of computing the yield of such instruments, Nextel will be deemed to exercise or not exercise its option to redeem the OID Notes in a manner that minimizes the yield on the OID Notes. It is not anticipated that Nextel's ability to redeem prior to stated maturity would affect the yield of an OID Note.

     U.S. Holders may elect to treat all interest on any Exchange Debenture as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the U.S. Holder acquired the Exchange Debenture, and may not be revoked without the consent of the IRS. U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THIS ELECTION.

MARKET DISCOUNT ON EXCHANGE DEBENTURES

     If a U.S. Holder acquires an Exchange Debenture (other than an OID Note) for an amount less than its stated redemption price at maturity or, in the case of an OID Note, for an amount that is less than its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on an Exchange Debenture, or any gain on the sale, exchange, retirement or other disposition of, an Exchange Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange Debenture at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Exchange Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Debenture.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Debenture, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of an Exchange Debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

     A U.S. Holder that is treated as acquiring an Exchange Debenture with OID for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date, other than qualified stated interest, will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID, if any, which such U.S. Holder must include in its gross income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     If immediately after the time the Exchange Preferred Stock is exchanged for Exchange Debentures or immediately after the time a subsequent U.S. Holder acquires Exchange Debentures, the U.S. Holder's tax basis in any such Exchange Debenture exceeds the sum of all amounts payable on the Exchange Debenture after the exchange date or purchase date, other than qualified stated interest, such excess may constitute "premium" and such U.S. Holder will not be required to include any OID in income. A U.S. Holder generally may elect to amortize bond premium over the remaining term of the Exchange Debenture on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income, including OID, from the Exchange Debenture.

     Bond premium on an Exchange Debenture held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Exchange Debenture. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

REDEMPTION, SALE OR EXCHANGE OF EXCHANGE DEBENTURES

     Upon the redemption, sale, exchange or retirement of an Exchange Debenture, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement (less any accrued qualified stated interest, not previously taken into account, which will be taxable as such) and the adjusted tax basis of the Exchange Debenture. The adjusted tax basis of a U.S. Holder who received Exchange Debentures in exchange for Exchange Preferred Stock will, in general, be equal to the issue price of such Exchange Debentures, increased by OID and market discount previously included in income by the U.S. Holder and reduced by any amortized premium and any cash payments on the Exchange Debentures other than qualified stated interest. Any such gain or loss will generally be capital gain or loss, the tax consequences of which are indicated under the caption "-- Redemption, Sale or Exchange of Exchange Preferred Stock -- Sale or Exchange Treatment."

APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

     If (x) the term of the OID Notes is more than five years, (y) the yield-to-maturity of the OID Notes, computed as of their issue date, equals or exceeds the sum of (A) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which the OID Notes are issued (the "AFR") and (B) 5%, and (z) the OID on such OID Notes is "significant," the OID Notes will be considered

AHYDOS under Section 163(i) of the Code. OID is significant if the aggregate amount includible in gross income for periods before the close of any accrual period ending more than five years after the issue date exceeds the sum of the aggregate amount of interest to be paid before the close of such accrual period plus the product of the issue price and the yield to maturity. If the OID Notes are AHYDOS, Nextel would not be allowed to take a deduction for OID accrued on the OID Notes for U.S. federal income tax purposes until such time as Nextel actually paid such OID in cash or in other property (other than stock or debt of Nextel or a person deemed to be related to Nextel under Section 453(f)(l) of the
Code).

     Moreover, if the yield-to-maturity on the OID Notes were to exceed the sum of the AFR and 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the OID Notes would be permanently disallowed for U.S. federal income tax purposes (regardless of whether Nextel actually paid such OID in cash or in other property) to the extent such OID is attributable to such Disqualified Yield ("Dividend-Equivalent Interest"). For purposes of the dividends-received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of Nextel's current or accumulated earnings and profits.

     Because the amount of OID, if any, attributable to the OID Notes will be determined at the time such OID Notes are issued and the AFR at the time such OID Notes are issued in exchange for Exchange Preferred Stock is not predictable, it is impossible to determine at the present time whether an OID Note will be treated as an AHYDOS.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of dividends, principal, interest, OID, and premium and to the proceeds of sales of Exchange Debentures and Exchange Preferred Stock made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a correct taxpayer identification number or certification of exempt status or, with respect to certain payments, the U.S. Holder fails to report in full dividend and interest income and the IRS notifies the payor of such underreporting.

     Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Exchange Preferred Stock will be offered by Nextel to the holders of the Old Preferred Stock in exchange for the Old Preferred Stock pursuant to the Exchange Offer.

     Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the Exchange Preferred Stock. Each broker-dealer that receives Exchange Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Preferred Stock received in exchange for Old Preferred Stock where such Old Preferred Stock was acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale subject to the conditions described under "The Exchange Offer -- Resale of the Exchange Preferred Stock."

     The Company will not receive any proceeds from any sale of Exchange Preferred Stock by broker-dealers. Exchange Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Preferred Stock. Any broker or dealer that participates in a distribution of such Exchange Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Preferred Stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the Exchange Preferred Stock and will indemnify the holders of the Exchange Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the Exchange Preferred Stock offered hereby will be passed upon for Nextel by Jones, Day, Reavis & Pogue, Atlanta, Georgia.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedules of Nextel incorporated in this Prospectus by reference from Nextel's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, (the "Nextel Charter"), of Nextel Communications, Inc. ("New Nextel," and, together with "Old Nextel," its predecessor corporation of the same name, "Nextel"), the Amended and Restated By-laws of Nextel (the "Nextel By-laws") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws and the DGCL.

     Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

     Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

     On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of its directors and officers.

     One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

          (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

          (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to
     Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of
     Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

     In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

     The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 21.  EXHIBITS.

     Pursuant to Item 601 of Regulation S-K, 17 C.F.R.
sec.229.601(b)(4)(iii)(A), Nextel has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of Nextel. Nextel agrees to furnish copies of such instruments to the Commission upon request.

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  4.1    --  Restated Certificate of Incorporation of Nextel (filed on July 31, 1995 as Exhibits
             No. 4.1.1 and 4.1.2 to Nextel's Post-Effective Amendment No. 1 on Form S-8 to
             Registration Statement No. 33-91716 on Form S-4 (the "Nextel S-8 Registration
             Statement") and incorporated herein by reference).
  4.2    --  Amended and Restated By-laws of Nextel (filed on July 31, 1995 as Exhibit No. 4.2 to the Nextel S-8 Registration Statement and incorporated herein by reference).
  4.3    --  Indenture between Old Nextel and The Bank of New York, as Trustee, dated August 15,
             1993 (the "August Indenture") (filed on December 23, 1993 as Exhibit No. 4.13 to the Registration Statement on Form S-4 of the Company, No. 33-73388 and
             incorporated herein by reference).
  4.4    --  Form of Note issued pursuant to the August Indenture (included in Exhibit No. 4.3).
  4.5    --  Indenture between Old Nextel and The Bank of New York, as Trustee, dated as of
             February 15, 1994 (the "February Indenture") (filed on March 1, 1994 as Exhibit
             No.4.1 to the Form 8-K Current Report of Old Nextel dated February 16, 1994 and incorporated herein by reference).
  4.6    --  Form of Note issued pursuant to the February Indenture (included in Exhibit No.
             4.5).
  4.7    --  Supplemental Indenture, dated as of June 30, 1995 to the August Indenture between
             Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit 4.1 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
             1995 and incorporated herein by reference).

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  4.8    --  Supplemental Indenture, dated as of June 30, 1995 to the February Indenture between
             Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit 4.2 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
             1995 and incorporated herein by reference).
  4.9    --  Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as
             Nextel), as Successor by Merger to Old Nextel and The Bank of New York (relating to the August Indenture) (filed on November 14, 1995 as Exhibit 4.3 to the Quarterly
             Report on Form 10-Q of Nextel for the quarter ended September 30, 1995 and incorporated herein by reference).
  4.10   --  Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as
             Nextel), as Successor by Merger to Old Nextel and The Bank of New York (relating to the February Indenture) (filed on November 14, 1995 as Exhibit 4.4 to the Quarterly
             Report on Form 10-Q of Nextel for the quarter ended September 30, 1995 and incorporated herein by reference).
  4.11   --  Third Supplemental Indenture, dated as of June 13, 1997 between Nextel and The Bank of New York (relating to the August Indenture) (filed on June 17, 1997 as Exhibit
             4.1 to Nextel's Current Report on Form 8-K dated June 17, 1997 (the "June 17 Form
             8-K") and incorporated herein by reference).
  4.12   --  Third Supplemental Indenture, dated as of June 13, 1997 between Nextel and The Bank of New York (relating to the February Indenture) (filed on June 17, 1997 as Exhibit
             4.2 to the June 17, Form 8-K and incorporated herein by reference).
  4.13   --  Indenture for Senior Redeemable Discount Notes due 2004, dated as of January 13, between OneComm (formerly called CenCall Communications Corp.) and The Bank of New
             York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit No. 99.2 to Old
             Nextel's Registration Statement No. 33-93182 on Form S-4 (the "OneComm S-4
             Registration Statement") and incorporated herein by reference).
  4.14   --  Form of Note issued pursuant to the OneComm Indenture (included in Exhibit 4.11).
  4.15   --  Supplemental Indenture dated as of June 30, 1995 to the OneComm Indenture between
             OneComm (formerly called CenCall Communications Corp.) and The Bank of New York
             (filed on November 14, 1995 as Exhibit 10.12 to the Form 10-Q for the quarter ended
             September 30, 1995 and incorporated herein by reference).
  4.16   --  Second Supplemental Indenture dated as of July 28, 1995 between Nextel (formerly known as ESMR, Inc.), as successor to OneComm, and The Bank of New York (relating to the OneComm Indenture) (filed on November 14, 1995 as Exhibit 10.13 to the Form
             10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
  4.17   --  Third Supplemental Indenture, dated as of June 13, 1997 between Nextel and The Bank of New York (relating to the OneComm Indenture) (filed on June 17, 1997 as Exhibit
             4.5 to the June 17 Form 8-K and incorporated herein by reference).
  4.18   --  Indenture for Senior Redeemable Discount Notes due 2004, dated as of April 25,
             1994, between Dial Call and The Bank of New York (the "2004 Indenture") (filed on
             June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and
             incorporated herein by reference).
  4.19   --  Supplemental Indenture, dated as of August 7, 1995, to the 2004 Indenture between
             Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.3 to
             Nextel's Registration Statement No. 33-80021 on Form S-4 (the "Dial Page S-4
             Registration Statement") and incorporated herein by reference).

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  4.20   --  Second Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
             April 1, 1996 as Exhibit 4.26 to the Annual Report on Form 10-K of Nextel for the
             year ended December 31, 1995 (the "1995 Form 10-K") and incorporated herein by reference).
  4.21   --  Third Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on April
             1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and incorporated herein by reference).
  4.22   --  Fourth Supplemental Indenture, dated as of June 13, 1997 between Nextel and The
             Bank of New York (relating to the 2004 Indenture) (filed on June 17, 1997 as
             Exhibit 4.3 to the June 17 Form 8-K and incorporated herein by reference).
  4.23   --  Indenture for Senior Discount Notes due 2005, dated as of December 22, 1993, between Dial Call and The Bank of New York (the "2005 Indenture") (filed as Exhibit
             99.3 to the OneComm S-4 Registration Statement and incorporated herein by reference).
  4.24   --  Supplemental Indenture, dated as of April 15, 1994, to the 2005 Indenture between
             Dial Call and The Bank of New York (filed on April 1, 1996 as Exhibit 4.29 to the
             1995 Form 10-K and incorporated herein by reference).
  4.25   --  Supplemental Indenture, dated as of June 30, 1995, to the 2005 Indenture between
             Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.4 to the Dial Page S-4 Registration Statement and incorporated herein by reference).
  4.26   --  Third Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
             April 1, 1996 as Exhibit 4.31 to the 1995 Form 10-K and incorporated herein by reference).
  4.27   --  Fourth Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on April
             1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and incorporated herein by reference).
  4.28   --  Fifth Supplemental Indenture, dated as of June 13, 1997 between Nextel and The Bank of New York (relating to the 2005 Indenture) (filed on June 17, 1997 as Exhibit 4.4 to the June 17 Form 8-K and incorporated herein by reference).
  4.29   --  Indenture for Senior Discount Notes due 2007, dated as of March 6, 1997, between
             McCaw International and The Bank of New York, as Trustee (the "McCaw Indenture")
             (filed on March 31, 1997 as Exhibit 4.24 to Nextel's Annual Report on Form 10-K for
             the year ended December 31, 1996 (the "1996 Form 10-K") and incorporated herein by reference).
  4.30   --  Form of Note issued pursuant to the McCaw Indenture (included in Exhibit 4.24).
  4.31   --  Warrant Agreement, dated as of March 6, 1997, between McCaw International and The
             Bank of New York (filed on March 31, 1997 as Exhibit 4.26 to the 1996 Form 10-K and
             incorporated herein by reference).
  4.32   --  Credit Agreement dated as of September 27, 1996 among Nextel, Nextel Finance
             Company, the Restricted Companies party thereto, the Lenders party thereto,
             Toronto-Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan
             Bank, as Collateral Agent (the "Bank Credit Agreement") (filed on October 1, 1996 as Exhibit 99.1 to Nextel's Current Report on Form 8-K dated September 27, 1996
             (the "September 27 Form 8-K") and incorporated herein by reference).
  4.33   --  Amendment No. 1 dated as of March 24, 1997 to the Bank Credit Agreement (filed on
             July 9, 1997 as Exhibit 99.1 to Nextel's Current Report on Form 8-K dated July 9,
             1997 (the "July 9 Form 8-K") and incorporated herein by reference).

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  4.34   --  Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 among Nextel, NFC, the Restricted Companies party thereto and the Vendors party thereto (the "Vendor Credit Agreement") (filed on October 1, 1996 as Exhibit 99.2 to the September 27 Form 8-K and incorporated herein by reference).
  4.35   --  Amendment No. 1 dated as of March 24, 1997 to the Vendor Credit Agreement (filed on
             July 9, 1997 as Exhibit 99.2 to the July 9 Form 8-K and incorporated herein by reference)
  4.36   --  Option Exercise and Lending Commitment Agreement by and between Nextel and Digital
             Radio, L.L.C., dated as of June 16, 1997 (filed on July 9, 1997 as Exhibit 10.1 to the July 9 Form 8-K and incorporated herein by reference).
  4.37   --  Option Purchase Agreement by and among Nextel and Unrestricted Subsidiary Funding
             Company and Option Acquisition, L.L.C., dated as of June 16, 1997 (filed on July 9,
             1997 as Exhibit 10.3 to the July 9 Form 8-K and incorporated herein by reference).
  4.38   --  Option Agreement (First New Option) by and between Option Acquisition, L.L.C. and
             Nextel, dated as of June 18, 1997 (filed on July 9, 1997 as Exhibit 10.4 to the
             July 9 Form 8-K and incorporated herein by reference).
  4.39   --  Option Agreement (Second New Option) by and between Option Acquisition, L.L.C. and
             Nextel, dated as of June 18, 1997 (filed on July 9, 1997 as Exhibit 10.5 to the
             July 9 Form 8-K and incorporated herein by reference).
  4.40   --  Certificate of Designation for 13% Series D Exchangeable Preferred Stock (filed on
             July 22, 1997 as Exhibit 4.1 to Nextel's Current Report on Form 8-K dated July 21,
             1997 and incorporated herein by reference).
  4.41   --  Amendment No. 2 dated as of June 3, 1997 to the Bank Credit Agreement (filed on
             August 5, 1997 as Exhibit 4.41 to Nextel's Registration Statement No. 333-28461 on
             Form S-3 (the "August S-3 Registration Statement") and incorporated herein by reference).
  4.42   --  Amendment No. 2 dated as of June 3, 1997 to the Vendor Credit Agreement (filed on
             August 5, 1997 as Exhibit 4.42 to the August S-3 Registration Statement and
             incorporated herein by reference).
  4.43   --  Amendment No. 3 dated as of August 20, 1997, to the Bank Credit Agreement (filed on
             September 5, 1997 as Exhibit 99.1 to Nextel's Current Report on Form 8-K dated
             September 5, 1997 (the "September 5 Form 8-K) and incorporated herein by reference).
  4.44   --  Amendment No. 3 to the Vendor Credit Agreement, dated as of August 29, 1997, amending the Vendor Credit Agreement (filed on September 5, 1997 as Exhibit 99.2 to the September 5 Form 8-K and incorporated herein by reference).
  4.45   --  Second Secured Vendor Financing Agreement dated as of August 29, 1997 among Nextel,
             Nextel Finance Company and the other Restricted Companies thereto and the Vendor
             Lenders thereto (the "Second Vendor Financing Agreement") (filed as Exhibit 99.3 to the September 5 Form 8-K and incorporated herein by reference).
  4.46   --  Amendment No. 4 dated as of September 10, 1997 to the Bank Credit Agreement (filed on September 22, 1997 as Exhibit 4.2 to Nextel's Current Report on Form 8-K dated
             September 22, 1997 (the "September 22 Form 8-K") and incorporated herein by reference).
  4.47   --  Amendment No. 4 dated as of September 10, 1997 to the Vendor Credit Agreement
             (filed on September 22, 1997 as Exhibit 4.3 to the September 22 Form 8-K and
             incorporated herein by reference).
  4.48   --  Amendment No. 1 to the Second Vendor Financing Agreement dated as of September 10,
             1997 (filed on September 22, 1997 as Exhibit 4.4 to the September 22 Form 8-K and
             incorporated herein by reference).

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  4.49   --  Indenture between Nextel and Harris Trust and Savings Bank, as Trustee, dated
             September 17, 1997 (filed on September 22, 1997 as Exhibit 4.1 to the September 22
             Form 8-K and incorporated herein by reference).
  4.50   --  Form of Nextel's 13% Series D Exchangeable Preferred Stock Certificate (the
             Exchange Preferred Stock Certificate).
  4.51   --  Registration Rights Agreement by and among Nextel, Morgan Stanley & Co.
             Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation dated July 21,
             1997.
  4.52   --  Form of Indenture related to the Exchange Debentures (the "Exchange Debenture
             Indenture").
  4.53   --  Form of Note to be issued pursuant to the Exchange Debenture Indenture (included in
             Exhibit 4.52).
  4.54   --  Indenture between Nextel and Harris Trust and Savings Bank, as Trustee, dated as of
             October 22, 1997 (filed on October 23, 1997 as Exhibit 4.1 to Nextel's Current
             Report on Form 8-K dated October 23, 1997 (the "October 23 Form 8-K") and incorporated herein by reference).
  4.55   --  Amendment No. 5 dated as of October 9, 1997 to the Bank Credit Agreement (filed on
             October 23, 1997 as Exhibit 4.2 to the October 23 Form 8-K and incorporated herein by reference).
  4.56   --  Amendment No. 5 dated as of October 9, 1997 to the Vendor Credit Agreement (filed on October 23, 1997 as Exhibit 4.3 to the October 23 Form 8-K and incorporated herein by reference).
  4.57   --  Amendment No. 2 dated as of October 9, 1997 to the Second Vendor Financing
             Agreement (filed on October 23, 1997 as Exhibit 4.4 to the October 23 Form 8-K and
             incorporated herein by reference).
  5      --  Form of opinion of Jones, Day, Reavis & Pogue re validity.
  8      --  Form of opinion of Jones, Day, Reavis & Pogue re tax matters.
 12      --  Statement re computation of earnings to fixed charges.
 23.1    --  Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5 and 8).
 23.2    --  Consent of Deloitte & Touche LLP.
 24      --  Powers of Attorney.
 99      --  Letter of Transmittal and Notice of Guaranteed Delivery.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, in the Commonwealth of Virginia, on the 4th day of November, 1997.

                                          Nextel Communications, Inc.

                                          By:     /s/ THOMAS J. SIDMAN
                                            ------------------------------------
                                                      Thomas J. Sidman
                                             Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------


                      *                        Chairman of the Board, Chief
---------------------------------------------    Executive Officer and
              Daniel F. Akerson                  Director (Principal
                                                 Executive Officer)
                      *                        Vice President and Chief
---------------------------------------------    Financial Officer
             Steven M. Shindler                  (Principal Financial
                                                 Officer)

                      *                        Controller (Principal
---------------------------------------------    Accounting Officer)
              William G. Arendt

                      *                        Vice Chairman of the Board
---------------------------------------------    and Director
              Morgan E. O'Brien

                      *                        President, Chief Operating
---------------------------------------------    Officer and Director
             Timothy M. Donahue

                                               Director
---------------------------------------------
                Keith J. Bane

                      *                        Director
---------------------------------------------
               Craig O. McCaw

                      *                        Director
---------------------------------------------
              Keisuke Nakasaki

                      *                        Director
---------------------------------------------
              Masaaki Torimoto

                      *                        Director
---------------------------------------------
             Dennis M. Weibling

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------


                      *                        Director
---------------------------------------------
           William E. Conway, Jr.

                                               Director
---------------------------------------------
              Frank M. Drendel

            */s/ THOMAS J. SIDMAN              Attorney-in-fact                November 4, 1997
---------------------------------------------
              Thomas J. Sidman

                                    EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
------       -----------------------------------------------------------------------  ----------
  4.1   --   Restated Certificate of Incorporation of Nextel (filed on July 31, 1995     Not
             Exhibits No. 4.1.1 and 4.1.2 to Nextel's Post-Effective Amendment No. 1  applicable on Form S-8 to Registration Statement No. 33-91716 on Form S-4 (the
             "Nextel S-8 Registration Statement") and incorporated herein by reference)
  4.2   --   Amended and Restated By-laws of Nextel (filed on July 31, 1995 as           Not
             Exhibit 4.2 to the Nextel S-8 Registration Statement and incorporated    applicable
             herein by reference)
  4.3   --   Indenture between Old Nextel and The Bank of New York, as Trustee,          Not
             dated August 15, 1993 (the "August Indenture") (filed on December 23,    applicable
             1993 as Exhibit No. 4.13 to the Registration Statement on Form S-4 of
             the Company, No. 33-73388 and incorporated herein by reference)
  4.4   --   Form of Note issued pursuant to the August Indenture (included in           Not
             Exhibit No. 4.3)                                                         applicable
  4.5   --   Indenture between Old Nextel and The Bank of New York, as Trustee,          Not
             dated as of February 15, 1994 (the "February Indenture") (filed on       applicable
             March 1, 1994 as Exhibit No. 4.1 to the Form 8-K of Old Nextel dated
             February 16, 1994 and incorporated herein by reference)
  4.6   --   Form of Note issued pursuant to the February Indenture (included in         Not
             Exhibit No. 4.5)                                                         applicable
  4.7   --   Supplemental Indenture, dated as of June 30, 1995 to the August             Not
             Indenture between Old Nextel and The Bank of New York (filed on          applicable
             November 14, 1995 as Exhibit 4.1 to the Quarterly Report on Form 10-Q
             of Nextel for the quarter ended September 30, 1995 and incorporated herein by reference)
  4.8   --   Supplemental Indenture, dated as of June 30, 1995 to the February           Not
             Indenture between Old Nextel and The Bank of New York (filed on          applicable
             November 14, 1995 as Exhibit 4.2 to the Quarterly Report on Form 10- Q
             of Nextel for the quarter ended September 30, 1995 and incorporated herein by reference)
  4.9   --   Second Supplemental Indenture, dated as of July 28, 1995 between ESMR       Not
             (now known as Nextel), as Successor by Merger to Old Nextel and The      applicable
             Bank of New York (relating to the August Indenture) (filed on November
             14, 1995 as Exhibit 4.3 to the Quarterly Report on Form 10-Q of Nextel
             for the quarter ended September 30, 1995 and incorporated herein by reference)
  4.10  --   Second Supplemental Indenture, dated as of July 28, 1995 between ESMR       Not
             (now known as Nextel), as Successor by Merger to Old Nextel and The      applicable
             Bank of New York (relating to the February Indenture) (filed on
             November 14, 1995 as Exhibit 4.4 to the Quarterly Report on Form 10-Q
             of Nextel for the quarter ended September 30, 1995 and incorporated herein by reference)
  4.11  --   Third Supplemental Indenture, dated as of June 13, 1997 between Nextel      Not
             and The Bank of New York (relating to the August Indenture) filed on     applicable
             June 17, 1997 as Exhibit 4.1 to Nextel's Current Report on Form 8-K
             dated June 17, 1997 (the "June 17 Form 8-K") and incorporated herein by reference).
  4.12  --   Third Supplemental Indenture, dated as of June 13, 1997 between Nextel      Not
             and The Bank of New York (relating to the February Indenture) filed on   applicable
             June 17, 1997 as Exhibit 4.2 to the June 17, Form 8-K and incorporated herein by reference).

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
------       -----------------------------------------------------------------------  ----------
  4.13  --   Indenture for Senior Redeemable Discount Notes due 2004, dated as of        Not
             January 13, 1994, between OneComm (formerly called CenCall               applicable
             Communications Corp.) and The Bank of New York (the "OneComm
             Indenture") (filed on June 7, 1995 as Exhibit No. 99.2 to Old Nextel's
             Registration Statement No. 33- 93182 on Form S-4 (the "OneComm S-4
             Registration Statement") and incorporated herein by reference)
  4.14  --   Form of Note issued pursuant to the OneComm Indenture (included in          Not
             Exhibit 4.11)                                                            applicable
  4.15  --   Supplemental Indenture dated as of June 30, 1995 to the OneComm             Not
             Indenture between OneComm (formerly called CenCall Communications        applicable
             Corp.) and The Bank of New York (filed on November 14, 1995 as Exhibit
             10.12 to the Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference)
  4.16  --   Second Supplemental Indenture dated as of July 28, 1995 between Nextel      Not
             (formerly known as ESMR, Inc.), as successor to OneComm, and The Bank    applicable
             of New York (relating to the OneComm Indenture) (filed on November 14,
             1995 as Exhibit 10.13 to the Form 10-Q for the quarter ended September
             30, 1995 and incorporated herein by reference)
  4.17  --   Third Supplemental Indenture, dated as of June 13, 1997 between Nextel      Not
             and The Bank of New York (relating to the February Indenture) filed on   applicable
             June 17, 1997 as Exhibit 4.2 to the June 17, Form 8-K and incorporated herein by reference)
  4.18  --   Indenture for Senior Redeemable Discount Notes due 2004, dated as of        Not
             April 25, 1994, between Dial Call and The Bank of New York (the "2004    applicable
             Indenture") (filed on June 7, 1995 as Exhibit 99.4 to the OneComm S-4
             Registration Statement and incorporated herein by reference)
  4.19  --   Supplemental Indenture, dated as of August 7, 1995, to the 2004             Not
             Indenture between Dial Call and The Bank of New York (filed on December  applicable
             5, 1995 as Exhibit 99.3 to Nextel's Registration Statement No. 33-80021
             on Form S-4 (the "Dial Page S-4 Registration Statement") and
             incorporated herein by reference)
  4.20  --   Second Supplemental Indenture, dated as of January 30, 1996, to the         Not
             2004 Indenture between Dial Page (as successor to Dial Call) and The     applicable
             Bank of New York (filed on April 1, 1996 as Exhibit 4.26 to the Annual
             Report on Form 10-K of Nextel for the year ended December 31, 1995 (the
             "1995 Form 10-K") and incorporated herein by reference)
  4.21  --   Third Supplemental Indenture, dated as of January 30, 1996, to the 2004     Not
             Indenture between Nextel (as successor to Dial Page) and The Bank of     applicable
             New York (filed on April 1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and incorporated herein by reference)
  4.22  --   Fourth Supplemental Indenture, dated as of June 13, 1997 between Nextel     Not
             and The Bank of New York (relating to the 2004 Indenture) (filed on      applicable
             June 17, 1997 as Exhibit 4.3 to the June 17 Form 8-K and incorporated herein by reference).
  4.23  --   Indenture for Senior Discount Notes due 2005, dated as of December 22,      Not
             1993, between Dial Call and The Bank of New York (the "2005 Indenture")  applicable
             (filed as Exhibit 99.3 to the OneComm S-4 Registration Statement and
             incorporated herein by reference)

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
------       -----------------------------------------------------------------------  ----------
  4.24  --   Supplemental Indenture, dated as of April 15, 1994, to the 2005             Not
             Indenture between Dial Call and The Bank of New York (filed on April 1,  applicable
             1996 as Exhibit 4.29 to the 1995 Form 10-K and incorporated herein by reference)
  4.25  --   Supplemental Indenture, dated as of June 30, 1995, to the 2005              Not
             Indenture between Dial Call and The Bank of New York (filed on December  applicable
             5, 1995 as Exhibit 99.4 to the Dial Page S-4 Registration Statement and
             incorporated herein by reference)
  4.26  --   Third Supplemental Indenture, dated as of January 30, 1996, to the 2005     Not
             Indenture between Dial Page (as successor to Dial Call) and The Bank of  applicable
             New York (filed on April 1, 1996 as Exhibit 4.31 to the 1995 Form 10-K and incorporated herein by reference)
  4.27  --   Fourth Supplemental Indenture, dated as of January 30, 1996, to the         Not
             2005 Indenture between Nextel (as successor to Dial Page) and The Bank   applicable
             of New York (filed on April1, 1996 as Exhibit 4.32 to the 1995 Form
             10-K and incorporated herein by reference)
  4.28  --   Fifth Supplemental Indenture, dated as of June 13, 1997 between Nextel      Not
             and The Bank of New York (relating to the 2005 Indenture) filed on June  applicable
             17, 1997 as Exhibit 4.4 to the June 17 Form 8-K and incorporated herein by reference).
  4.29  --   Indenture for Senior Discount Notes due 2007, dated as of March 6,          Not
             1997, between McCaw International and The Bank of New York, as Trustee   applicable
             (the "McCaw Indenture")(filed on March 31, 1997 as Exhibit 4.24 to
             Nextel's Annual Report on Form 10-K for the year ended December 31,
             1996 (the "1996 Form 10-K") and incorporated herein by reference)
  4.30  --   Form of Note issued pursuant to the McCaw Indenture (included in            Not
             Exhibit 4.24)                                                            applicable
  4.31  --   Warrant Agreement, dated as of March 6, 1997, between McCaw                 Not
             International and The Bank of New York (filed on March 31, 1997 as       applicable
             Exhibit 4.26 to the 1996 Form 10-K and incorporated herein by reference)
  4.32  --   Credit Agreement dated as of September 27, 1996 among Nextel, NFC, the      Not
             Restricted Companies party thereto, the Lenders party thereto,           applicable
             Toronto-Dominion (Texas) Inc., as Administrative Agent, and The Chase
             Manhattan Bank, as Collateral Agent (the "Bank Credit Agreement")
             (filed on October 1, 1996 as Exhibit 99.1 to Nextel's Current Report on
             Form 8-K dated September 27, 1996 (the "September 27 Form 8-K") and incorporated herein by reference)
  4.33  --   Amendment No. 1 dated as of March 24, 1997 to the Bank Credit Agreement     Not
             (filed on July 9, 1997 as Exhibit 99.1 to Nextel's Current Report on     applicable
             Form 8-K dated July 9, 1997 (the "July 9 Form 8-K") and incorporated herein by reference).
  4.34  --   Amended, Restated and Consolidated Credit Agreement dated as of             Not
             September 27, 1996 among Nextel, Nextel Finance Company, the Restricted  applicable
             Companies party thereto and the Vendors party thereto (the "Vendor
             Credit Agreement") (filed on October 1, 1996 as Exhibit 99.2 to the
             September 27 Form 8-K and incorporated herein by reference)
  4.35  --   Amendment No. 1 dated as of March 24, 1997 to the Vendor Credit             Not
             Agreement (filed on July 9, 1997 as Exhibit 99.2 to the July 9 Form 8-K  applicable and incorporated herein by reference)

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
------       -----------------------------------------------------------------------  ----------
  4.36  --   Option Exercise and Lending Commitment Agreement by and between Nextel      Not
             and Digital Radio, L.L.C., dated as of June 16, 1997 (filed on July 9,   applicable
             1997 as Exhibit 10.1 to the July 9 Form 8-K and incorporated herein by reference).
  4.37  --   Option Purchase Agreement by and among Nextel and Unrestricted              Not
             Subsidiary Funding Company and Option Acquisition, L.L.C., dated as of   applicable
             June 16, 1997 (filed on July 9, 1997 as Exhibit 10.3 to the July 9 Form
             8-K and incorporated herein by reference).
  4.38  --   Option Agreement (First New Option) by and between Option Acquisition,      Not
             L.L.C. and Nextel, dated as of June 18, 1997 (filed on July 9, 1997 as   applicable
             Exhibit 10.4 to the July 9 Form 8-K and incorporated herein by reference).
  4.39  --   Option Agreement (Second New Option) by and between Option Acquisition,     Not
             L.L.C. and Nextel, dated as of June 18, 1997 (filed on July 9, 1997 as   applicable
             Exhibit 10.4 to the July 9 Form 8-K and incorporated herein by reference).
  4.40  --   Certificate of Designation for 13% Series D Exchangeable Preferred          Not
             Stock (filed on July 22, 1997 as Exhibit 4.1 to Nextel's Current Report  applicable on Form 8-K dated July 21, 1997 and incorporated herein by reference).
  4.41  --   Amendment No. 2 dated as of June 3, 1997 to the Bank Credit Agreement       Not
             (filed on August 5, 1997 as Exhibit 4.41 to Nextel's Registration        applicable
             Statement No. 333-28461 on Form S-3 (the "August S-3 Registration
             Statement") and incorporated herein by reference).
  4.42  --   Amendment No. 2 dated as of June 3, 1997 to the Vendor Credit Agreement     Not
             (filed on August 5, 1997 as Exhibit 4.42 to the August S-3 Registration  applicable
             Statement and incorporated herein by reference).
  4.43  --   Amendment No. 3 dated as of August 20, 1997, to the Bank Credit             Not
             Agreement (filed on September 5, 1997 as Exhibit 99.1 to Nextel's        applicable
             Current Report on Form 8-K dated September 5, 1997 (the "September 5
             Form 8-K") and incorporated herein by reference).
  4.44  --   Amendment No. 3 dated as of August 29, 1997, to the Vendor Credit           Not
             Agreement (filed on September 5, 1997 as Exhibit 99.2 to the September   applicable
             5 Form 8-K and incorporated herein by reference).
  4.45  --   Second Secured Vendor Financing Agreement dated as of August 29, 1997       Not
             among Nextel, Nextel Finance Company and the other Restricted Companies  applicable thereto and the Vendor Lenders thereto (the "Second Secured Vendor
             Financing Agreement") (filed as Exhibit 99.3 to the September 5 Form
             8-K and incorporated herein by reference).
  4.46  --   Amendment No. 4 dated as of September 10, 1997 to the Bank Credit           Not
             Agreement (filed on September 22, 1997, as Exhibit 4.2 to Nextel's       applicable
             Current Report on Form 8-K dated September 22, 1997 (the "September 22
             Form 8-K") and incorporated herein by reference).
  4.47  --   Amendment No. 4 dated as of September 10, 1997 to the Vendor Credit         Not
             Agreement (filed on September 22, 1997, as Exhibit 4.3 to the September  applicable
             22 Form 8-K and incorporated herein by reference).
  4.48  --   Amendment No. 1 dated as of September 10, 1997 to the Second Vendor         Not
             Financing Agreement (filed on September 22, 1997 as Exhibit 4.4 to the   applicable
             September 22 Form 8-K and incorporated herein by reference).

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
------       -----------------------------------------------------------------------  ----------
  4.49  --   Indenture between Nextel and Harris Trust and Savings Bank, as Trustee,     Not
             dated September 17, 1997 (filed on September 22, 1997 as Exhibit 4.1 to  applicable the September 22 Form 8-K and incorporated herein by reference).
  4.50  --   Form of Nextel's 13% Series D Exchangeable Preferred Stock Certificate
             (the Exchange Preferred Stock Certificate).
  4.51  --   Registration Rights Agreement by and among Nextel, Morgan Stanley & Co.
             Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation
             dated July 21, 1997.
  4.52  --   Form of Indenture related to the Exchange Debentures (the "Exchange
             Debenture Indenture").
  4.53  --   Form of Note to be issued pursuant to the Exchange Debenture Indenture      Not
             (included in Exhibit 4.52).                                              applicable
  4.54  --   Indenture between Nexel and Harris Trust and Savings Bank, as Trustee,      Not
             daed as of October 22, 1997 (filed on October 23, 1997 as Exhibit 4.1    applicable
             to Nextel's Current Report on Form 8-K dated October 23, 1997 (the
             "October 23 Form 8- K") and incorporated herein by reference).
  4.55  --   Amendment No. 5 dated as of October 9, 1997 to the Vendor Credit            Not
             Agreement (filed on October 23, 1997 as Exhibit 4.3 to the October 23    applicable
             Form 8-K and incorporated herein by reference).
  4.56  --   Amendment No. 5 dated as of October 9, 1997 to the Vendor Credit            Not
             Agreement (filed on October 23, 1997 as Exhibit 4.3 to the October 23    applicable
             Form 8-K and incorporated herein by reference).
  4.57  --   Amendment No. 2 dated as of October 9, 1997 to the Second Vendor            Not
             Financing Agreement (filed on October 23, 1997 as Exhibit 4.4 to the     applicable
             October 23 Form 8-K and incorporated herein by reference).
  5     --   Form of opinion of Jones, Day, Reavis & Pogue re validity.
  8     --   Form of opinion of Jones, Day, Reavis & Pogue re tax matters.
 12     --   Statement re computation of earnings to fixed charges.
 23.1   --   Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5 and 8).
 23.2   --   Consent of Deloitte & Touche LLP.
 24     --   Powers of Attorney.
 99     --   Letter of Transmittal and Notice of Guaranteed Delivery.
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